Exhibit 10.1

FOURTH AMENDED AND RESTATED OUTSOURCING AND OPERATING AGREEMENT

dated as of August 13, 2003

among

NOVATION, LLC,

VHA INC.,

UNIVERSITY HEALTH SYSTEM CONSORTIUM,

HEALTHCARE PURCHASING PARTNERS INTERNATIONAL, LLC,

and

NEOFORMA, INC.

i

6.	EXCLUSIVITY AND RIGHT OF FIRST OFFER		19

	6.1	Novation, VHA, UHC and HPPI Exclusivity	19
	6.2	Neoforma Exclusivity	19
	6.3	Right of First Offer for Novation and Neoforma	19
	6.4	First Offer for Non-Exclusive Services	20

7.	LICENSES AND OWNERSHIP		21

	7.1	Ownership of Marks	21
	7.2	Novation Marks	21
	7.3	Neoforma Marks	22
	7.4	VHA, UHC and HPPI Marks	22
	7.5	Ownership of Neoforma Materials and Novation Materials	22
	7.6	Neoforma Materials	22
	7.7	Novation Materials	22
	7.8	Development of Tools	23
	7.9	Access License	23

8.	FEES AND TAXES		24

	8.1	Contract Product Transaction Fees	24
	8.2	Revenue Sharing	24
	8.3	Monthly Payment of Maximum Quarterly Shortfall Payments	25
	8.4	Reporting and Payment of Novation Exchange Transaction Fees and Revenue Sharing	25
	8.5	Benchmarking	25
	8.6	Taxes	27
	8.7	New Markets	27
	8.8	Product Returns	28
	8.9	Neoforma Plan and Neoforma Auction, and other non-GPO exchanges	28
	8.10	Distribution or Licensing of Software and other Technology Solutions	28
	8.11	Other Expenses	28
	8.12	Amendments to Section 8	28

9.	TERM AND TERMINATION		29

	9.1	Initial Term	29
	9.2	Renewal and Extension of Term	29
	9.3	Termination for Cause	29
	9.4	Termination for Insolvency Events	29
	9.5	Termination for Rejection in Bankruptcy	29
	9.6	Termination Upon Neoforma Change of Control	29
	9.7	Return of Materials	30
	9.8	Survival	30
	9.9	Termination Assistance Services	30
	9.10	Third Party Products	33

10.	USER DATA		33

	10.1	Registration	33

	10.2	Transaction Database	34
	10.3	Member Data	34
	10.4	Aggregated Member Data	34
	10.5	Transaction Database	34
	10.6	License Grant of Information to Novation
	10.7	No Other Licenses or Use	34
	10.8	Other Data	35
	10.9	Neoforma Information	35

11.	SAFEGUARDING OF DATA; CONFIDENTIALITY		36

	11.1	Novation Data	36
	11.2	Confidentiality	36

12.	REPRESENTATIONS AND WARRANTIES		38

	12.1	Representations by Neoforma	38
	12.2	Representations by Novation, VHA, UHC and HPPI	39
	12.3	Warranty Disclaimer	41

13.	USE OF SUBCONTRACTORS		41

	13.1	Generally	41
	13.2	Novation’s Right to Revoke Approval	41
	13.3	Continuing Responsibility	41
	13.4	Confidential Information	41

14.	INSURANCE		41

	14.1	Insurance	41
	14.2	Proof of Insurance	42

15.	INDEMNITY		42

	15.1	Neoforma Indemnity	42
	15.2	Novation Indemnity	43
	15.3	Infringement Claims	43
	15.4	Indemnity Procedures	44

16.	LIMITATION OF LIABILITY		45

	16.1	Limitations	45
	16.2	Exceptions	45
	16.3	Liquidated Damages	45

17.	AUDIT RIGHTS		46

	17.1	General	46
	17.2	Frequency of Audits	47
	17.3	Auditors	47
	17.4	Record Retention	47
	17.5	Cooperation	47
	17.6	Overcharges	47

18.	DISPUTE RESOLUTION		48

	18.1	Resolution of Disputes	48
	18.2	Negotiations and Escalation	48
	18.3	Appointment of Arbitral Body	48
	18.4	Qualifications of Arbitrator	49
	18.5	Initiation of Arbitration and Procedures	49
	18.6	Procedures	49
	18.7	Governing Law; Jurisdiction	50
	18.8	Arbitration Award	50
	18.9	Cooperation of the Parties	50
	18.10	Costs	50
	18.11	Judgment on the Award; Enforcement	50
	18.12	Preservation of Equitable Relief; Third-Party Litigation	50
	18.13	Continued Performance	51

19.	GUARANTY OF PERFORMANCE		51

	19.1	VHA and UHC Guarantees	51
	19.2	VHA and UHC Waivers	51
	19.3	Scope of Liability	52
	19.4	Continued Performance by Neoforma	52

20.	GENERAL PROVISIONS		53

	20.1	No Waiver	53
	20.2	Entire Agreement	53
	20.3	Publicity	53
	20.4	Covenant of Good Faith	54
	20.5	Compliance with Laws and Regulations	54
	20.6	Assignment; Successors and Assigns	54
	20.7	Governing Law	54
	20.8	Notices	55
	20.9	No Agency	55
	20.10	Force Majeure	55
	20.11	Interest	56
	20.12	Program Management	56
	20.13	Severability	56
	20.14	Counterparts	57
	20.15	Headings	57
	20.16	Section 365(n) Matters	57

EXHIBITS:

Exhibit A	Marks
Exhibit B	Current Marks Usage Guidelines for Novation
Exhibit C	Current Marks Usage Guidelines for Neoforma
Exhibit D	Current Marks Usage Guidelines for VHA, UHC and HPPI
Exhibit E	Reports and Other Information Requirements
Exhibit F	Program Management

Exhibit G	Minimum Fees
Exhibit I	Target Fee Levels
Exhibit K	Current Functionality Roadmap
Exhibit L	Collaborative Marketing Agreement
Exhibit M	Collaborative Development Process
Exhibit N	Service Level Specifications

v

FOURTH AMENDED AND RESTATED

OUTSOURCING AND OPERATING AGREEMENT

This Fourth Amended and Restated Outsourcing and Operating Agreement (“Agreement”) effective as of August 11, 2003 (the “Effective Date”), by and among Neoforma, Inc., (formerly named Neoforma.com, Inc.) a Delaware corporation with offices at 3061 Zanker Road, San Jose, California 95134 (“Neoforma”), Novation, LLC, a Delaware limited liability company with offices at 125 East John Carpenter Freeway, Irving, Texas 75062 (“Novation”), Healthcare Purchasing Partners International, LLC, a Delaware limited liability company with offices at 125 East John Carpenter Freeway, Irving, Texas 75062 (“HPPI”), VHA Inc., a Delaware corporation with offices at 220 East Las Colinas Boulevard, Irving, Texas 75039-5500 (“VHA”), and University Health System Consortium, an Illinois corporation with offices at 2001 Spring Road, Suite 700, Oak Brook, Illinois 60523 (“UHC”).

RECITALS

WHEREAS, Neoforma is a provider of Internet (as defined in Section 1) e-commerce services to the healthcare industry facilitating the sale, rental or lease of new and used equipment, products, supplies, services information and other content, and provides information regarding various healthcare facilities and equipment through its online offerings and programs;

WHEREAS, VHA and UHC are organizations whose patrons are hospitals and healthcare providers, who view e-commerce as an essential part of their cooperative purchasing programs on behalf of their patrons for the future and who desire to more fully develop the services they render to their patrons through this Agreement;

WHEREAS, VHA and UHC together own all the ownership interests in Novation and HPPI;

WHEREAS, Novation is a contracting agent that develops and delivers supply chain management agreements, programs and services on behalf of VHA and UHC and their patrons;

WHEREAS, HPPI is a GPO that serves healthcare organizations that are not members of VHA and UHC and other GPOs and which develops and delivers supply-chain management programs and services to such healthcare organizations;

WHEREAS, the Parties wish to establish a long-term, global relationship to enable the Parties to achieve increased efficiency and cost savings through Internet-based technology and pursuant to which (i) Neoforma will develop and manage the Novation Marketplace and HPPI Marketplace (as defined in Section 1), e-commerce web sites for the benefit of the members of VHA and UHC, the associated healthcare organizations of HPPI and for the benefit of other users unaffiliated with VHA, UHC or HPPI, (ii) Novation will seek to secure the participation of healthcare equipment manufacturers and service suppliers in the Novation Marketplace and cooperate with Neoforma in its efforts to contract with suppliers for additional services and functionality, and (iii) VHA and UHC will provide marketing support for the Novation Marketplace and HPPI Marketplace, guarantee Novation’s obligations to the extent provided under this Agreement and enter into the exclusivity provisions hereunder;

WHEREAS, the Parties have previously entered into an Outsourcing and Operating Agreement (the “Original Outsourcing and Operating Agreement”), dated as of March 30, 2000 (the “Original Effective Date”), and have also previously entered into an amended and restated Outsourcing and Operating Agreement, dated as of May 24, 2000 (the “First Amended and Restated Outsourcing and Operating Agreement”), a second amended and restated Outsourcing and Operating Agreement, dated as of January 1, 2001 (the “Second Amended and Restated Outsourcing Agreement”), and a first amendment to the Second Amended and Restated Outsourcing Agreement, dated as of July 1, 2001 (the “First Amendment”), a third amended and restated Outsourcing and Operating Agreement, dated as of September 30, 2002 (the “Third Amended and Restated Outsourcing Agreement”), and each Party desires to amend and restate the Third Amended and Restated Outsourcing and Operating as set forth herein; and

WHEREAS, in consideration for the services initially agreed to be provided by VHA and UHC pursuant to the Original Outsourcing and Operating Agreement and the First Amended and Restated Outsourcing and Operating Agreement, Neoforma issued to VHA and UHC shares of, and warrants to purchase, common stock of Neoforma.

NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:

1.	DEFINITIONS

As used in this Agreement, the following terms shall have the respective meanings set forth below. Other capitalized terms shall have the meanings set forth elsewhere in this Agreement.

“Adjusted Gross Transaction Value(s)” means, with regard to a confirmed purchase, rental or lease on the Novation Marketplace or HPPI Marketplace, the gross purchase, rental or lease price, less taxes, distribution fees, shipping and handling, service fees and discounts and any other deductions specified in the applicable Supplier agreement which are related to the Product purchased, rented or leased.

“Affiliate(s)” means, with respect to a specified person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified person. Neoforma, on the one hand, and Novation, VHA and/or UHC, on the other hand, shall not be Affiliates.

“Aggregated Member Data” means all or any of an aggregate of the Information relating to any two or more Members.

“API(s)” means language and messaging formats, in human and computer readable form, that define how programs interact with an operating system, a database, with functions in other programs, with communication systems, or with hardware drivers.

“Blinded Aggregated Data” means aggregated data which does not contain information sufficient to identify any individual Supplier, Member or User or any Member Data, that is derived from transactions of Users of a Customized Marketplace, at least 30% of which shall come from non-Member Users.

“Content” means any text, graphics, logos, button icons, images, audio clips, HTML code, java programs and other material used or displayed in the Novation Marketplace, and Supply Chain Data.

“Contract Product(s)” means any Product that is part of the Novation Contract Portfolio and available on the Novation Marketplace or the HPPI Marketplace.

“Customized Marketplace(s)” means a Marketplace specifically for and accessible only to members of a particular GPO or its members, and includes, but is not limited to, the Novation Marketplace and the HPPI Marketplace.

“EDI Standards” means the standard format for Electronic Data Interchange (EDI) generally accepted and used in North America, as may change from time to time.

“Expected Transaction Fees” means all amounts of Novation Marketplace Transaction Fees expected to be paid by a Supplier during the period commencing on the applicable Supplier Integration Deadline or Priority Supplier Integration Deadline, as the case may be, up to and including the date on which Neoforma completes the Integration of such Supplier. Such Expected Transaction Fees shall be calculated with respect to each Supplier by multiplying (i) the annualized sales, rentals and leases of Contract Products (as evidenced by the most recent Novation PRS report) and Non-Contract Products (as evidenced by reasonable supporting documentation provided to Neoforma by Novation) by healthcare organizations that were Integrated prior to the applicable Supplier Integration Deadline or Priority Supplier Integration Deadline, as the case may be, and that processed transactions with the applicable Supplier through the Novation Marketplace during the preceding 12-month period, by (ii) the applicable Novation Marketplace Transaction Fees for sales, rentals and leases of Contract Products and Non-Contract Products as defined in the agreement between Neoforma and such Supplier. In order to calculate the daily Expected Transaction Fees, the resulting number is then multiplied by a fraction, the numerator of which is 25% for the first 90 days subsequent to the Supplier Integration Deadline, 50% for the second 90 days, 75% for the third 90 days, and 100% thereafter, and the denominator of which is 365. By way of example, if (A) as of a certain Supplier Integration Deadline, healthcare organizations (as described above) representing $2,000,000 in annual purchases of Contract Products and Non-Contract Products from the applicable Supplier in the preceding 12-month period were processing transactions through the Novation Marketplace, and (B) such Supplier was obligated to pay a Novation Marketplace

Transaction Fee of 3% with respect to such transactions through the Novation Marketplace, then in the first 90 days following such Supplier Integration Deadline, $2,000,000 would be multiplied by 3%, and the resultant number of $60,000 would be multiplied by the quotient of 25% and 365, or 0.000685, to calculate a daily Expected Transaction Fee of $41.10.

“Functionality Roadmap” means each proposed plan for development and implementation of new and updated functionality specifications for the Novation Marketplace or HPPI Marketplace, as may be agreed and amended from time to time by and between Novation and Neoforma in signed writings in accordance with Section 5.1.

“GAAP” means United States generally accepted accounting principles as in effect at the time of the application thereof.

“GPO(s)” means any entity in the United States that meets the definition of a “Group Purchasing Organization” as set forth in 42 CFR Section 1001.952(j), and any entity outside the United States performing a similar function.

“High-Volume Supplier” means a Supplier whose sales of Products from the Novation Contract Portfolio (whether purchased through the Novation Marketplace or otherwise) are at least $10,000,000 annually as evidenced by the Novation SRIS reports during the preceding 12-month period.

“HPPI Marketplace” means a Customized Marketplace accessible only to HPPI Members.

“HPPI Member(s)” means, at any date, those organizations acting as purchasers, renters or lessees in their respective markets that are associates of HPPI and to which HPPI provides procurement related services, cost management programs and other services.

“Information” means the information and data maintained by Neoforma in the Transaction Database, which shall include, at minimum, (i) any and all information and data collected, developed and/or stored by Neoforma relating to Members and (ii) any and all information and data relating to use of or transactions on the Novation Marketplace by Members. For purposes of this Agreement, “Information” shall not include the following: (i) information that is received from distributors of Products by Neoforma (directly or through its wholly owned subsidiary Neomedacq, Inc. (“HPIS”)), and which Neoforma is contractually precluded from making available to Novation; (ii) any information that is collected by Neoforma through use of its materials management solution or data management solution; and (iii) information that is collected by Neoforma from any source to the extent the source of such information contractually prohibits Neoforma from making such information available to Novation. Neoforma will continue to exercise its best efforts to procure such rights from the party providing the information for access by Novation.

“Intellectual Property Rights” means all copyrights, patents, trade names and trademarks (in each of the preceding cases, whether registered or not) and trade secrets and other intellectual property rights of a person.

“Integration” means the integration of the current system of a Supplier or Member, as applicable, with the Novation Marketplace or HPPI Marketplace such that such Supplier or Member, as the case may be, may (i) conduct transactions through the Marketplace or send or receive Supply Chain Data regarding such transactions, (ii) solely in the case of a Supplier that conducts transactions through a distributor integrated with the Marketplace whose data Neoforma is contractually permitted to share with other Users, access information regarding transactions, or (iii) solely in the case of a Supplier that conducts transactions through a distributor which is not integrated with the Novation or HPPI Marketplace, publish Supplier’s product catalog data on the Novation or HPPI Marketplace.

“Internet” means the public, global network of computer networks and individual computers constantly connected using standardized communications protocols, specifically TCP/IP or any successor protocol thereof.

“Marketplace” means the Novation Marketplace, HPPI Marketplace, all Customized Marketplaces and all other Neoforma web sites.

“Material(s)” means information on equipment, products, supplies or services, including, without limitation, product availability and pricing information, provided to Neoforma for display to Users of the Novation Marketplace or HPPI Marketplace.

“Member(s)” means, at any date, those organizations that are (i) patrons or members of VHA or UHC, or are associated therewith, or (ii) HPPI Members, and in each case, that are listed in an electronic file supplied to Neoforma and updated periodically by Novation.

“Member Data” means any and all Transaction Database information relating to a specific Member.

“Neoforma Auction” means Neoforma’s auction services offered on the Marketplace.

“Neoforma Change of Control” means the occurrence of any of the following:

(a)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of Neoforma and its subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), other than Novation or any of its Affiliates;

(b)	the adoption by the Board of Directors of Neoforma of a plan relating to the liquidation or dissolution of Neoforma;

(c)	the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as defined above), other than Novation or any of its Affiliates, becomes the “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the capital stock of Neoforma, measured by voting power or economic interest rather than number of shares;

(d)	the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that the beneficial owners (as defined above) of the capital stock of Neoforma immediately prior to such transaction or transactions cease to be the beneficial owners of at least 50.1% of the capital stock, measured by voting power or economic interest rather than number of shares, of the surviving or resulting entity of such transaction or transactions; or

(e)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Neoforma (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of Neoforma was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously approved) cease to constitute a majority of the directors then in office.

“Neoforma Information” means information and data other than Information as defined herein.

“Neoforma Materials” means Materials provided by Neoforma and displayed on and available to Users of a Marketplace but shall not include the Novation Materials.

“Non-Contract Product” means any Product available through a Customized Marketplace that is not part of the Novation Contract Portfolio or any other GPO-specific contract portfolio.

“Novation Contract Portfolio” means a catalog of all Products and Novation Materials that will appear on the Novation Marketplace or the HPPI Marketplace, for which Novation has contracted, for the benefit of the Members.

“Novation Competitor” means any person that, at the time of determination, would reasonably be considered to be (i) a competitor of Novation or (ii) a competitor of any Member.

“Novation Marketplace” means a Customized Marketplace accessible only to members of VHA, UHC or HPPI, which may include Contract and Non-Contract Products.

“Novation Marketplace Transaction Fee(s)” means fees to be paid by Suppliers to Neoforma in respect of (i) transactions occurring “on the Novation Marketplace” or (ii) processing Supply Chain Data; excluding fees associated with Neoforma Auction. For the purposes of this definition “on the Novation Marketplace” means the initiation or confirmation of a transaction is captured through the Novation Marketplace.

“Novation Materials” means Materials provided by Novation or by Novation Suppliers to Neoforma for display to Users of a Customized Marketplace, including to Members on the Novation Marketplace.

“Novation Suppliers” means suppliers, manufacturers or distributors that provide equipment, products, supplies, services, information and other content for sale, rental or lease through the Novation Marketplace and HPPI Marketplace under the Novation Contract Portfolio.

“Party” means each of Neoforma, Novation, HPPI, VHA and UHC and any other person who becomes a signatory to this Agreement, unless the context requires otherwise.

“Patron(s)” means a person who is entitled to receive a patronage refund from VHA or UHC.

“Person” means a natural person, corporation, partnership (limited or general), limited liability company, business trust or other entity.

“Product(s)” means equipment, products, supplies, services, information and other content provided by Suppliers and available for purchase, rental or lease by Users through a Marketplace.

“Remote Order Entry” means the ability of Users, including, without limitation, persons outside of central purchasing/materials management departments to create requisitions and to have such requisitions turned into valid orders in accordance with the protocol agreed to by the Novation Marketplace and the User.

“Retained Contract(s)” means those product or service contracts of VHA or UHC that have not been transferred to Novation and which the Members may have access to because they are Members in VHA or UHC.

“Service(s)” means the services to be provided hereunder by Neoforma.

“Service Level(s)” means the objective criteria establishing the level of Neoforma’s required performance of the Services under this Agreement.

“Shortfall Payment” has the meaning specified in Section 8.1.2

“Sign-up” (also “Signs-up” and “Signed-up”) means those arrangements whereby a Party amends existing agreements with Suppliers or enters into a new contractual arrangement with a Supplier to permit that Supplier’s equipment, products, supplies, services, information and other content to be displayed on the Novation Marketplace or the HPPI Marketplace.

“Supplier(s)” means suppliers, manufacturers or distributors that provide Products and Materials for display, sale, rental or lease, including, without limitation, High-Volume Suppliers pursuant to an agreement allowing participation on a Customized Marketplace.

“Supplier Integration Deadline” means the later of: (i) 60 days following the date on which a Supplier is Signed-up; or (ii) the Integration date specified in the contract between the Supplier and Neoforma, as either may be adjusted pursuant to Section 3.8.2.

“Supply Chain Data” means information for use by Members and Suppliers regarding the purchase, rental or lease of a Product by a Member who has signed a Member participation agreement with Neoforma to participate in the Novation Marketplace or HPPI Marketplace, whether the purchase, rental or lease is conducted “on the Marketplace” or “off the Marketplace”. For the purposes of this definition “off the Marketplace” means the initiation or confirmation of a transaction is not captured through a Marketplace, and “on the Marketplace” means the initiation or confirmation of a transaction is captured through a Marketplace.

“Supply Chain Data Transaction Value(s)” means the gross purchase, rental or lease price, less taxes, distribution fees, shipping and handling, services fees and discounts and any other deductions specified in the applicable Supplier agreement, relating to each purchase, rental or lease of a Product “off the Novation Marketplace or HPPI Marketplace”, but for which Neoforma processes Supply Chain Data. For the purposes of this definition “off the Novation Marketplace or HPPI Marketplace” means the initiation or confirmation of a transaction is not captured through the Novation Marketplace or HPPI Marketplace.

“Supply Chain Management Services” means (i) with respect to Novation, VHA and HPPI, operations and activities related to the evaluation, bidding, negotiation, contracting, administering, marketing, distribution, sale, acquisition or disposal of equipment, products, supplies, services, information and other content by healthcare organizations from third parties and (ii) with respect to UHC only, operations and activities related to the evaluation, bidding, negotiation, contracting, administering, marketing, distribution, sale, acquisition or disposal of equipment, products, supplies and services by healthcare organizations from third parties, and in the case of each of clause (i) and (ii), including operations and activities directly related to Neoforma Auction. Notwithstanding the generality of the foregoing, and with respect to UHC only, Supply Chain Management Services do not include outsourcing, consulting, information technology products and services (unless related to equipment or supplies), financial products and services, insurance products and services, education and networking and communication products and services.

“Target Fee Levels” has the meaning specified in Section 8.2.1 of this Agreement.

“Tool(s)” means a program, utility or user interface that helps the user of the program, utility or user interface analyze or search for data.

“Transaction Data” means the data maintained by Neoforma on the Transaction Database.

“Transaction Database” means any and all means used to store Information.

“Transaction Fee(s)” means fees to be paid by each Supplier pursuant to its agreement with Neoforma for participation on the Novation Marketplace or the HPPI Marketplace.

“User(s)” means all Members and other users of a Customized Marketplace, including, without limitation, participating healthcare organizations, GPOs or other registered users that do not act as Suppliers.

2.	NOVATION OBLIGATIONS

2.1	Agency Relationship. Neoforma hereby appoints Novation to act as Neoforma’s limited agent to Sign-up Suppliers for the Novation Marketplace and HPPI Marketplace, and Novation accepts such appointment, for the principal purpose of facilitating e-commerce purchases by the patrons of VHA and UHC and by others.

2.2	Novation Duties. In connection with Novation’s appointment as agent under Section 2.1, Novation will perform the following obligations:

2.2.1	Within 90 days after the execution of this Agreement, Neoforma and Novation shall meet and use best efforts to agree upon certain commercially reasonable negotiating parameters for: (i) securing, as the opportunity arises, certain data rights from Novation Suppliers for use by Neoforma in connection with services offered, (ii) certain service level requirements that Novation Suppliers must adhere to in connection with the Novation Marketplace, (iii) the contractual requirements that Novation Suppliers provide Supply Chain Data to the Novation Marketplace and negotiate with Neoforma in good faith for the purchase of the display of Non-Contract Products on and the establishment of connectivity to the Novation Marketplace. Novation shall adhere to the agreed upon parameters. Novation may exercise its sole and unfettered discretion with respect to the terms and conditions of its agreements with Novation Suppliers, provided that such are not inconsistent with Novation’s obligations under this Agreement.

2.2.2	Neoforma and Novation shall meet no less frequently than on a quarterly basis (or at any time that either Neoforma or Novation reasonably requests such a meeting) to review the then-current negotiating parameters regarding data rights, service level requirements and the other rights and obligations described in Section 2.2.1 and the then-current required rights described in Section 2.5.2.

2.2.3	Novation will provide to Neoforma promptly after the Sign-up of each Supplier agreement all information contained in such agreement that is necessary for Neoforma to fulfill its obligations under Section 2.5.

2.2.4	Novation will manage the Supplier relationships in respect of each Novation Supplier, and will use diligent efforts to facilitate favorable commercial relationships between Neoforma and Novation Suppliers.

2.2.5	Novation and Neoforma shall cooperate to increase the number of Novation Suppliers on the Novation Marketplace and HPPI Marketplace.

2.2.6	Novation will reasonably cooperate with Neoforma to resolve performance problems with respect to any Novation Supplier that it has Signed-up and who has become the subject of numerous User complaints.

2.2.7	Subject to its obligations under Section 11.2, Novation will bring to Neoforma’s attention, reasonably promptly after learning thereof, any fact that would reasonably be likely to materially adversely affect the Novation Marketplace or HPPI Marketplace, Neoforma or Users, including, without limitation, the institution of litigation against Novation or any Supplier.

2.2.8	In performing its duties under this Section 2, Novation shall not be required to initiate or carry on litigation.

2.3	Certain Contracts. For the avoidance of doubt, the Parties agree that the contracts constituting the Novation Contract Portfolio or the Retained Contracts, as now or hereafter constituted, shall remain obligations of Novation, UHC or VHA, as the case may be, and shall not be transferred to, or assumed by, Neoforma in connection with this Agreement.

2.4

Adjustment of Transaction Fees. Novation shall meet with Neoforma no less frequently than on a quarterly basis (or at any time that either Neoforma or Novation reasonably requests such a meeting) to review the Transaction Fees then in effect. At such meetings, Neoforma and Novation shall in good faith review whether the Transaction Fees then in effect are market competitive and, if not, shall adjust such Transaction Fees so that they are market competitive. For the avoidance of doubt, the Parties agree that “market competitive” shall mean that (i) Suppliers are reasonably likely to agree to pay such fees at such time or (ii) such fees are competitive with similar Transaction Fees paid by suppliers in similar e-commerce or related industries. Until Neoforma and Novation have agreed upon a change to the Transaction Fees, as the case may be, the then-existing fees shall remain in effect.

2.5	Novation Offerings and Procurement on Neoforma’s Behalf.

2.5.1	Marketplace Services and Functionality Offered by Novation to Suppliers. In conjunction with Novation’s appointment as a limited agent under Section 2.1 above, Novation shall contract with Novation Suppliers to display through the Novation Marketplace: Novation Supplier’s Products contained in the Novation Contract Portfolio; and Novation Supplier’s contracts with Novation for the purchase of such Products.

2.5.2	Novation’s Procurement of Rights on Neoforma’s behalf. In conjunction with Novation’s performance as limited agent in accordance with Section 2.1 above, Novation shall, on Neoforma’s behalf, obtain the Novation Supplier’s agreement to the following terms, and Novation may not Sign-Up any Supplier to participate on the Novation Marketplace without that Supplier’s agreement to such terms:

(a)	Novation owns and will continue to own the compilation or “look and feel” of all Content as it appears on Novation Marketplace (“Content Compilation”);

(b)	any reproduction, transmission or display of the Content Compilation by any Novation Supplier or any third party is strictly prohibited; and

(c)(i)	the rights of Neoforma solely in connection with the Novation Marketplace to, on a non-exclusive, royalty-free and fully paid-up basis, use, copy, modify, display, perform and create derivative works of Supplier’s Content solely for the purposes of digitizing, categorizing and formatting such information for placement on the Novation Marketplace, to create a reference database of Supplier Content, and to use such database to reconcile, correct and/or supplement Member and Transaction Data to help ensure that such is accurate and up to date for so long as the Supplier participates on the Novation Marketplace.

3.	NEOFORMA OBLIGATIONS

3.1	Service. Neoforma shall provide Services mutually agreed between Neoforma and Novation as set forth herein and in the Functionality Roadmap. Neoforma and Novation anticipate that the Services will evolve and be modified or be enhanced over time to keep pace with technological advancements and improvements in e-commerce as specified in each Functionality Roadmap as agreed upon in accordance with the Collaborative Development process set forth in Exhibit M. Once agreed upon, all modification to each Functionality Roadmap must be in writing and agreed to by the Parties in writing.

3.2	Service Levels. Neoforma shall provide such professional and technical personnel and other resources (including, without limitation, hardware, software, facilities, equipment and other assets) as shall be required to perform the Services in accordance with service levels set forth in Exhibit N and as shall otherwise be mutually agreed upon by the Parties and referred to as the “Service Level Specifications.” Once agreed upon, all modifications to the Service Level Specifications must be in writing and agreed to by the Parties in writing.

3.3	Cooperation with Novation. Neoforma shall cooperate with Novation in the performance of Novation’s limited agency obligations under Section 2 and to perform Neoforma’s obligations as provided in Section 2.

3.4	Employee Incentives. No later than February 15 during each year of the term of this Agreement, Neoforma shall develop and implement employee compensation plans that will provide Neoforma employees with incentives to meet Functionality Roadmap delivery dates.

3.5	Quality Assurance Program. Neoforma will administer a quality assurance program that has been mutually agreed to by Neoforma and Novation, among other things, to monitor Supplier performance and order confirmation for Products ordered by Users.

3.6	Notice of Materially Adverse Facts. Subject to its obligations under Section 11.2, Neoforma will bring to the attention of each of Novation, VHA and UHC, reasonably promptly after learning thereof, any fact that would reasonably be likely to materially adversely affect the Novation Marketplace, the HPPI Marketplace or the Members, VHA, UHC or HPPI, including, without limitation, the institution of litigation against Neoforma or any Supplier.

3.7

Case Studies. During each of the calendar years 2003 through 2004, Neoforma shall on an annual basis (but in no event later than March 1 of each year) prepare two or more User case studies documenting the economic value that the Novation Marketplace and HPPI Marketplace has for each of Suppliers and Members. After calendar year 2004, such case studies shall be prepared by Neoforma from time to time as mutually agreed by Novation and Neoforma. In addition, during the Term, Neoforma shall measure current and cumulative value provided to Members and Suppliers by the Novation Marketplace and HPPI Marketplace.

Each case study prepared by Neoforma will be sent to each of Novation, VHA, and UHC for the purpose of marketing the Novation Marketplace and HPPI Marketplace to other Suppliers and Members.

3.8	Customer Integration.

3.8.1	Neoforma shall complete the Integration and make operational for receiving and confirming orders, or delivering or receiving Supply Chain Data, for each Supplier that is Signed-up by the Supplier Integration Deadline. Neoforma shall, on a regular basis as agreed to by Neoforma and Novation in connection with the Service Level Commitments to be determined in accordance with Section 3.8.2 below, load onto the Novation Marketplace Novation Supplier Content as provided by Novation Suppliers. Within 90 days of the execution of this Agreement, Neoforma and Novation shall meet and use best efforts to agree on commercially reasonable service level commitments regarding the frequency, time frame and other parameters with respect to Neoforma’s obligation to load Content received from Novation Suppliers onto the applicable Customized Marketplace.

3.8.2	Neoforma shall be responsible for signing Members to the Novation Marketplace. Within ninety (90) days after the Effective Date and, thereafter once each year within ninety (90) days after the anniversary of the Effective Date, Neoforma and Novation shall meet and use good faith and reasonable efforts to determine and agree upon their respective responsibilities in connection with obtaining additional agreements between Members and Neoforma for use of the Novation Marketplace (“New Participating Members”). At each such meeting, Neoforma and Novation shall undertake to identify and attempt to sign as New Participating Members, those Members representing purchasing volume, as measured by reference to the volume purchases of Novation Contract Products by Members (“Member Purchasing Volume”), that, if signed as New Participating Members, will result in participation in the Novation Marketplace by eighty-five percent (85%) of the total Member Purchasing Volume by the end of the calendar year 2005 (“Target Participation”). Neoforma shall staff appropriately to perform its obligations in connection with achieving Target Participation.

In connection with all agreements with Members, Neoforma shall obtain the right to assign Member agreements for participation in the Novation Marketplace to each of Novation, VHA or UHC in the event that this Agreement terminates or expires pursuant to Section 9 herein: (a) in all new agreements by including appropriate assignment language in such agreements, and (b) in all other agreements, by using commercially reasonable efforts to obtain the applicable Member’s agreement to appropriate assignment language at the time of any amendment to or renewal of such agreement. In the context of new agreements and Neforma’s renewals as contemplated in clause (a) above, if a Member refuses to agree to the proposed assignment language or proposes more limited assignment language, Neoforma shall so inform Novation and shall request Novation’s written consent to waive the requirement or agree to alternative language, as the case may be. Novation’s consent may be by email or fax and shall not unreasonably be withheld or delayed.

3.8.3	Neoforma shall be responsible for either connecting signed Members to signed Novation Suppliers directly (EDI, XML, etc.) or making Supply Chain Data available directly to signed Members. Neoforma and Novation shall agree on annual volume and connection targets. Neoforma shall staff appropriately to achieve the mutually agreed upon targets. The annual targets shall be based on the overall objective of connecting signed Members to signed Novation Suppliers covering 80% of potential line items for products for signed Novation Suppliers.

3.8.4	Neoforma shall perform all obligations required of it and comply with all restrictions imposed on it pursuant to each agreement entered between Novation and a Supplier in compliance with Section 2.2.1.

3.8.5	Neoforma shall not Sign-Up a Novation Supplier to the Novation Marketplace without the prior consent of Novation. Neoforma shall not Sign-Up a Novation Supplier of Non-Contract Products on terms more favorable than those permitted to be entered into between Novation and a Novation Supplier.

4.	THE MARKETPLACES

4.1	Maintenance of Novation Marketplace and HPPI Marketplace. Neoforma shall use its best efforts to maintain the Novation Marketplace and HPPI Marketplace as a leading provider of e-commerce services to the healthcare industry.

4.2	Consultation. Neoforma, Novation, VHA and UHC will consult regularly (but no less frequently than on a quarterly basis) to discuss the strategic direction of the Novation Marketplace and HPPI Marketplace, including the features and functions that would provide additional value to patrons and others.

4.3

Provision of Non-Contract Product Information. The Suppliers will be responsible for providing Neoforma with Materials to be located on the Marketplaces in respect of all Non-Contract Products. Novation will review such

Materials relating to the Non-Contract Products, subject to Neoforma providing Novation a methodology for previewing such Materials. Novation may request that any materials or data that Novation reasonably and in good faith believes is likely to result in liability to Neoforma, Novation, HPPI, VHA UHC or any Users be promptly removed from the Novation Marketplace and/or HPPI Marketplace, and Neoforma shall use commercially reasonable efforts to comply with such requests. Neoforma shall include language in all new contracts with Suppliers who Sign-Up for the Novation Marketplace that allows for the removal of material or data from the Novation Marketplace which Novation, in its sole discretion, reasonably and in good faith believes to may result in injury or damage to the reputation or goodwill in the businesses of, or otherwise is likely to result in liability to, Neoforma, Novation, HPPI, VHA, UHC or any Users.

4.4	Provision of Contract Product Information. Novation shall be responsible for providing Neoforma with pricing for Contract Products and any unique facts and summary sheets relating to such Contract Products that are prepared by Novation. The Novation Suppliers will be responsible for providing Neoforma with all other information regarding such Contract Products. Subject to Neoforma providing to Novation a methodology for allowing Novation to preview Materials relating to Contract Products, Novation will review such information and determine that such information is reasonably accurate, prior to being loaded on the Novation Marketplace (e.g., correct pricing, product numbers, description, etc.). Novation may request that any materials or data that Novation reasonably and in good faith believes is likely to result in liability to Neoforma, Novation, HPPI, VHA UHC or any Users be promptly removed from the Novation Marketplace and/or HPPI Marketplace, and Neoforma shall use commercially reasonable efforts to comply with such requests. Neoforma shall include language in all new contracts with Suppliers who Sign-Up for the Novation Marketplace that allows for the removal of material or data from the Novation Marketplace which Novation, in its sole discretion, reasonably and in good faith believes to may result in injury or damage to the reputation or goodwill in the businesses of, or otherwise is likely to result in liability to, Neoforma, Novation, HPPI, VHA, UHC or any Users.

4.5

Independent Users. Prior to the date on which Neoforma concludes an agreement with a GPO (other than HPPI) having its own Supplier contracts (an “Independent GPO”) who, as a condition to using a Marketplace, contractually requires Neoforma to act in a neutral manner, Neoforma shall refer any User who requests access to a Customized Marketplace (other than a Member entitled to use the Novation Marketplace) to the HPPI Marketplace. After the date on which an Independent GPO is on the Marketplace, if a User (other than a Member entitled to use the Novation Marketplace) approaches Neoforma requesting access to a Customized Marketplace, Neoforma shall act in a neutral manner with regard to such User and shall not be required to recommend or otherwise refer such User to any specific part of the Marketplace, including the HPPI Marketplace or the

Novation Marketplace. Notwithstanding the preceding sentence, Neoforma will at all times feature the HPPI Marketplace at least as prominently on the Marketplace as any other Customized Marketplace.

4.6	Multiple Memberships. If a Member is also a member of any other GPO that has a Customized Marketplace on the Marketplace, that Member will have access to all of the Marketplace, including the Novation Marketplace or HPPI Marketplace, as the case may be, and the applicable Customized Marketplace. Members who are also Users of Customized Marketplaces will have access rights to the Novation Marketplace or the HPPI Marketplace equal to those of Members that do not belong to Customized Marketplaces. Notwithstanding the foregoing, Neoforma shall provide favorable view and framing in respect of the Novation Contract Portfolio to any Member accessing the Marketplace.

4.7	User Registration. Neoforma, with Novation’s assistance, will develop a Tool to register Members on the Novation Marketplace and HPPI Marketplace. Neoforma will require Members to create and use passwords as a necessary condition to accessing the Novation and HPPI Marketplace. Neoforma shall be responsible for keeping the Novation Marketplace registry and the HPPI Marketplace registry current and for not allowing access to such Marketplaces by unauthorized Users.

4.8	Delivery and Order Fulfillment. Neoforma will notify Novation Suppliers and provide Novation Suppliers access to the Transaction Database for sales, rentals and leases of Products by such Novation Suppliers, in a form and format mutually agreed upon by Neoforma and Suppliers and to the extent set forth in the Functionality Roadmap.

4.9	Removal of Products from the Novation Marketplace and HPPI Marketplace. With regard to Non-Contract Products, Neoforma shall remove Product listings from the Novation Marketplace and HPPI Marketplace promptly after determining that the appearance of such Products will, or is reasonably likely to, result in liability to Neoforma, Novation, HPPI, VHA, UHC or any Users. Upon such removal, Neoforma will promptly notify Novation of such action and the reasons therefore. With regard to Contract Products, Neoforma shall notify Novation promptly after becoming aware of any problems with a Contract Product or that any such Contract Product will, or is reasonably likely to, result in liability to Neoforma, Novation, HPPI, VHA, UHC or any Users. In addition and at the same time, Neoforma shall provide to Novation all information of which it is aware regarding the problems with such Contract Product. Neoforma will obtain Novation’s prior written consent, prior to taking any action to remove such Contract Product listing from the Novation Marketplace and HPPI Marketplace.

4.10	Customized Marketplaces. In accordance with the Functionality Roadmap to be agreed upon, Neoforma may create Customized Marketplaces and other customized sites for the use and benefit of Users on the Customized Marketplace. Neoforma will not intentionally create Customized Marketplaces for the purpose of evading fees owed to Novation under Section 8 of this Agreement.

4.11	Links. The Parties will establish and maintain hypertext links from the Novation web site, HPPI web site, VHA web site and UHC web site to the Novation Marketplace and HPPI Marketplace. Each of Novation, HPPI and Neoforma will use reasonable efforts to ensure that the respective links that each Party maintains linking Novation, HPPI and Members to the Novation Marketplace and HPPI Marketplace function correctly.

4.12	Reasonable Assistance. Each Party will provide the other Parties with on-going reasonable assistance with regard to technical, administrative and service-oriented issues relating to the Marketplaces.

5.	NOVATION MARKETPLACE AND HPPI MARKETPLACE

5.1	Development. The Parties shall meet from time to time to agree to the “look and feel” and organization of the Novation Marketplace and the HPPI Marketplace, and to jointly develop and agree upon a Functionality Roadmap, which shall include an implementation plan and schedule for development of the Novation Marketplace and the HPPI Marketplace. The current Functionality Roadmap is approved by the Parties as of the date hereof and attached hereto as Exhibit K. The Collaborative Development Process is the process by which future Functionality Roadmaps will be developed and is attached hereto as Exhibit M.

5.2	Hosting. Neoforma will create, host and implement the Novation Marketplace and the HPPI Marketplace according to the agreed plan and display the Novation Contract Portfolio in a manner similar to the way in which products currently appear on the Marketplace.

5.3	Delivery and Order Fulfillment. Neoforma will notify the Suppliers of purchases, rentals and leases made by Members in a form and format according to the terms of Neoforma’s agreements with Suppliers.

5.4	Display of Material. In order to facilitate efficient presentation of Product information, Neoforma will categorize, organize and display all Products on the Novation Marketplace and the HPPI Marketplace in a manner consistent with that in which it organizes similar information on other Customized Marketplaces.

5.5	Reports and Meetings.

5.5.1	Subject to obtaining the consent of the Members’ in accordance with Section 10, Neoforma will provide each of Novation, VHA, UHC and HPPI with real-time, on-line reports of its Members usage statistics and reports on other reasonable matters. Such reports shall be made available in the form of Excel™ files transferred via electronic transmission to Novation, VHA, UHC or HPPI, or in such other format as the Parties agree. The Parties will mutually agree as to the scope, format and substance of the standardized reporting system that Neoforma will develop and modify from time to time (at no extra charge) and that will be available to Novation, VHA, UHC and HPPI via the Internet.

5.5.2	Neoforma and Novation shall establish and maintain a cross-functional management team in order to review operations of the Novation Marketplace. The cross-functional management team shall meet (each a “Cross-Functional Management Team Meeting”) no less frequently than on a quarterly basis. The cross-functional management team shall include the lead executive from each of Neoforma and Novation responsible for overseeing this Agreement, and shall also include management representatives from each of Neoforma and Novation from each functional area, including marketing, Member sales, Supplier relations, implementation and development. Additionally, one or more representatives from each of VHA and UHC shall be invited to participate in each Cross-Functional Management Team Meeting. In addition, Neoforma and Novation shall establish a strategic planning team to discuss the direction and strategy of the Novation Marketplace. The strategic planning team shall meet at least twice in each calendar year.

5.6	Retained Contracts. Either VHA or UHC may at any time elect to put their respective Retained Contracts on the Novation Marketplace. If the posting on the Novation Marketplace is merely informational and Members are not able to purchase, rent or lease Products covered by such Retained Contracts through the Marketplaces, no fees shall be paid for such posting and shall be treated in the same manner as other Contract Portfolio contracts. If during the Term, Novation Signs-up such Suppliers as Novation Suppliers, those new contracts shall then become subject to Sections 2 and 8 and shall be treated in the same manner as other Contract Portfolio contracts.

5.7

Marketing. Novation, VHA, UHC and HPPI will use commercially reasonable efforts to drive traffic to the Novation Marketplace and the HPPI Marketplace, including, without limitation, making appropriate introductions for Neoforma, allowing Neoforma preferred space and visibility at Member forums, presenting satellite broadcasts or web casting targeted at the Members, and otherwise in accordance with the roles and responsibilities specified for each Party in any collaborative marketing agreement reached among the Parties. The current collaborative marketing agreement is attached hereto as Exhibit L. Novation, VHA and UHC will work with Neoforma to develop new initiatives targeted toward increasing Members’ participation on the Marketplaces, including the Novation Marketplace and the HPPI Marketplace.

5.8	Neoforma Auction.

5.8.1	Novation, VHA, UHC and HPPI will promote the use of Neoforma’s asset management and recovery services and related activities of Neoforma Auction to patrons and others.

5.8.2	Any Member wishing to utilize the Neoforma Auction and Neoforma’s asset management and recovery services shall enter into an Asset Recovery Services Agreement with Neoforma.

5.8.3	Neoforma may delegate the performance of the asset management and recovery services to a third party appointed by Neoforma.

6.	EXCLUSIVITY AND RIGHT OF FIRST OFFER

6.1	Novation, VHA, UHC and HPPI Exclusivity. Except as provided in Section 6.3, each of Novation, HPPI, VHA and UHC agrees that it will not directly or indirectly develop, promote, contract for the development of, assist others to develop, or enter into any agreement with any other person to provide to any of them, or promote to their Members, any Internet-based marketplace related to Supply Chain Management Services by acute or non-acute healthcare providers anywhere in the world other than the Marketplaces.

6.2	Neoforma Exclusivity.

6.2.1	Except as otherwise provided in Section 6.3, neither Neoforma nor its Affiliates will develop, promote, contract for the development of, assist others to develop, or enter into any agreement with any other person to provide, any Internet-based system related to the acquisition or disposal of equipment, products, supplies, services, information and other content by acute or non-acute healthcare providers anywhere in the world other than the Marketplaces.

6.3	Right of First Offer for Novation and Neoforma.

6.3.1	If either Novation or Neoforma elects to commence an Internet-venture in any country other than the United States or in any market that is not then served by a Customized Marketplace (whether in the United States or otherwise), such Party (the “Offeror”) shall offer to the other (the “Offeree”) the opportunity to participate in such venture in a manner commensurate with the Offeree’s role under this Agreement (including the right of Novation to create other contract portfolios similar to the Novation Contract Portfolio or to recruit suppliers for such venture). The Offeror shall provide full information to the Offeree regarding the venture, and shall make its senior executives available to meet with the Offeree to discuss the venture. The Offeror shall also notify the Offeree of such venture a reasonable time prior to commencement of the venture (but in no event less than 60 days prior to the date on which the Offeree must decide to participate). If after consideration the Offeree declines to participate in such venture, then, notwithstanding Section 6.1 or 6.2, as the case may be, the Offeror may proceed with such venture, but solely in that market or country, and on no less favorable terms and conditions in the aggregate as had been offered to the Offeree. In addition, the Offeree shall be released from its obligations under Section 6.1 or 6.2, as the case may be, but solely in respect of the market or country that was the subject of such Offer. If the Offeror subsequently does not consummate the venture, and the Offeror wishes to commence another venture in the same market or country, the Offeror must once again offer such opportunity to the Offeree. The Offeror shall have no obligation to share any fees earned in a venture in which the Offeree has not elected to participate. Neoforma and Novation shall work in good faith to provide software tools and services under this Agreement and in conjunction with the Novation Marketplace and the HPPI Marketplace that enable Novation, VHA and UHC to maintain competitive positions in their markets.

6.3.2	Business development representatives of Neoforma and Novation shall meet on a quarterly basis to review existing opportunities in foreign markets and countries and to review existing opportunities in markets not then served by a Customized Marketplace. Such representatives shall prepare a joint plan to identify and exploit such other opportunities in foreign markets and in other healthcare markets. Any right of an Offeror to proceed with a venture under Subsection 6.3.1 without the Offeree shall be conditioned on such Offeror’s compliance with this Subsection 6.3.2.

6.4	First Offer for Non-Exclusive Services.

6.4.1

The term “Non-Exclusive Service(s)” means Internet-related services available primarily through Neoforma that are outside the scope of Section 6.1, including, without limitation, the products and services excluded from the definition of Supply Chain Management Services as applied to UHC. For purposes of clarification, Non-Exclusive Services will not include

Internet-related services the majority of which are provided by an entity other than Neoforma. UHC shall give favorable consideration to Neoforma as a third-party provider to UHC of Non-Exclusive Services as follows: if (i) UHC elects to provide for itself or for the benefit of all or substantially all of UHC’s Members any new Non-Exclusive Service or (ii) UHC intends to replace any agreement for the provision of a Non-Exclusive Service then being provided to UHC by a third party, then UHC shall first offer to Neoforma the opportunity to provide such Non-Exclusive Service (the “Opportunity”). Promptly upon becoming aware of an Opportunity, UHC shall send notice of the Opportunity in electronic or paper writing to the Chief Executive Officer of Neoforma, or his or her designate. Promptly after receiving such notification, but in no less than 15 days, Neoforma shall meet with UHC to discuss the Opportunity and Neoforma’s proposed role therein. Neoforma and UHC shall continue to meet and discuss the Opportunity for the 30-day period commencing upon UHC’s notification to Neoforma. Neither UHC nor Neoforma will have any obligation to meet and to discuss the Opportunity (i) if Neoforma does not meet with UHC within the time required, or (ii) after the expiration of the 30-day discussion period. The communication by UHC to Neoforma of any Opportunity, including the ideas, concepts or other intellectual property contained therein, will be Confidential Information subject to Section 11.

6.4.2	For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, in no event will UHC be required to obtain any Non-Exclusive Service from Neoforma.

7.	LICENSES AND OWNERSHIP

7.1	Ownership of Marks. Each Party will own and retain all right, title and interest in and to its intellectual property, including its trademarks, trade names, service marks and logos (“Marks”) worldwide, as specified in Exhibit A.

7.2

Novation Marks. Subject to the terms of this Agreement, Novation grants to Neoforma, VHA, UHC and HPPI a worldwide, nontransferable, non-exclusive, royalty-free license to use, transmit and display Novation’s Marks in connection with the Marketplaces during the Term of this Agreement, provided that such use is in accordance with Novation’s then-current trademark usage guidelines. A copy of Novation’s current trademark usage guidelines is attached as Exhibit B. Upon any change in such guidelines, Novation will promptly provide to Neoforma a copy of such revised usage guidelines. Neoforma will not modify the Novation Marks or combine any of the Novation Marks with any other mark or term. Subject to the provisions of Section 9.9, upon termination or expiration of this Agreement, Neoforma will cease all use of the Novation Marks.

7.3	Neoforma Marks. Subject to the terms of this Agreement, Neoforma grants to Novation, VHA, UHC and HPPI a worldwide, nontransferable, non-exclusive, royalty-free license to use, transmit and display Neoforma’s Marks during the Term only in promotional materials used to encourage participation on the Marketplaces, provided that such use is in accordance with Neoforma’s then-current trademark usage guidelines. A copy of Neoforma’s current trademark usage guidelines is attached as Exhibit C. Upon any change in such guidelines, Neoforma will promptly provide to Novation, VHA, UHC and HPPI a copy of such revised usage guidelines. Except as authorized under this Agreement, Novation, VHA, UHC and HPPI will not modify any of the Neoforma Marks or combine the Neoforma Marks with any other mark or term. Subject to the provisions of Section 9.9, upon the termination or expiration of this Agreement, Novation, VHA, UHC and HPPI will cease all use of the Neoforma Marks.

7.4	VHA, UHC and HPPI Marks. Subject to the terms of this Agreement, each of VHA, UHC and HPPI grants to Novation and Neoforma a worldwide, nontransferable, non-exclusive, royalty-free license to use, transmit and display its Marks solely to promote the Marketplaces to the Members during the Term, provided that such use is in accordance with the then-current trademark usage guidelines of VHA, UHC and HPPI, as the case may be. A copy of each of VHA’s, UHC’s and HPPI’s current trademark usage guidelines are attached as Exhibit D. Except as authorized under this Agreement, Neoforma and Novation will not modify any of the Marks of VHA, UHC and HPPI or combine any of them with any other mark or term. Subject to the provisions of Section 9.9, upon the termination or expiration of this Agreement, Neoforma and Novation will cease all use of VHA’s, UHC’s and HPPI’s Marks.

7.5	Ownership of Neoforma Materials and Novation Materials. Neoforma and Novation will own and retain all worldwide right, title and interest in and to the Neoforma Materials and Novation Materials, respectively. Neither Neoforma nor Novation will alter or delete any copyright or other proprietary notice that may appear in the other Party’s Materials without prior written consent of such Party.

7.6	Neoforma Materials. Neoforma grants to Novation a worldwide, nontransferable, non-exclusive, royalty-free license to use the Neoforma Materials only in promotional materials used to encourage participation on the Marketplaces.

7.7	Novation Materials. Novation grants to Neoforma a worldwide, nontransferable, non-exclusive, royalty-free license to use the Novation Materials on the Marketplaces during the Term solely to enable Neoforma to provide the Services contemplated under this Agreement.

7.8	Development of Tools. From time to time during the Term, Novation may request Neoforma to design Tools for Members or Suppliers in addition to the Tools, functions and APIs, which will be mutually agreed upon and contained in the Functionality Roadmap. Within a reasonable time after such request, appropriate personnel from Novation and Neoforma will meet to discuss and draft technical specifications for the desired customized Tools, functions and APIs.

7.8.1	If the Tool, function or API requested by Novation will be used by all Users of the Customized Marketplaces, Neoforma will develop such Tool, function or API promptly and at its own expense. Neoforma will own and retain all right, title and interest to all the intellectual property, including the source code, object code and other Confidential Information, in and to the Neoforma developed Tools, functions and APIs.

7.8.2	If Neoforma does not otherwise agree to develop such Tool, function or API for use by all Users of the Customized Marketplaces, Novation may, in its sole discretion, agree to pay for the development of such Tool, function or API. If Novation agrees to pay Neoforma for the development of such Tool, function or API, Neoforma will promptly endeavor to develop such requested Tool, function or API, and Novation will own all right, title and interest to all the intellectual property, including all source code, object code and other Confidential Information, in and to such Tools, functions and APIs. Any fees charged to Novation for development of any Tool, function or API shall be provided by Neoforma at the most favorable fee Neoforma charges to any other person for such development or integration services.

7.8.3	Nothing in this Section 7.8 shall limit Neoforma’s obligation to provide the Services as shall be set forth in the Functionality Roadmap.

7.9	Access License. Neoforma grants to Novation a non-exclusive, worldwide, non-assignable license to members of Novation and HPPI in order to access the Novation Marketplace and HPPI Marketplace. Novation and HPPI grant to Neoforma a non-exclusive, worldwide, non-assignable license to access the Novation and HPPI web sites and computer systems solely to enable Neoforma to provide the services contemplated under this Agreement.

8.	FEES AND TAXES

8.1	Fees.

8.1.1	Neoforma and Novation shall each use its reasonable best efforts to collect all Transaction Fees required to be paid by each supplier that each signs up as a Supplier.

8.1.2	Novation guarantees to Neoforma aggregate minimum Novation Marketplace Transaction Fees, which shall be calculated as a percentage (the “Supplier Target Percentage”) of the sum of (i) the Adjusted Gross Transaction Value and (ii) the Supply Chain Data Transaction Value on a per calendar quarter basis as set forth on Exhibit G (the “Minimum Fees”). Subject to Section 3.8 and Subsection 8.1.3, Novation shall pay to Neoforma the shortfall, if any, in any calendar quarter between the Minimum Fees calculated in accordance with this Section 8.1.2 and the Novation Marketplace Transaction Fees recognized by Neoforma in accordance with GAAP for such Quarter (each such payment, a “Shortfall Payment”).

8.1.3	Notwithstanding anything in this Agreement to the contrary, Novation shall not be responsible for any Shortfall Payment: (i) to the extent that any part of the Shortfall Payment in any calendar quarter results from the termination by a Supplier of its agreement with Neoforma as a result of Neoforma’s breach of such Supplier agreement, (ii) in excess of eighteen million ($18,000,000) dollars for the third calendar quarter (running July 1 through September 30) of 2003, and fifteen million two hundred thousand ($15,200,000) for the fourth calendar quarter (running October 1 through December 31) of 2003, and (iii) beginning on January 1, 2004, the maximum quarterly Shortfall Payments shall not exceed fifteen million, two hundred and fifty thousand ($15,250,000) dollars per calendar quarter (the “Maximum Quarterly Shortfall Payments”).

8.2	Revenue Sharing.

8.2.1	The Parties have agreed to the Target Fee Levels (the “Target Fee Levels”), set forth in Exhibit I.

8.2.2	Neoforma shall pay to Novation 50% of any Novation Marketplace Transaction Fees recognized by Neoforma in accordance with GAAP in excess of the Target Fee Level for any given calendar quarter, but only if Novation has fulfilled its obligations under Subsection 8.1.2.

8.2.3

Subject to Section 8.2.2, Neoforma shall retain all revenues it earns and collects, and Novation shall pay to Neoforma within thirty (30) days after the end of each calendar quarter, all revenues earned by Neoforma but collected by Novation (as the case may be) for the provision of the Novation Marketplace during that calendar quarter, including all

Transaction Fees and Neoforma Marketplace Transaction Fees, and revenue that would otherwise be subject to revenue sharing pursuant to Section 8.9 and 8.10.

8.3	Monthly Payment of Maximum Quarterly Shortfall Payments. On the 4th Tuesday of each calendar month, Novation shall prepay to Neoforma an amount equal to one-third of that quarter’s Maximum Quarterly Shortfall Payments payable pursuant to Sections 8.1.2 and 8.1.3. Beginning in 2004, on or before March 15 of each year, Neoforma and Novation shall meet and agree on the amount of any “true-up adjustment” required to the Maximum Quarterly Shortfall Payment amounts for the preceding year pursuant to Sections 8.1.2 and 8.1.3 based on Adjusted Gross Transaction Values and Supply Chain Data Transaction Values for all purchases, rentals and leases of Products through the Novation Marketplace in such year. Neoforma and Novation shall apply any such “true-up adjustments” to subsequent Maximum Quarterly Shortfall Payments as mutually agreed to by them.

8.4	Reporting and Calculation of Fees and Revenue Sharing. To fulfill the obligations of Novation and Neoforma under Section 8.3 to agree on estimated and actual Shortfall Payments, before any meeting conducted pursuant to Section 8.3: (a) Novation will provide Neoforma with a written report of the revenues received by Novation for the provision of the Novation Marketplace (including Transaction Fees and Neoforma Marketplace Transaction Fees); and (b) Neoforma will provide each of Novation, VHA and UHC, with a written report of: (i) aggregate Adjusted Gross Transaction Values and Supply Chain Data Transaction Values for all purchases, rentals and leases of Products through the Novation Marketplace, (ii) the aggregate amount of any Transaction Fees received by Neoforma, (iii) the aggregate amount of any Novation Marketplace Transaction Fees received by Neoforma; (iv) the information set forth in Exhibit E and such other information as Novation may reasonably request; (v) revenue received by Neoforma from distribution or licensing of software and other technology solutions; and (vi) revenue received by Neoforma associated with Section 8.9 below. Neoforma and Novation shall then jointly calculate: (i) the Minimum Fees, (ii) any revenue sharing amounts under Sections 8.2, 8.9, and 8.10, and (iii) any other fees to be paid by a Party.

8.5	Benchmarking.

8.5.1	Right to Benchmark. Beginning on January 1, 2003 and from time to time thereafter, either Novation or Neoforma may initiate an objective measurement and comparison process (the “Benchmarking Process”) in order to measure certain aspects of the Novation and Neoforma relationship.

8.5.2	Benchmarking Process. In the case of a general Benchmarking Process, (i) either Novation or Neoforma may select and hire a benchmarker, which benchmarker shall be reasonably acceptable to the other Party, and the Party selecting such benchmarker shall pay all costs associated with the Benchmarking Process; or (ii) Novation and Neoforma shall mutually agree upon an independent, third party benchmarker and Novation and Neoforma shall share all costs associated with such shared benchmarking. In addition, in the case of a Benchmarking Process with respect to Supplier Target Percentages, or if Neoforma and Novation otherwise agree with respect to a general Benchmarking Process, Neoforma and Novation may rely on publicly available information in carrying out the Benchmarking Process, and to carry out the Benchmarking Process without the use of a third-party benchmarker. The Parties shall cooperate to facilitate the Benchmarking Process, including by providing reasonable information as is necessary to conduct the Benchmarking Process.

8.5.3	General Benchmarking. The Benchmarking Process for general items shall review and measure (i) with respect to Neoforma, the technology and pricing provided by Neoforma to Novation, the technology offered to Members, the technology offered to Suppliers, the performance of the Services, and Neoforma’s costs incurred in performing its obligations under this Agreement and (ii) with respect to Novation, any Shortfall Payment as provided in Subsection 8.1.3 and, in each case, shall be based upon a comparison of the “like-for-like” items, including, without limitation, relative Service Levels, term of the Agreement, amount of investments made pursuant to or in connection with this Agreement and other material terms and conditions. If the Benchmark Results indicate that the services received by Novation or Neoforma, as the case may be, are not “best in class,” Neoforma and Novation shall promptly meet and enter into a good faith negotiation to determine whether there should be an adjustment to the Services, the pricing, the technology, the Service Levels and/or Novation’s limited agency obligations pursuant to Section 2.1 above; provided, however, that, the Parties shall not increase the maximum Shortfall Payment obligations of Novation.

8.5.4

Supplier Target Percentages Benchmarking. The Benchmarking Process with respect to Supplier Target Percentages shall be based upon review of whether such Supplier Transaction Percentages are “market competitive”. If the Benchmark Results indicate that the Supplier Target Percentages in place during the period examined are not “market competitive,” then Neoforma and Novation shall promptly meet and adjust (either upwards or downwards) such Supplier Target Percentages so that they are market competitive. For the avoidance of doubt, the Parties agree that “market competitive” shall mean that (i) Suppliers are reasonably likely to agree to pay such fees at such time or (ii) such fees are competitive with similar Transaction Fees paid by suppliers for similar services in similar e-commerce or related industries.

8.5.5	Benchmark Results. Within 30 days after the completion of any Benchmarking Process, the benchmarker, if any, shall deliver the results of the benchmark (the “Benchmark Results”) in a written report, including identification of the figures and supporting documentation, to Novation and Neoforma. In the event that the Benchmarking Process does not utilize a third-party benchmarker, the Party initiating the Benchmarking Process shall be responsible for writing and delivering such report of the Benchmark Results to the other Party.

8.5.6	Benchmark Review Period. For a period of 60 days following delivery of the Benchmark Results from the benchmarker (the “Benchmark Review Period”), Novation and Neoforma shall review the Benchmark Results, and schedule one or more meetings to address any issues either Party may have with the Benchmark Results.

8.5.7	Benchmark Dispute. In the event Novation and Neoforma in good faith dispute the Benchmark Results or if Novation and Neoforma have not reached agreement after the Benchmark Review Period, Novation may dispute such outcome in accordance with the provisions of Section 18 hereto.

8.6	Taxes. Neoforma and Novation shall cooperate to minimize any local, state, national and foreign taxes (including, without limitation, sales, use and VAT taxes which may apply), licenses, export/import fees and any other fees or similar obligations relating to any sale, rental or lease of a Contract Product through the Marketplaces or relating to the Supply Chain Data. If in the future any such taxes or similar obligations are required to be paid by Neoforma or Novation in respect of Contract Products, such fees shall be shared by Neoforma and Novation proportionately based on revenues each derives from the Novation Marketplace and HPPI Marketplace. In no event shall Novation be required to share any taxes under this Section 8.6 for Products other than Products for which Novation receives Novation Marketplace Transaction Fees.

8.7	New Markets. If Neoforma and Novation agree pursuant to Section 6.3 to enter any other healthcare market (other than the United States acute care market) that is not then served by a Customized Marketplace or that is in countries outside of the United States, Neoforma and Novation shall negotiate in good faith to set the Transaction Fees to be paid in respect of such products to be purchased, rented and leased on such Customized Marketplace.

8.8	Product Returns. Neoforma and Novation will cooperate in good faith to make any adjustments to the fees to be paid hereunder to reflect Products that have been returned by Users.

8.9	Neoforma Auction and other GPO and non-GPO marketplaces. Beginning January 1, 2002, Neoforma shall pay to Novation on a calendar quarter basis 15% of any revenue received by Neoforma from Suppliers that is recognized by Neoforma in accordance with GAAP from (i) Neoforma Auction (and any successor marketplaces providing substantially similar services), (ii) other non-GPO Marketplaces (excluding MedBuy, the Canadian Health Marketplace, and EquipMD Non-acute Marketplace), and (iii) all purchases, rentals and leases of Non-Contract Products of other GPO Marketplaces from Suppliers that Novation has Signed-up for such Customized Marketplace.

8.10	Distribution or Licensing of Software and other Technology Solutions. Neoforma will pay to Novation 10% of revenue received by Neoforma from Suppliers that is recognized by Neoforma in accordance with GAAP in connection with the distribution or licensing of software and other technology solutions, whether to buyers or suppliers, but not including any software or other technology solutions in any way related to Neoforma Auction. For the avoidance of doubt, the Parties agree that this Section 8.10 shall not limit the scope of Section 6.2.1.

8.11	Other Expenses. Neither Neoforma nor Novation shall be required to pay to the other Party any amounts for the performance of their respective obligations hereunder other than those expressly set forth in this Agreement.

8.12	Amendments to Section 8.

(i)	Any Party may, upon reasonable notice, require the Parties to meet at a mutually agreed time and place and negotiate in good faith to amend or change Sections 8.1.2, 8.1.3, 8.2.1 and 8.3 of this Agreement no more than two-hundred seventy (270) but no less than one-hundred eighty (180) days prior to the expiration of the Initial Term and renewal of this Agreement, pursuant to Sections 9.1 and 9.2 below.

(ii)

Novation may, upon reasonable notice, require the Parties to meet at a mutually agreed upon time and place and negotiate in good faith to amend or change Sections 8.1.2, 8.1.3, 8.2.1 and 8.3 of this Agreement at any time during the Term of this Agreement, in the event of a Catastrophic Change for Novation. For the purposes of this Section 8.12, a “Catastrophic Change” means a decline of more than twenty percent (20%) of the combined revenue of VHA and UHC from Suppliers in any twelve month period as compared to such Supplier revenue for the immediately preceding twelve month period. For example, if the combined revenue of VHA and UHC has declined in the period from April 1, 2004 to March 31, 2005 more than 20% when compared with such combined revenue for the period from April 1, 2003 to March 31, 2004, a Catastrophic Change shall be deemed to have occurred.

9.	TERM AND TERMINATION

9.1	Initial Term. This Agreement commences on the Original Effective Date and will remain in effect for an initial term of 10 years (the “Initial Term”), unless terminated earlier in accordance with the terms of this Agreement.

9.2	Renewal and Extension of Term. This Agreement will automatically renew for successive one-year terms after the completion of the Initial Term (each a “Renewal Term”) unless Neoforma or Novation provides written notice of its intention to terminate this Agreement to the other at least 90 days prior to the end of the Initial Term or any then-current Renewal Term. The Initial Term and any and all renewals or extensions thereof and any Termination Assistance Period are referred to herein as the “Term”.

9.3	Termination for Cause or Failure to Amend.

(a) Each of Neoforma and Novation, after complying with Section 18.2 hereunder, will have the right to terminate this Agreement if the other Party materially breaches (i) its service obligations under this Agreement or (ii) its exclusivity obligations under Section 6 of this Agreement, unless the breaching Party (x) cures such breach within 30 days after receiving written notice or (y) if such breach is not curable within 30 days, makes substantial progress in curing such breach within 30 days and cures such breach within 90 days. Any repeated or sustained failure of Neoforma to meet its Service Level obligations hereunder shall constitute a material breach of Neoforma’s service obligations under Subsection (i) hereunder.

(b) In the event a Party requests a meeting to amend Sections 8.1.2, 8.1.3, 8.2.1 or 8.3 pursuant to Section 8.12(i) above, and the Parties do not reach agreement following good faith negotiations on such amendments, any Party may terminate this Agreement upon 120 days prior written notice to the other Party. In the event Novation requests a meeting to amend Sections 8.1.2, 8.1.3, 8.2.1 or 8.3 pursuant to Section 8.12(ii) above, and the Parties do not reach agreement following good faith negotiations on such amendments, Novation may terminate this Agreement upon 120 days prior written notice to Neoforma.

9.4	Termination for Insolvency Events. If either Neoforma or Novation is unable to obtain credit from any creditors, becomes insolvent, makes an assignment for the benefit of its creditors, or becomes the subject of a proceeding under Title 11 of the United States Code, as amended, or becomes the subject of similar state court proceedings, then in any such case, the other Party, or in the case of Neoforma, VHA, UHC or HPPI, may, without prejudice to any other rights, immediately terminate this Agreement or, if such termination is subject to any statutory provision or judicial order staying such action, seek leave to modify such stay so as to terminate this Agreement. Each of Neoforma and Novation acknowledges and agrees that its insolvency, the making of an assignment for the benefit of its creditors, or its becoming the subject of a proceeding under Title 11 of the United States Code, is “cause” for the termination of any statutory or judicial stay of the rights of the other Party to terminate this Agreement. Each of Neoforma and Novation acknowledges and agrees that, in such event, it could not provide “adequate protection” to the other Party, or in the case of Neoforma, to VHA, UHC or HPPI, that the continued imposition of a stay would likely cause irreparable harm to the other Party, and the continued imposition of a stay would adversely affect the health, safety and welfare of communities served by the Parties.

9.5	Termination for Rejection in Bankruptcy. Each of Neoforma and Novation will have the right to immediately terminate this Agreement if the other Party becomes a debtor or an alleged debtor in a case under Title 11 of the United States Code, as amended, and in such proceeding this Agreement is rejected in such case in accordance with Title 11 of the United States Code.

9.6	Termination Upon Neoforma Change of Control. Novation may terminate this Agreement upon any Neoforma Change of Control.

9.7	Return of Materials. Subject to Section 9.8, upon termination or expiration of this Agreement for any reason, each of Neoforma and Novation shall promptly return to the other Party, and shall not take, use or disclose, all Products of any nature that belong to the other Party and all records (in any form, format or medium) containing or relating to Neoforma Materials or Novation Materials or the Confidential Information of the other Party.

9.8	Survival. The provisions of Sections 7.1, 7.5, 8.4, 9.7, 9.8, 9.9, 9.10, 10, 11, 15, 16, 17, 18, 19 and 20 will survive termination or expiration of this Agreement for any reason.

9.9	Termination Assistance Services.

9.9.1	General. Upon any termination or expiration of this Agreement, Neoforma shall provide termination assistance and shall comply with the reasonable directions of Novation, or, if applicable, VHA or UHC, to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transition and migration of all Services then being performed by Neoforma, including any transition and migration from Neoforma to Novation or, if applicable, VHA and UHC, (or a third-party provider undertaking, on behalf of Novation, VHA or UHC, to provide the Services) (the “Termination Assistance Services”), all in accordance with this Section 9. Additionally, all of Novation’s, or, if applicable, VHA’s and UHC’s, rights under this Agreement (including, without limitation, the right to license software hereunder), as such rights exist immediately prior to any expiration or termination, but excluding any right to share Novation Marketplace Transaction Fees with Neoforma pursuant to Section 8, shall continue during any Termination Assistance Period (as defined in Section 9.9.2). Novation or, if applicable, VHA and UHC, shall cooperate in good faith with Neoforma in connection with Neoforma’s obligations under this Section 9.

9.9.2	Termination Assistance Period. Neoforma shall commence providing Termination Assistance Services (i) with respect to the scheduled expiration of this Agreement, 90 days prior to such scheduled expiration or such earlier date as Novation may reasonably request, and (ii) with respect to any termination of this Agreement, upon the delivery of the notice of termination. Neoforma shall continue providing Termination Assistance Services through the effective date of the expiration or termination of this Agreement and for a period of not less than 180 days thereafter (the “Termination Assistance Period”). Upon at least 30 days prior written notice to Neoforma, Novation or, if applicable, each of VHA and UHC, may extend, from time to time, the Termination Assistance Period for an additional 90-day period. During any Termination Assistance Period, Neoforma shall provide, at Novation’s request, or, if applicable, VHA’s or UHC’s request, as applicable, as part of the Termination Assistance Services, any or all of the Services being provided by Neoforma prior to the date of the expiration or termination of this Agreement.

9.9.3	Termination Plan. Neoforma and Novation or, if applicable, VHA and UHC, shall cooperate in good faith to develop a termination plan setting forth the respective tasks to be accomplished by each Party in connection with the termination and a schedule pursuant to which such tasks are to be completed in accordance with the Termination Assistance Services (collectively, the “Termination Plan”).

9.9.4	Certain Licenses. As of the Original Effective Date, Neoforma shall grant the following to Novation:

(i)	a fully-paid license to all third-party software that is required to provide the Services, to the extent Neoforma is entitled to sublicense such software, and to the extent Neoforma is not entitled to sublicense such software, Neoforma shall provide a list of all third-party software licenses that are required to provide the Services and shall assist Novation in licensing a substantially similar software at a commercially reasonable price; and

(ii)	a nonexclusive, non-transferable fully-paid perpetual license, solely for Novation’s internal use, to all Neoforma-owned software that is required to provide the Services. For the avoidance of doubt, “internal use” as used in this Section 9.9.4 shall include the right of other Internet marketplaces or providers to use the software solely on behalf of Novation for its Members. In addition, Neoforma shall provide to Novation consulting services, at no charge to Novation, as may be reasonably required in order to recreate the Marketplace environment for Novation.

(iii)	Additionally, if at any time after the Original Effective Date Neoforma begins using any software to provide the Services, then Neoforma shall be deemed to have granted, as of the first date on which such software is used to provide the Services and for so long as such software is either used or required to provide the Services, the following licenses to Novation: (x) with respect to third-party software, a fully-paid license to such software, to the extent Neoforma is entitled to sublicense such software, and (y) with respect to Neoforma-owned software, a nonexclusive, nontransferable, fully-paid, perpetual license, solely for Novation’s internal use, to such software.

(iv)	Notwithstanding the other provisions in this Section 9.9.4, Novation shall not use such licenses until the effective date of the termination of this Agreement in accordance with Section 9.3, 9.4, or 9.5.

9.9.5

Equitable Remedies. Neoforma acknowledges that, if it breaches (or attempts or threatens to breach) its obligation to provide Novation or, if applicable, VHA and UHC, Termination Assistance Services in accordance with this Section 9.9, Novation or, if applicable, VHA and UHC, will be irreparably harmed. In such circumstance, and notwithstanding the provisions of Section 18, Novation or, if applicable, each of VHA and UHC, may proceed directly to court. If a court of competent jurisdiction should find that Neoforma has breached (or attempted or threatened to breach) any such obligations, Neoforma agrees that even without any additional findings of irreparable injury or other conditions to injunctive relief, it shall not oppose the entry of an appropriate order compelling performance by Neoforma restraining it from further breaches (or attempted or threatened breaches).

9.10	Third Party Products. Notwithstanding anything in this Agreement to the contrary, prior to entering any agreement with a third party for the provision of software (other than providers of off the shelf software) (the “Third Party Products”), Neoforma shall use commercially reasonable and good faith efforts to obtain the agreement of each provider of a Third Party Product that such Third Party Product may be assigned and/or sublicensed without additional charge to each and any of Neoforma, VHA or UHC. If Neoforma is not able to obtain such written agreement or, in the event that Neoforma is informed that such provision will be made available at additional cost to Neoforma, Neoforma shall promptly provide notice of such to each of Novation, VHA and UHC, setting forth with particularity in such notice the nature of the proposed Third Party Product, the nature of the assignment and/or sublicense proposed, the agreement to be signed and, if applicable, the additional cost for the required assignment and/or sublicense provision. Each of Novation, VHA and UHC shall have one business day after the receipt of such notice from Neoforma to advise Neoforma as to whether Novation, VHA or UHC, or any of them or any combination of them, agrees to pay the additional cost involved for the proposed assignment and/or sublicense provision. Failure of Novation, VHA or UHC to advise Neoforma of its decision within one business day after the receipt of notice from Neoforma shall be deemed an affirmative refusal to pay additional amounts required to obtain the proffered assignment and/or sublicense provision and, provided that the agreement is not materially modified in a manner that might cause the sublicense and/or assignment provision to be renegotiated in a manner more favorable to Novation, VHA or UHC, Neoforma may proceed to enter into the agreement for such Third Party Product without further obligation to Novation, VHA or Neoforma under this Section 9.10.

10.	USER DATA

10.1

Registration. Users who are representatives of Members will be required to register as a representative of a Member prior to using the Novation Marketplace. To effect such registration, Neoforma will require that each Member or other User complete a registration form in form and substance reasonably acceptable to Novation, which form shall request, among other things, submission of contact information regarding the User, including, without limitation, the User’s name, name of the Member organization, mailing address, and email address. Neoforma will verify such information against the on-line data base information made available by Novation and ensure that such registration is authorized in accordance with registration and password issuance and protection procedures acceptable to Neoforma and in accordance with the Functionality Roadmap to be mutually agreed upon. Neoforma will store data collected during registration as part of the Information in the Transaction Database.

10.2	Transaction Database. Neoforma will create and maintain the Transaction Database relating to all activity occurring on the Novation Marketplace and relating to Supply Chain Data in accordance with the Functionality Roadmap to be mutually agreed upon. Novation and Neoforma shall only use Information in accordance with the provisions of this Section 10. Neoforma shall at all times make all Information available to Novation in any manner that it is, or can reasonably be, made available.

10.3	Member Data. Members shall own their respective Member Data. Novation will use commercially reasonable efforts to acquire a nonexclusive, non-transferable license from Members (or sublicense from VHA, UHC or HPPI) to permit:

(i)	Novation to access and use such Member Data for, among other things, (A) legal compliance purposes, (B) to track the performance of Suppliers, (C) to be able to track payments to VHA, UHC and HPPI and cooperative payments to the Members, (D) to consult with each of the Members and (E) to promote utilization and standardization among Members; and

(ii)	Neoforma to use such Member Data provided that such use is (A) solely related to the performance of Neoforma’s obligations pursuant to this Agreement and (B) in accordance with the confidentiality provisions of Section 11.

10.4	Aggregated Member Data. Subject to the receipt of a license or sublicense for use of the Member Data, Novation shall own the Aggregated Member Data.

10.5	Transaction Database. Subject to the ownership rights of the Members in Member Data and of Novation in Aggregated Member Data, Neoforma shall own the derivative works created by using the Member Data and the Aggregated Member Data, provided that no such information may be used by Neoforma other than subject to the following conditions:

(i)	in accordance with the license or sublicense to be obtained from Members in accordance with the provisions of Subsection 10.3 (ii); or

(ii)	is provided as Blinded Aggregated Data.

10.6	License Grant of Information to Novation.

10.6.1	Subject to the terms and conditions of this Agreement, Neoforma hereby grants to Novation a nonexclusive, non-transferable license during the

Term to access and use the Information and Blinded Aggregated Data; provided, however, that (i) such use is solely for Novation’s internal use and for the sublicensing of the use of such data to VHA, UHC and HPPI for their use in serving the needs of their Members (provided that a Party may not license, sell or otherwise make available the Information), (ii) such use complies with the privacy policy in existence on the Novation Marketplace at the time of such use and (iii) Novation, VHA, UHC and HPPI each treat such Information as Confidential Information subject to Section 11 of this Agreement. Notwithstanding anything to the contrary in this Agreement, Novation may not access Blinded Aggregated Data to the extent the source of such information contractually prohibits Neoforma from making such information available to Novation. In the event Neoforma is contractually prohibited in such a manner, Neoforma shall use commercially reasonable efforts to provide Novation access to that Blinded Aggregated Data which can be prepared by redacting the information of such third parties with whom Neoforma has a contractual prohibition.

10.6.2	Subject to the terms and conditions of this Agreement, Neoforma hereby grants to Novation a nonexclusive, non-transferable license, to sublicense the Information described in Section 10.5 to Suppliers.

10.6.3	With respect to the Information sublicensed by Novation under Subsection 10.6.2, Novation will keep 25% of the gross license fees and the remaining 75% of such license fees shall be paid to Neoforma.

10.7	No Other Licenses or Use. Except as expressly set forth in this Section 10, none of the Members, Novation or Neoforma grants any license, express or implied, in the Member Data, Aggregated Member Data or Information. The failure to abide by the terms and conditions of this Section 10 shall constitute a material default of this Agreement.

10.8	Other Data. Neoforma and Novation acknowledge that all other data that a Party gathers or develops independent of this Agreement shall not be covered by this Agreement, provided that Neoforma shall not solicit any information from a Member without fully disclosing to the Member all intended uses for which such information is being collected and will be used.

10.9	Neoforma Information. Notwithstanding anything herein to the contrary, Neoforma may use the Neoforma Information in any manner that it chooses, provided that such information does not include Member Data or Aggregated Member Data.

11.	SAFEGUARDING OF DATA; CONFIDENTIALITY

11.1	Novation Data.

11.1.1	Generally. As between Neoforma and its Affiliates, on the one hand, and Novation and its Affiliates, on the other hand, information relating to Novation, VHA or UHC or their respective Affiliates, Members or customers, whether or not marked “confidential” and whether disclosed in tangible or in intangible (e.g., oral or visual) form, including, without limitation, (i) information regarding the operations, affairs and business of Novation, VHA or UHC, or their respective Affiliates, Members or customers, (ii) Novation Materials and (iii) all Transaction Data, except as provided in Section 10, (collectively, the “Novation Data”) is confidential and will be subject to Section 11.2. Novation Data is the property of Novation, VHA or UHC, or their respective Affiliates, Members or customers. Neoforma shall have access to and may make use of Novation Data to the extent reasonably necessary to perform its obligations under this Agreement. Neoforma shall not, however, use Novation Data for any purpose other than providing Services, except as provided in Section 10. Upon termination or expiration of this Agreement for any reason, or upon Novation’s request, Neoforma shall promptly return to Novation all of the Novation Data in Neoforma’s possession (including backup or archival copies).

11.1.2	Safeguarding of Data. Neoforma shall maintain appropriate safeguards, consistent with prevailing industry standards, against the destruction, inappropriate disclosure, wrongful access or use, loss or alteration of the Novation Data in the possession of Neoforma. In any event, Neoforma shall maintain safeguards that are no less rigorous than those maintained by Neoforma for its own information of a similar nature and, in no event, less than a reasonable level of safeguards.

11.2	Confidentiality.

11.2.1

Confidential Information. “Confidential Information” means (i) business or technical information of any Party, including, without limitation, information relating to a Party’s product plans, designs, costs, product prices, finances, marketing plans, business opportunities, personnel, research, development, know-how or the pricing information available to Members, (ii) any information communicated with respect to an Opportunity, including the ideas, concepts or other intellectual property contained therein, (iii) any information designated “confidential” or “proprietary” or which, under the circumstances, should reasonably have been understood to be confidential, (iv) Novation Data and (v) the terms and conditions of this Agreement.

11.2.2	Confidentiality Obligations. Each Party agrees that (i) it will not use or disclose to any other party or third person including its Affiliates any Confidential Information disclosed to it by any other party except as contemplated by this Agreement and (ii) it will take all reasonable measures to maintain the confidentiality of all Confidential Information of each other Party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

11.2.3	Exclusions. Subsection 11.2.2 will not prevent a Party from disclosing Information that (i) is owned by such Party or its Affiliates or is already known by the recipient Party or its Affiliates without an obligation of confidentiality other than under this Agreement, (ii) is publicly known or becomes publicly known through no unauthorized act of the recipient Party, (iii) is rightfully received from a third party, provided that the source is not known to be bound by a confidentiality agreement or (iv) is independently developed by employees of a Party or an Affiliate of a Party without use of the other Party’s Confidential Information. If Confidential Information is required to be disclosed pursuant to a requirement of a governmental authority, such Confidential Information may be disclosed pursuant to such requirement so long as the Party required to disclose the Confidential Information, to the extent possible, (i) provides the Party that owns the Confidential Information with timely prior notice of such requirement and coordinates with such other Party in an effort to limit the nature and scope of such required disclosure and (ii) uses commercially reasonable efforts to ensure that, within applicable law, such Confidential Information will not be further disclosed. If Confidential Information is required to be disclosed in connection with the conduct of any arbitration proceeding conducted pursuant to Section 18, such Confidential Information may be disclosed pursuant to and in accordance with the approval and at the direction of the arbitrator conducting such proceeding. Upon written request at the termination or expiration of this Agreement for any reason, all such Confidential Information in tangible form (and all copies thereof) owned by the requesting Party or its Affiliates will be returned to the requesting Party or at the requesting Party’s option will be destroyed, with written certification thereof being given to the requesting Party, and subject to any rights expressly granted to the other Party under this Agreement, the other Party shall cease all further use of any Confidential Information, whether tangible or intangible.

11.2.4	No License. Nothing contained in this Section 11.2 will be construed as obligating a Party to disclose its Confidential Information to another party, or as granting to or conferring on a Party, expressly or implied, any patent, copyright, trademark, trade name, trade secret or other Intellectual Property Rights or any license to the Confidential Information of the other Party.

11.2.5	Loss of Confidential Information. In the event of any breach by the recipient Party of this Section 11.2 that results in a disclosure or loss of, or inability to account for, any Confidential Information of the furnishing Party, the receiving Party shall promptly, at its own expense, (i) notify the furnishing Party in writing, (ii) take such commercially reasonable actions as may be necessary or reasonably requested by the furnishing Party to minimize the breach, and (iii) cooperate in all reasonable respects with the furnishing Party to minimize the breach and any damage resulting therefrom.

12.	REPRESENTATIONS AND WARRANTIES

12.1	Representations by Neoforma. Neoforma represents and warrants to Novation, VHA, UHC and HPPI that each of the following statements in this Section 12.1 are true and correct as of March 30, 2000.

12.1.1	Due Organization. Neoforma is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

12.1.2	Authority; Non-Contravention.

(a)	Neoforma has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Neoforma. This Agreement has been duly executed and delivered by Neoforma, and it constitutes the valid and binding obligation of Neoforma, enforceable against Neoforma in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

(b)	The execution and delivery of this Agreement by Neoforma does not, and the performance of this Agreement by Neoforma will not, (i) conflict with or violate the Certificate of Incorporation or

Bylaws of Neoforma, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Neoforma or by which Neoforma or any of its properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Neoforma’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any of the properties or assets of Neoforma pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise or other instrument or obligation to which Neoforma is a party or by which Neoforma or its assets is bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which, individually or in the aggregate, would not have a material adverse effect on Neoforma.

(c)	No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required to be obtained or made by Neoforma in connection with the execution, delivery and performance of this Agreement.

12.1.3	Performance. All Services will be performed in a professional and workmanlike manner, consistent with the high professional standards and practices prevailing in the Internet e-commerce services industry.

12.2	Representations by Novation, VHA, UHC and HPPI. Each of Novation, VHA, UHC and HPPI, severally and not jointly, represents and warrants to Neoforma that the following statements made by it in this Section 12.2 are true and correct as of the Effective Date of this Agreement.

12.2.1	Due Organization. Novation is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; UHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois; VHA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; HPPI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

12.2.2	Authority; Non-Contravention.

(a)	Each of Novation and HPPI has all requisite limited liability company power and authority, and each of VHA and UHC has all requisite corporate power and authority, to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the parts of Novation and HPPI and all necessary corporate action on the parts of VHA and UHC. This Agreement has been duly executed and delivered by Novation, VHA, UHC and HPPI, and it constitutes the valid and binding obligation of each of Novation, VHA, UHC and HPPI, enforceable against each of Novation, VHA, UHC and HPPI in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

(b)	The execution and delivery of this Agreement by Novation, VHA, UHC and HPPI does not, and the performance of this Agreement by each of Novation, VHA, UHC and HPPI will not, (i) conflict with or violate the limited liability company and corporate organizational documents, respectively, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Novation, VHA, UHC or HPPI or by which Novation, VHA, UHC or HPPI, or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Novation’s, VHA’s, UHC’s or HPPI’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any of the properties or assets of Novation, VHA, UHC or HPPI pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise or other instrument or obligation to which Novation, VHA, UHC or HPPI is a party or by which Novation, VHA, UHC or HPPI, or any of their assets, is bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which, individually or in the aggregate, would not have a material adverse effect on Novation, VHA, UHC and HPPI, respectively.

(c)	No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required to be obtained or made by Novation, VHA, UHC or HPPI in connection with the execution, delivery and performance of this Agreement.

12.3	Warranty Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

13.	USE OF SUBCONTRACTORS

13.1	Generally. Neoforma may subcontract its obligations under this Agreement subject to the limitations imposed by this Section 13.1. Neoforma shall not subcontract any of the following without the prior written consent of Novation, such consent not to be unreasonably withheld:

(i)	any Services involving any contact or interface with Members, including, without limitation, sales efforts, implementation and integration and call center services; or

(ii)	any Services to a Novation Competitor.

13.2	Novation’s Right to Revoke Approval. Novation shall have the right during the Term to revoke its prior approval of a subcontractor and direct Neoforma to replace such subcontractor as soon as possible if the subcontractor’s performance is materially deficient, good faith doubts exist concerning the subcontractor’s ability to render future performance because of changes in the subcontractor’s ownership, management, financial condition, or otherwise, or there have been material misrepresentations by or concerning the subcontractor.

13.3	Continuing Responsibility. Neoforma shall remain responsible for obligations performed by subcontractors to the same extent as if such obligations were performed by Neoforma’s employees. Neoforma shall be Novation’s sole point of contact regarding the Services, including with respect to payment.

13.4	Confidential Information. Neoforma shall not disclose Confidential Information of any of Novation, VHA, UHC or HPPI to a subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information as required of Neoforma under this Agreement.

14.	INSURANCE

14.1

Insurance. Each of Neoforma and Novation shall determine the types and amounts of insurance coverage it requires in connection with this Agreement, including, without limitation, general public liability, property damage and workers compensation insurance. Neither Neoforma nor Novation is required to obtain insurance for the benefit of the other, including, without limitation, business interruption insurance. Each of Neoforma and Novation will pay all costs and receive all benefits under policies arranged by it, and each waives rights of subrogation it may otherwise have regarding the other’s insurance policies.

14.2	Proof of Insurance. When requested by Neoforma or Novation, an insurance certificate indicating the coverage described in Section 14.1, issued by an insurance company licensed to do business in the relevant state or states and signed by an authorized agent, shall be furnished by the insured Party to the requesting Party. Each of Neoforma and Novation shall provide the other with at least 30 days prior written notice of any cancellation or material modification of such insurance.

15.	INDEMNITY

15.1

Neoforma Indemnity. Subject to Section 15.4, Neoforma shall indemnify, defend and hold harmless each of Novation, VHA, UHC and HPPI and each of their Affiliates, officers, directors, employees, consultants and agents from and against any and all damages, liabilities, claims, actions, suits, proceedings, costs, charges and expenses, including reasonable attorneys’ fees (collectively, “Losses”), incurred or sustained by any of such persons as a result of or from any third-party claim relating to (i) any claims based on Neoforma’s confidentiality obligations contained in Section 11 or its warranties contained in Section 12; (ii) the failure of Neoforma to perform any of its obligations under any agreement between Neoforma and a third party (including, without limitation, any agreements between Neoforma and a Supplier); (iii) any claims arising out of Neoforma’s breach of this Agreement; (iv) any claim arising out of the death of or bodily injury to any employee of any of Novation, VHA, UHC and HPPI and each of their Affiliates (or their respective subcontractors) to the extent caused by the negligence or willful misconduct of Neoforma or its Affiliates; (v) the loss of or damage to the real or tangible personal property (whether owned or leased) of each of Novation, VHA, UHC and HPPI and each of their Affiliates, officers, directors, employees, consultants and agents to the extent caused by the negligence or willful misconduct of Neoforma or its Affiliates; (vi) any third-party claim that arises in connection with the use by any of Novation, VHA, UHC and HPPI and each of their Affiliates of any deliverables or services provided by Neoforma to any of Novation, VHA, UHC and HPPI and each of their Affiliates under this Agreement, except to the extent covered by Novation’s indemnities set forth in Section 15.2; (vii) Neoforma’s failure to pay and discharge any taxes (including interest and penalties) for which Neoforma is responsible pursuant to the terms of this Agreement; (viii) any claim asserted against any of Novation, VHA, UHC and HPPI and each of their Affiliates by an employee of Neoforma to the extent such claim arises from decisions, acts, omissions or violations of statute by Neoforma with respect to such employee’s employee/employer relationship with Neoforma and (ix) any claims arising out of a violation by Neoforma of data rights that Novation and Suppliers have agreed upon in accordance with Section 2.2.1 (other than Infringement Claims, which are subject to Section 15.3).

15.2	Novation Indemnity. Subject to Section 15.4, Novation shall indemnify, defend and hold harmless each of Neoforma and its Affiliates, officers, directors, employees, consultants and agents from and against any and all Losses awarded against or paid in settlement by Neoforma, incurred or sustained by any of such persons as a result of or from any third-party claim relating to (i) any claims based on Novation’s confidentiality obligations contained in Section 11 or its warranties contained in Section 12; (ii) the failure of Novation to perform any of its obligations under any agreement between Novation and a third party; (iii) any claims arising out of Novation’s breach of this Agreement; (iv) any claim arising out of the death of or bodily injury to any employee of Neoforma or its Affiliates (or their respective subcontractors) to the extent caused by the negligence or willful misconduct of Novation or its Affiliates; (v) the loss of or damage to the real or tangible personal property (whether owned or leased) of Neoforma and its Affiliates, officers, directors, employees, consultants and agents to the extent caused by the negligence or willful misconduct of Novation or its Affiliates; (vi) any third-party claim that arises in connection with the use by Neoforma and its Affiliates or any deliverables or services provided by Novation to any of Neoforma or its Affiliates under this Agreement, except to the extent covered by Neoforma’s indemnities set forth in Section 15.1; (vii) Novation’s failure to pay and discharge any taxes (including interest and penalties) for which Novation is responsible pursuant to the terms of this Agreement; (viii) any claim asserted against Neoforma by an employee of Novation to the extent such claim arises from decisions, acts, omissions or violations of statute by Novation with respect to such employee’s employee/employer relationship with Novation and (ix) any claims arising out of a violation by Novation of data rights that Novation and Suppliers have agreed upon in accordance with Section 2.2.1 (other than Infringement Claims, which are subject to Section 15.3).

15.3	Infringement Claims.

15.3.1

Each of Neoforma and Novation, at their respective expense, shall indemnify, defend and hold harmless the other Party and its Affiliates, and their respective officers, directors, employees, consultants, agents, successors and assigns, from and against any and all Losses arising from any Services, software, hardware or the indemnitor’s Materials (“Item(s)”) provided or delivered by the indemnitor to the indemnitee under this Agreement, when used in conformity with all applicable written instructions and documentation, (i) infringes any patent in any country that is a signatory to the Patent Cooperation Treaty, (ii) infringes any copyright in any country that is a signatory to the Berne Convention for the

Protection of Literary and Artistic Works, or (iii) constitutes misappropriation of any trade secret in any country in which a trade secret right exists such that it would be enforceable in the United States (each such third-party claim, action, suit or proceeding, an “Infringement Claim”).

15.3.2	Notwithstanding anything to the contrary herein, the indemnitor shall have no obligation to defend or indemnify the indemnitee for any Infringement Claim to the extent arising out of or relating to modifications to any Item made by or on behalf of the indemnitee where but for such modifications there would have been no Infringement Claim.

15.3.3	If the indemnitee’s use of any Item is enjoined or otherwise prohibited, or if the indemnitor reasonably believes that there exists a threat of the same, the indemnitor shall have the right, in its sole discretion and at its expense, in addition to its indemnification obligations above, to (i) obtain for the indemnitee the right to continue to use the affected Item, (ii) replace the affected Item with a non-infringing product or service that will not degrade the performance quality of the affected component of the Services or (iii) modify the affected Item so that it becomes non-infringing. If the alternatives in (i), (ii) and (iii) are not feasible, the indemnitor shall remove the Item from the Services and equitably adjust the charges to reflect such removal.

15.3.4	THIS SECTION SETS FORTH THE SOLE AND EXCLUSIVE REMEDY OF THE INDEMNITEES, AND THE ENTIRE OBLIGATION AND LIABILITY OF THE INDEMNITOR, AS TO ANY INFRINGEMENT CLAIMS IN CONNECTION WITH ANY ACTIVITY UNDER THIS AGREEMENT.

15.4	Indemnity Procedures. The Party seeking indemnification under Section 15.1 through 15.3, as the case may be (the “Indemnified Party”), shall give prompt written notice to the other Party (the “Indemnifying Party”). In addition, the Indemnified Party shall allow the Indemnifying Party to direct the defense and settlement of any such claim, with counsel of the Indemnifying Party’s choosing that is reasonably acceptable to the Indemnified Party, and will provide the Indemnifying Party, at the Indemnifying Party’s expense, with information and assistance that is reasonably necessary for the defense and settlement of the claim. The Indemnified Party reserves the right to retain counsel, at the Indemnified Party’s sole expense, to participate in the defense of any such claim. The Indemnifying Party shall not settle any such claim or alleged claim without first obtaining the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld, if the terms of such settlement would not adversely affect the Indemnified Party’s rights under this Agreement.

16.	LIMITATION OF LIABILITY

16.1	Limitations. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY LOST PROFITS, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

16.2	Exceptions. The limitation set forth in Section 16.1 above will not apply to (i) Neoforma’s obligations under Section 11, Section 15.1, Section 15.3 or Section 16.3, (ii) Novation’s obligations under Section 11, Section 15.2 or Section 15.3, (iii) Neoforma’s willful misconduct or gross negligence in the provision of Services or (iv) Neoforma’s wrongful termination or abandonment of this Agreement.

16.3	Liquidated Damages.

16.3.1

Neoforma acknowledges that proper achievement of each of the functions and responsibilities as shall be agreed upon and set forth in the Functionality Roadmap and the completion of each functional deliverable (as shall be defined in the Functionality Roadmap) within the time frames specified pursuant to the process set forth therein (or as otherwise agreed to by Neoforma and Novation) are critical to the business operations of Novation. In connection therewith, Neoforma agrees that if any of its functions and responsibilities or any of the functions and responsibilities with respect to any functional deliverable (as shall be described in the Functionality Roadmap) are not properly achieved by the applicable target date (a “Failure”), such Failure shall be deemed to constitute a material breach of Neoforma’s service obligations under this Agreement. Upon such Failure, Neoforma shall pay liquidated damages to Novation for each day past the applicable target date in which the objective is still not achieved in the amount of (i) $5,000 per day for the first 10 days, (ii) $10,000 per day for the eleventh through thirtieth days and (iii) $20,000 per day for every day after the thirtieth day; provided, however, that any Failure by Neoforma to complete any of its functions and responsibilities under the Functionality Roadmap or any functional deliverable within the time frames to be agreed upon as described in the Functionality Roadmap shall be excused if and to the extent (A) such Failure by Neoforma resulted principally from a material failure by Novation to perform its obligations in respect of such Phase (as such obligations are set forth pursuant to the Functionality Roadmap) and (B) Neoforma used commercially reasonable efforts to perform notwithstanding Novation’s failure to perform; provided, further, that any Failure by Neoforma pursuant to the preceding provision shall only be excused for a number of days equal to the number of days Novation failed to perform its obligations in respect of such function, responsibility or functional deliverable (as such obligations are set forth pursuant to the Functionality Roadmap). Notwithstanding the foregoing, Neoforma shall not be required to pay any liquidated damages under this Section 16.3.1 until the fourth occurrence of Failures in any consecutive six-month period. Upon the occurrence of the fourth such Failure, Neoforma shall retroactively pay liquidated damages in respect of each Failure in such period (including the three previous Failures) in an amount equal to the amount that would have been paid by Neoforma if each such prior Failure had not been subject to the exception in the penultimate sentence of this Subsection 16.3.1.

16.3.2	Neoforma acknowledges that proper achievement of the Service Levels as shall be set forth in the Service Level Specifications (including those Service Levels which will be determined after the Effective Date) are critical to the business operations of Novation. Accordingly, in connection with any failure to meet Service Levels, Neoforma and Novation shall agree on a methodology whereby Neoforma shall pay to Novation liquidated damages up to 20% of the aggregate of all Novation Marketplace Transaction Fees received by Neoforma during the calendar month that such Service Levels were not met by Neoforma. Such methodology shall be defined in the Service Level Specifications.

16.3.3	The Parties agree that the damages provided in this Section 16 apply only with respect to the failures to perform described in Subsections 16.3.1 and 16.3.2. Moreover, the Parties agree that the damages provided in this Section 16 are a reasonable estimate of the damages that would be suffered by Novation as a consequence of the failures described in Subsections 16.3.1 and 16.3.2 and do not constitute a penalty (the Parties hereby acknowledging the inconvenience and difficulty of otherwise obtaining an adequate remedy). Notwithstanding anything to the contrary in this Agreement, the aggregate amount of liquidated damages paid by Neoforma to Novation pursuant to this Section 16.3 (including all payments to be agreed upon and described in the Functionality Roadmap and the Service Level Specifications) shall not exceed (i) $1,000,000 for any particular month and (ii) $24,000,000 during the Term.

17.	AUDIT RIGHTS

17.1

General. Upon 10 days prior notice from Novation, Neoforma shall provide to such auditors as Novation may designate in writing, subject to the limitation imposed by Section 17.3, access during normal business hours to Neoforma’s applicable facilities and to appropriate Neoforma management personnel and subcontractors, and to the data and records maintained by Neoforma with respect to the Services for the purpose of (i) performing audits and inspections of Neoforma and its businesses, (ii) to verify the integrity of Novation Materials and Neoforma Materials, (iii) to examine the systems that process, store, support and transmit such Novation Materials, (iv) to verify user volume reports, (v) to verify the accuracy of Novation Marketplace Transaction Fees and (vi) to confirm Neoforma’s compliance with this Agreement. To the extent applicable to the Services performed by Neoforma, the scope of such audits may include, without limitation, (i) Neoforma’s practices and procedures, (ii) the adequacy of general controls and security practices and procedures and (iii) the adequacy of disaster recovery and back-up procedures. Subject to Section 17.6, such audits shall be conducted at Novation’s expense.

17.2	Frequency of Audits. Operational audits, to examine the technological aspects of Neoforma’s provision of Services, may not be conducted more than once in any 12-month period. Financial audits, which examine Neoforma’s financial records, and other supporting records, may not be conducted more than once in any 12-month period. Novation may, at its election, conduct operational and financial audits concurrently.

17.3	Auditors. For the purposes of conducting financial audits, Novation may designate any internal auditor who customarily audits contract compliance issues for Novation or any nationally recognized accounting firm. For the purposes of conducting operational audits, Novation may designate any party to act as its auditor, subject to Neoforma’s consent, which shall not be unreasonably delayed or withheld.

17.4	Record Retention. In order to document the Services and the Novation Marketplace Transaction Fees paid or payable by Novation under this Agreement, Neoforma shall retain its standard records and supporting documentation for at least seven years.

17.5	Cooperation. Neoforma shall use commercially reasonable efforts to assist such auditors, inspectors, regulators and representatives in connection with such audits and inspections.

17.6	Overcharges. If, as a result of any such audit, Novation determines that Neoforma has overcharged Novation, Novation shall notify Neoforma of the amount of such overcharge and Neoforma shall promptly pay to Novation the amount of the overcharge, plus interest at a rate of 1.5% per month or the maximum rate permitted by law, whichever is less, calculated from the date of receipt by Neoforma of the overcharged amount until the date of payment to Novation. If any such audit reveals an overcharge to Novation during any 12-month period exceeding 5% of all Novation Marketplace Transaction Fees in the aggregate paid by Novation during such period, Neoforma shall reimburse Novation for the out-of-pocket costs and expenses incurred for such audit.

18.	DISPUTE RESOLUTION

18.1	Resolution of Disputes. Except as otherwise provided in this Section 18, any and all disputes arising out of or in connection with the execution, interpretation, performance or nonperformance of this Agreement (each such dispute, a “Disputed Matter”) will be resolved by the procedures established in this Section 18.

18.2	Negotiations and Escalation. Each Party shall use commercially reasonable efforts expeditiously to resolve any Disputed Matter which arises from time to time between it and any of the other Parties on a mutually acceptable negotiated basis. In connection therewith, any Party involved in a Disputed Matter may deliver a notice to each of the other Parties (an “Escalation Notice”) demanding an in-person meeting of the senior level management representatives of the Parties involved (and providing, as a courtesy, notice to the Parties not involved). Any agenda, location or procedures for such discussions or negotiations may be established by the Parties to the Disputed Matter, but such Parties shall, in any event, meet within 10 days after the delivery of the Escalation Notice. The Parties to a Disputed Matter may, if they mutually so desire, retain a mutually agreed upon mediator to assist in resolution of the Disputed Matter, but (i) all statements and opinions of such mediator shall be only advisory and shall be inadmissible in any subsequent proceedings between the Parties concerning the Disputed Matter, (ii) the Parties thereto shall bear the costs of any such mediation equally (but each party to the mediation shall be responsible for its own expenses) and (iii) mediation is not a prerequisite to arbitration. If the Parties to the Disputed Matter are unable to resolve it by the earlier of (i) 30 days after the delivery of the Escalation Notice or (ii) the conclusion of the meeting held pursuant to the applicable Escalation Notice, then any Party thereto may institute arbitration, as provided below, concerning the Disputed Matter.

18.3	Appointment of Arbitral Body. Except as provided in Section 18.11, any Disputed Matters not resolved pursuant to Section 18.2 or otherwise settled between the Parties will be finally resolved solely by arbitration, by a single arbitrator appointed in accordance with the rules and procedures (the “Rules”) of the American Arbitration Association, or if the American Arbitration Association is no longer conducting such arbitrations, a successor organization thereto or such other private arbitration service as the Parties shall mutually agree (the actual authority involved, the “Arbitral Body”). Except as set forth below in Sections 18.10 and 18.11, the Parties renounce all recourse to litigation to resolve Disputed Matters and agree that the Award of the arbitrator will be final and subject to no judicial review.

18.4	Qualifications of Arbitrator. The arbitrator shall be selected pursuant to the rules and procedures of the Arbitral Body, but shall be (i) impartial and will not have been employed by or affiliated with any of the Parties or any of their respective Affiliates, (ii) experienced in commercial dispute resolution and (iii) familiar with commercial business practices in the medical supplies procurement business or the business involved in the Disputed Matter. If the Arbitral Body is unable to provide an arbitrator with the qualifications set forth in this Section 18.4, the Arbitral Body will consult with the Parties and consider their recommendations for the arbitrator.

18.5	Initiation of Arbitration and Procedures. After the expiration of the 30-day period referred to in Section 18.2, arbitration procedures may be initiated concerning a Disputed Matter by any of the Parties thereto by giving written notice to the other Parties thereto and in compliance with any of the applicable Rules. If not specified by the Rules, such notice shall be given to the Parties to the Disputed Matter in the manner provided generally for notices in this Agreement. Any notice will specify in reasonable detail the dispute being submitted to arbitration and comply with all other Rules concerning commencement of arbitration.

18.6	Procedures. The arbitrator will conduct the proceedings, including arguments and briefs, in accordance with the Rules; provided that the provisions of this Section 18 will prevail in the event of any conflict between the Rules and its provisions. Within five days after his or her appointment, the arbitrator shall contact the Parties to the Disputed Matter and arrange an initial conference with them, to be conducted within 30 days after his or her appointment, at which conference (the “Hearing Conference”) the arbitrator and the Parties will establish procedures (based on a brief written plan submitted in letter form by each Party to the Disputed Matter in advance of such Hearing Conference concerning expected measures to prepare for hearing on the merits) and a schedule for the resolution of the Disputed Matter by hearing on the merits in a timely and efficient manner, giving due consideration to the nature and extent of the Disputed Matter, the apparent complexity of preparations for, and complexity of, hearing on its merits and other factors (such as third-party litigation pending against one of the Parties on the same subject-matter as raised in the Disputed Matter). In the event of a dispute concerning such procedures at the Hearing Conference, the arbitrator shall have the power to impose the schedule upon the Parties to the Disputed Matter, giving due consideration to resolution of the Disputed Matter by a full and fair hearing on the merits. The arbitrator shall include in procedures established at the Hearing Conference provisions which permit the Parties to engage in reasonable, limited discovery in preparation for hearing on the merits and which protect and preserve privileges and shield confidential proprietary information from disclosure. The hearing on the merits will be held within 60 days after the Hearing Conference, and evidentiary matters at such hearing will be determined in accordance with the Federal Rules of Evidence as applied at the place of arbitration.

18.7	Governing Law; Jurisdiction. The arbitrator will decide the issues submitted in accordance with the provisions and commercial purposes of this Agreement, provided that all substantive questions of law will be determined under the laws of the State of New York. The Parties consent to venue in the State in which the principal place of business of the Party initiating arbitration regarding a Disputed Matter is located.

18.8	Arbitration Award. All decisions of the arbitrator will be in writing and submitted to the Parties, and the decision after hearing on the merits which announces resolution of the Disputed Matter (the “Award”) shall, in addition, set forth findings of fact and conclusions of law to support the arbitrator’s resolution of the merits of the Disputed Matter. The arbitrator will issue the Award within 30 days after completion of the hearing on the merits.

18.9	Cooperation of the Parties. The Parties to the Disputed Matter will facilitate the arbitration by (i) making available to one another and to the arbitrator for examination, inspection and extraction all documents, books, records and personnel under their control if determined by the arbitrator to be relevant to the dispute, (ii) conducting arbitration hearings to the greatest extent possible on successive days and (iii) observing strictly the time periods and procedures established by the Rules or by the arbitrator for submission of evidence or briefs, conduct of the hearing on the merits and preparations therefor.

18.10	Costs. All costs of the arbitration shall initially be borne equally by the Parties thereto as incurred, but upon completion of the arbitration, the arbitrator shall award to the prevailing Party, as determined by the arbitrator in accordance with principles of New York law for determining prevailing Parties in litigation, all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals or experts incurred by the prevailing Party.

18.11	Judgment on the Award; Enforcement. Judgment on the Award may be entered in any court having jurisdiction and procedures therefor. Each Party agrees that any Award of an arbitrator against it and on which judgment is entered may be executed against the assets of any Party which is a judgment debtor or otherwise enforced in any jurisdiction pursuant to the procedures in and protections of such jurisdiction which are generally applicable to enforcement of judgments, including provision in such jurisdiction for the enforcement of equitable remedies provided in the Award.

18.12	Preservation of Equitable Relief; Third-Party Litigation. Notwithstanding any provision of this Section 18 to the contrary, any Party will be entitled (i) to seek a temporary restraining order or injunctive or other equitable relief in any court of competent jurisdiction with respect to a breach (or attempted or threatened breach) of this Agreement by any Party (including, without limitation, the matters referred to in Subsection 9.9.5) or (ii) to institute litigation or other formal proceedings to the extent necessary (A) to enforce the award of the arbitrator, (B) to avoid the expiration of any applicable limitations period or (C) to preserve a superior position with respect to other creditors. Nothing in this Section 18 shall prevent Parties who become involved in a Disputed Matter and who have become Parties to litigation instituted by a third party concerning facts involved in such Disputed Matter from resolving disputes between them arising in connection with such Disputed Matter through such litigation in lieu of arbitration under this Section 18.

18.13	Continued Performance. Each Party agrees to continue performing its obligations under this Agreement during the pendency of any dispute resolution process conducted in accordance with this Section 18.

19.	GUARANTY OF PERFORMANCE

19.1	VHA and UHC Guarantees. Subject to Section 19.4, VHA and UHC agree, severally but not jointly, that they will be responsible for the obligations and liabilities of Novation under this Agreement, as follows:

(i)	to the extent that any such obligation or liability relates primarily to any action or omission by UHC or an UHC Member, UHC shall be responsible;

(ii)	to the extent that any such obligation or liability relates primarily to any action or omission by VHA or a VHA Member, VHA shall be responsible; and

(iii)	to the extent that the allocations set forth in (i) and (ii) are not applicable, VHA and UHC shall be responsible in accordance with the side letter agreement between VHA and UHC.

19.2	VHA and UHC Waivers. Each of VHA and UHC hereby waives the following with regard to its guaranty obligations under this Section 19:

(i)	any right to require Neoforma to pursue any other remedy in Neoforma’s power whatsoever, other than Neoforma proceeding exclusively against VHA or UHC with respect to a liability described in Section 19.1 (iii)

(ii)	any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation or contribution of VHA or UHC against Neoforma, or against one another;

(iii)	any defense of discharge, relief or stay of the principal’s obligations hereunder based upon a filing of or against Novation under the U.S. Bankruptcy Code or Novation’s request for any relief of its obligations under this Agreement based on laws for the relief of debtors generally;

(iv)	any right to be informed by Neoforma of the financial or other condition of Novation or of VHA or UHC or any change therein or any other circumstances bearing upon the risk of nonperformance by Novation; and

(v)	any defense of exoneration or release based on amendment of this Agreement.

Each of VHA and UHC agrees that its guarantee, as set forth in Section 19.1, constitutes a guarantee of payment when due and not of collection.

19.3	Scope of Liability. Neither VHA’s nor UHC’s obligations and liabilities under this Agreement shall be subject to any set-off, reduction, limitation, impairment or termination for any reason, including, without limitation, compromise, and shall not be subject to any defense or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of its obligations and liabilities under this Agreement; excluding, however, any defenses based upon Neoforma’s failure to perform any of its obligations under this Agreement.

19.4	Continued Performance by Neoforma.

19.4.1

In the event that the Operating Agreement, dated October 21, 1997, as amended from time to time, between VHA and UHC is terminated (and not replaced by any successor document) (the “Novation Dissolution”), Neoforma agrees that it shall continue to perform its obligations under this Agreement for a period of no less than 12 months following the date of such termination (and any additional Termination Assistance Period required by this Agreement). Additionally, during such 12-month period, Neoforma shall offer to enter into separate agreements with each of VHA and UHC upon substantially similar terms and conditions and pursuant to which Neoforma will provide services substantially similar to the Services provided hereunder at the time of such termination and create separate proprietary marketplaces for each of VHA and UHC. The price for the aggregate services to be rendered under the new separate agreements shall be substantially similar to the price paid by Novation hereunder at the time of such termination; provided, however, that with respect to each of the separate agreements, (i) VHA and UHC (in their separate agreements) will provide services substantially similar to those being provided by Novation hereunder (or, if either VHA or UHC elects not to provide such services, Neoforma and the Party so electing will negotiate in good faith to adjust the cost of the services to be provided by Neoforma to such Party), and (ii) Neoforma may charge VHA or UHC, as applicable, incremental costs associated with the transition of services provided by Neoforma from the Novation Marketplace to the separate marketplaces, including, without limitation, incremental costs relating to establishing a separate “look and feel” to the proprietary marketplaces and creating separate marketplaces.

19.4.2	Notwithstanding the foregoing, neither VHA nor UHC shall be obligated to enter into an agreement with Neoforma as described in Subsection 19.4.1. In the event that either VHA or UHC elects not to enter into such an agreement with Neoforma, then that Party’s obligations to Neoforma shall be limited to its guarantee under Section 19.1 hereunder.

20.	GENERAL PROVISIONS

20.1	No Waiver. The delay or omission by any Party to exercise or enforce any right or power of any provision of this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party’s right to assert or rely upon any such provision or right in that or any other instance. A waiver by any Party of any of the covenants to be performed by any other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

20.2	Entire Agreement. This Agreement, the Exhibits attached hereto, and all other agreements contemplated by this Agreement to be agreed upon by the Parties pursuant to the terms of this Agreement (the “Contemplated Agreements”), together constitute the complete and exclusive agreement between the Parties, and supersede any and all prior agreements of the Parties with respect to the subject matter hereof. Except in the case of Section 8.12 (which may be amended with the approval of VHA and UHC only), this Agreement, the Exhibits attached hereto and the Contemplated Agreements may be amended or modified, or any rights under it waived, only by a written document executed by all Parties. For the avoidance of doubt, the term “Agreement”, as used throughout this document, shall include the Contemplated Agreements.

20.3

Publicity. Except as required by law or provided in this Agreement, no Party will make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of all other Parties. The Parties will cooperate prior to the filing of any public document which may require the filing of this Agreement as an exhibit or the filing of a description thereof in order to preserve the confidentiality and proprietary information contained herein.

20.4	Covenant of Good Faith. Each Party agrees that, in its respective dealings with all other parties under or in connection with this Agreement, it shall act in good faith.

20.5	Compliance with Laws and Regulations. Each of Neoforma and Novation shall perform its respective obligations under this Agreement in a manner that complies with applicable law, including, without limitation, identifying and procuring required permits and approvals.

20.6	Assignment; Successors and Assigns. This Agreement will be binding on the Parties and their respective successors and permitted assigns. No Party may, or will have the power to, assign this Agreement without the prior written consent of all other Parties. For the purposes of this Section 20.6, any assignment by operation of law, under an order of any court, or pursuant to any Neoforma Change of Control, plan of merger, consolidation, reorganization, or liquidation or will be deemed an assignment for which prior consent is required, and any assignment made without such consent will be void and of no effect as between the parties. Notwithstanding the forgoing, no assignment made in respect of or as a result of any dissolution of Novation will be deemed an assignment for which prior consent is required, and such assignment will be valid.

20.7	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to or application of conflicts of law rules or principles.

20.8	Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed given if sent by prepaid registered or certified United States mail, return receipt requested, overnight mail with a nationally recognized overnight mail courier, or sent by facsimile or similar communication, and confirmed by such mail, postage prepaid, addressed to another Party at the address shown below or at such other address for which such Party gives notice hereunder. Notices will be deemed given five business days after deposit in the U.S. Mail, two business days after deposit with an overnight mail courier, or when confirmation of receipt is obtained if sent by facsimile or similar communication, or if by personal delivery, when received, as applicable:

If to Novation:	With a copy to:

Novation, LLC 125 East John Carpenter Freeway Irving, Texas 75062 Facsimile: (972) 581-5778 Attn: General Counsel	Baker Botts L.L.P. 2001 Ross Avenue Dallas, Texas 75201-2980 Facsimile: (214) 953-6503 Attn: Sarah M. Rechter, Esq.

If to VHA:	With a copy to:

VHA, Inc. 220 East Las Colinas Boulevard Irving, Texas 75039-5500 Facsimile: (972) 830-0391 Attn: Chief Financial Officer	Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, DC 20005 Facsimile: (202) 393-3760 Attn: C. Kevin Barnette, Esq.

If to UHC:	With a copy to:

University Health System Consortium 2001 Spring Road, Suite 700 Oak Brook, Illinois 60523 Facsimile: (630) 954-4730 Attn: General Counsel	McDermott, Will & Emery 227 West Monroe Street Chicago, Illinois 60606 Facsimile: (312) 984-7700 Attn: Virginia H. Holden, Esq.

If to Neoforma:	With a copy to:

Neoforma, Inc. 3061 Zanker Road San Jose, California 95134 Facsimile: (408) 468-4000 Attn: General Counsel	Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041 Facsimile: (650) 938-5200 Attn: Gordon K. Davidson, Esq. Ralph M. Pais, Esq.

20.9	No Agency. The Parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other, except as expressly provided herein. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

20.10	Force Majeure.

20.10.1

Subject to 20.10.2, no Party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by: flood, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions in any country, or any other cause beyond the reasonable control of such Party, provided that (i) the non-performing Party is without fault in failing to prevent or causing such default or delay and (ii) such default or delay cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means (including with respect to Neoforma, by Neoforma executing its disaster recovery plans).

20.10.2	In such event, the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. With respect to Neoforma’s performance, such efforts shall be no less than the efforts used for any other customer of Neoforma. Any Party so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within two days after the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

20.10.3	Notwithstanding anything in this Section 20.10 to the contrary, upon the occurrence of an event described in Subsection 20.10.1 that substantially prevents, hinders or delays performance of services necessary for the performance of “critical functions” of such Party for more than seven consecutive days, such Party to whom such affected or delayed performance is due will have the right to immediately terminate this Agreement. For the purposes of this Subsection 20.10.3, “critical functions” means with respect to a Party, those business functions that are reasonably and in good faith determined by that Party to be essential and critical to its business operations or the business operations of its Members.

20.11	Interest. Any payment under this Agreement which is not paid when due, shall accrue interest at the lower of a monthly rate of 1.5% or the highest amount allowed by law.

20.12	Program Management. Neoforma and Novation shall meet to develop a program management plan to manage the delivery of Services hereunder. Such plan shall have features similar to those illustrated in Exhibit F.

20.13

Severability. If for any reason a court of competent jurisdiction finds any provision or portion of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

20.14	Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which, together, will constitute one and the same instrument.

20.15	Headings. Section headings are included for only convenient reference and do not describe the sections to which they relate.

20.16	Section 365(n) Matters. Neoforma acknowledges that if Neoforma as a debtor-in-possession or a trustee in bankruptcy in a case under the U.S. Bankruptcy Code rejects this Agreement, the Contemplated Agreements, or any agreement supplementary hereto or thereto, Novation may elect to retain its rights under this Agreement, the Contemplated Agreements, or any agreement supplementary hereto or thereto, as and to the extent provided in Section 365(n) of the U.S. Bankruptcy Code. Upon the written request of Novation to Neoforma or the bankruptcy trustee, Neoforma or such bankruptcy trustee, as provided in Section 365(n) of the U.S. Bankruptcy Code, (i) shall provide to Novation the intellectual property for the Services as described in this Agreement, including all third-party software and all Neoforma-owned software, and (ii) shall not interfere with the rights of Novation as provided in this Agreement or any agreement supplementary hereto, including each Functionality Roadmap, the Service Level Specifications, or any escrow agreement that may be entered, to obtain such intellectual property from the bankruptcy trustee.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

NEOFORMA, INC.	NOVATION, LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

VHA, INC.	UNIVERSITY HEALTH SYSTEM CONSORTIUM

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

HEALTHCARE PURCHASING PARTNERS INTERNATIONAL, LLC

By:

Name:

Title:

Date:

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

OUTSOURCING AND OPERATING AGREEMENT]

EXHIBIT A

MARKS

1.	Novation Marks:

1.1	Registered Marks.

OPPORTUNITY (Stylized) (Registration No. 2009924) is registered to Novation.

1.2	Pending Marks.

NOVATION (Serial No. 75-421230); N and Design (Serial No. 75-602099); NOVAPLUS (Serial No. 75-525857); NOVAPLUS (Serial No. 152867 (Czech Republic)); and NOVAPLUS and Design (Serial No. 75-603422) are pending.

1.3	Unregistered Marks.

None.

2.	Neoforma Marks:

2.1	Registered Marks.

NEOFORMA (Reg. No. 2,526,423)

NEOFORMA and Design (Reg. No. 2,714,114).

2.2	Pending Marks.

None.

2.3	Unregistered Marks.

ADSONLINE; AUCTIONLIVE; AUCTIONONLINE; CENTRAL POINT; CENTRAL POINT SERVICES; CENTRAL POINT SERVICES Logo; DEPARTMENT TOOLKIT; FACT FILES; FAST-TRACK; MAJOR ACCOUNT NEWS; MAXEMAIL; MAXEASTCOAST.COM; MAXHEALTH.COM; MAXWESTCOAST.COM; MSA SNAPSHOTS; NEOCONNECT; NEOFORMA and Design; NEOFORMA CONTRACT MANAGEMENT SOLUTION; NEOFORMA DATA MANAGEMENT SOLUTION; NEOFORMA LIFELINE; NEOFORMA MATERIALS MANAGEMENT SOLUTION; NEOFORMA ORDER MANAGEMENT SOLUTION; PHAROS TECHNOLOGIES; STATCITY; SUCCESS TRACKER; THE HEALTH STRATEGIST; THE HEALTHCARE BUSINESS COMMUNITY; THE MAX; U.S. LIFELINE; USL; USLIFELINE.COM; VOICE YOUR OPINION; and VYO!

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3.	VHA Marks:

3.1	Registered Marks.

CFIS (Registration No. 1912695); COUNTDOWN USA (Registration No. 1533720); EDGEWARE (Registration No. 2294530); LAURUS (Registration No. 2254329); Miscellaneous Design (Registration No. 2198615); PNEUMONIA PNOCKOUT (Registration No. 1820282); STAY CURRENT. STAY HEALTHY (Registration No. 2251550); STAY HEALTHY (Registration No. 1814163, 1835895); UNITED TO IMPROVE AMERICA’S HEALTH (Registration No. 1892202); VHA (Registration No. 1227889 (U.S.A.), 500495 (Benelux), 284986 (Canada), 1676194 (France), 2904740 (Germany), 613531 (Italy), 414861 (Mexico), 104986 (Russian Federation)); VHA (Stylized) (Registration No. 1300891 (U.S.A.), 316977 (Canada)); VHA and Design (swirl logo) (Registration No. 1893301); VHA PLUS (Registration No. 1423203 and 1442669 (U.S.A.), 550496 (Benelux), 1676193 (France), 2904741 (Germany), 613530 (Italy), 413431 and 413432 (Mexico), 105521 (Russian Federation)); VHA SATELLITE NETWORK (Registration No. 1419470); VHASECURE.NET (Registration No. 2182462); VHA: THE HEART OF AMERICA’S HEALTH (Registration No. 1423204); VHA+PLUS (Registration No. 1757926); VHA+PLUS and Design (Registration No. 1425903 and 1457123 (U.S.A.), 405620 (Mexico), 60097 (Sri Lanka), 159275 (Thailand)); VOLUNTEER HOSPITALS OF AMERICA (Registration No. 1273226 and 1310365 (U.S.A.), 298707 (Canada)) are registered to VHA.

3.2	Pending Marks.

SUPERRIEN (Serial No. 75-639339) is pending.

3.3	Unregistered Marks.

None.

4.	UHC Marks:

4.1	Registered Marks.

UHC (Registration No. 1809491); UHC and Design (Registration No. 1813976); UHC NEWSLINE (Registration No. 1867798); and ABC (Registration No. 2327568) are registered to UHC.

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4.2	Pending Marks.

None.

4.3	Unregistered Marks.

CLINICAL DATA PRODUCTS; CDP; OPERATIONAL DATA BASE; VALUE ANALYSIS PROGRAM; CLINICAL PROCESS IMPROVEMENT; CLINICAL BENCHMARKING; OPERATIONAL BENCHMARKING; CAPITAL ASSET MANAGEMENT; MANAGEMENT AND SUPPLY SERVICES; CLINICAL PRACTICE ALERT; TECHNOLOGY ASSESSMENT; and UHC NEWS are unregistered.

5.	HPPI Marks:

5.1	Registered Marks.

HPPI (Registration No. 2003695) and HEALTHCARE PURCHASING PARTNERS (Registration No. 1248000) are registered to HPPI.

5.2	Pending Marks.

None.

5.3	Unregistered Marks.

None.

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EXHIBIT B

CURRENT MARKS USAGE GUIDELINES FOR NOVATION

1

Novation Logo

Novation TM Editorial Standards Brief

Revised July 1999

Many Novation staff members communicate regularly in writing with VHA and UHC members, supply partners, each other and outside audiences. Below are a few guidelines that address questions and issues that come up every day in the course of doing business. These guidelines are designed to create consistency in the way we all refer to our company, its employees, and its products, programs and services.

acronyms – Avoid the use of acronyms on the first reference. It is better to spell out a title or phrase on first reference and use acronyms on second reference. It is unnecessary to put the acronym in parentheses after the full name, like this: HealthCare Purchasing Partners International (HPPI). The reason is that if the meaning of an acronym must be explained to readers, it probably should not be used. There are some exceptions to this rule. For example, some highly specialized acronyms have become so common in usage that the original wording has been superseded. Examples: DNA, ISDN, RAM, CD-ROM.

area codes, phone numbers – Phone numbers should appear as follows: (972) 581-5000. It is not necessary to include a “1” in front of a long-distance number. It is assumed that people know dialing 1 is necessary. One exception to this rule is the number for Novation Member Support Services, which should appear like this: 888/7-NOVATE (766-8283). If it is necessary to refer callers to a particular extension, this is the correct style: (972) 581-5000, ext. 5555. “X” is not an acceptable abbreviation for extension in external communications.

Authorized Distributors – These are distribution partners that have been approved as official distributors of products offered through Novation agreements. Use Novation Authorized Distributor on first reference, Authorized Distributor on subsequent references.

Clinical Markets Programs – This is Novation’s marketing strategy that focuses on the needs of physicians and caregivers in a variety of specialties. Novation Clinical Markets Programs aggregate best-in-class products and services according to clinical disease states or specialties, helping VHA and UHC members streamline their purchasing processes through one-stop shopping. Novation currently offers these Clinical Markets Program:

•	Novation Anesthesia Program

•	Novation Cardiology Program

•	Novation Dialysis Program

•	Novation Oncology Program

•	Novation Orthopedic Program

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•	Novation Respiratory Program

•	Novation Women’s Health Program

Some Clinical Markets Programs include agreement subgroups referred to as portfolios. These include:

•	Novation Anesthesia Pharmaceutical Portfolio (formerly the Anesthesia Pharmaceutical Standardization Program)

•	Novation Oncology Pharmaceutical Portfolio (formerly the Oncology Products Program)

•	Novation Oncology Breast Care Portfolio (launching in the second quarter of 1999)

•	Novation Oncology Prostate Care Portfolio (launching in 1999)

•	Novation Respiratory Pharmaceutical Portfolio (launching Oct. 1, 1999)

Novation may be omitted from the program or portfolio name on second and subsequent references.

In addition to these offerings, several portfolios of OPPORTUNITY (R), Novation’s Committed Program, are based on Clinical Markets Programs. These portfolios are discussed in the OPPORTUNITY section.

Please note that Clinical Markets is not a separate department of Novation. When writing about the people who work on a particular Clinical Markets segment, refer to them as the Novation anesthesia team, group, or unit. More casual references as the cardiology team are acceptable on subsequent references if it is clear that you are referring to the Novation Clinical Markets group.

Company name, job titles – include your company name and job title, as well as the company names and correct titles of any other people mentioned in a document. Titles are not capitalized unless they preceded the person’s name, and then only if the title is of significant rank. Some examples:

•	Gov. George W. Bush

•	George W. Bush, governor of Texas

•	U.S. Sen. Patrick Moynihan

•	Kay Bailey Hutchison, U.S. senator from Texas

•	C. Thomas Smith, VHA president and chief executive officer

•	UHC President and Chief Executive Officer Robert J. Baker

•	Novation product manager John Doe

•	Jane Doe, Novation marketing analyst

Also include the titles and company names of people who are “cc-ed” at the bottom of a business letter or memo. This is very important because correspondence is often sent to VHA and UHC

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members, supply partners and people at our parent organizations who may not know who you or others mentioned are.

Please don’t guess at anyone’s name or title; call and ask if you are uncertain. Getting someone’s name or title wrong implies a lack of courtesy and attention to detail.

e-mail addresses – In communications pieces where you list a Novation contact person, you should include that person’s phone number and e-mail address. The correct style for e-mail addresses is jdoe@novationco.com (in italics).

HealthCare Purchasing Partners International LLC – This is the full name of HPPI, Novation’s sister company. Like Novation, HPPI is jointly owned by VHA and UHC. HealthCare Purchasing Partners International should be used on first reference. HPPI is acceptable in subsequent references. HPPI has no members, it has clients.

hospital, health care organization – All hospitals are health care organizations, but not all health care organizations are hospitals. Therefore, unless referring specifically to hospitals, health care organization is the preferred term. For variety’s sake, words such as facility and institution are acceptable on subsequent references. Don’t use the acronym HCO in any outside communication.

Internet sites – Novation’s World Wide Web site is www.novationco.com. This and all other Web sites should appear in all-lower-case, italic letters.

launch – The date that an agreement or program becomes effective is the launch date. Please don’t use the term launch when you mean introduce, unveil, announce, etc. For example, a program can be introduced March 1, but may not launch until May 1, when the program agreements become effective.

letters and memos – Memorandums are acceptable in some external business communications, but interoffice memos are not. Appropriate business letters should be used for more formal communications. In both documents, include the correct names, organization names, company names (if applicable) and titles of the recipients, sender and those who receive copies.

members, clients and customers – Novation has no members or customers. It serves VHA and UHC members and HealthCare Purchasing Partners International clients. When addressing or mentioning VHA and UHV organizations, use VHA and UHC members the first time and members thereafter. Never use Novation members or Novation customers. The term health care organizations is also acceptable.

NOVAPLUS TM – The name of Novation’s private-label program. When writing about NOVAPLUS, it should be described as the private label of VHA and UHC early in the document. This description helps reinforce the link between NOVAPLUS and Novation’s parent

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alliances. Companies that supply products in the private label are called NOVAPLUS manufacturing partners.

Here are some guidelines for using the NOVAPLUS name and logo in marketing materials and correspondence.

•	Capitalize all letters and include a trademark symbol (TM) immediately after the name on first reference in every document. The trademark symbol should be omitted on second and subsequent references.

•	In overheads, slides, charts or other presentation materials, use the trademark symbol after NOVAPLUS on first reference in every slide or chart.

•	Do no use the NOVAPLUS logo within text as a substitute for the name.

•	All marketing materials developed by NOVAPLUS manufacturing partners must be reviewed by the appropriate Novation product managers, and by Novation marketing communications.

NOVAPLUS marketing materials include the NOVAPLUS logo and the tagline Your Brand and More SM. However, it is not necessary to include this tagline in the text of correspondence or marketing materials.

Novation Food Service Program – The full name of the program. Novation may be omitted on second reference.

Novation Laboratory Program - The full name of the program. Novation may be omitted on second reference.

Novation LLC – This is the full legal name of our company. It is not necessary to include the “LLC” except in legal documents such as contracts, program enrollment forms, etc.

Novation Member Support Services – This is the correct name of our outbound telephone service delivery group. TeleServices should no longer by used. Novation Customer Service is part of Member Support Services and is the group that handles incoming calls from the 888/7-NOVATE line.

Novation Pharmacy Program - The full name of the program. Novation may be omitted on second reference.

Novation TM, the supply company of VHA and UHC – Our company name should appear this way on first reference in any document going to an outside audience, complete with the trademark symbol (TM). Simply the name Novation is acceptable on subsequent references.

OPPORTUNITY (R) – This is Novation’s committed-purchasing program. The name should appear in the form shown here, with the registered trademark symbol, on first reference in any document. The (R) should be omitted on subsequent references.

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The program should be referred to on first or second reference in every document as OPPORTUNITY, Novation’s Committed Program. If using the tagline on first reference would create an awkward sentence, it is acceptable to use it on second reference. Program is not part of the name, but the phrase OPPORTUNITY program is acceptable.

Offerings under the OPPORTUNITY umbrella are called portfolios. Nine portfolios are currently available, with more in development. The nine existing portfolios are:

•	OPPORTUNITY Phase I Portfolio

•	OPPORTUNITY Phase II Portfolio

•	OPPORTUNITY Anesthesia Portfolio

•	OPPORTUNITY International Cardiology Portfolio

•	OPPORTUNITY Food Service Portfolio

•	OPPORTUNITY Laboratory Portfolio

•	OPPORTUNITY Orthopedic Portfolio

•	OPPORTUNITY Respiratory Portfolio

•	OPPORTUNITY Unified Portfolio

Please note that OPPORTUNITY is not a separate department of Novation. the program and its portfolios are jointly operated by Novation’s cost reduction services team and the various contracting teams that develop and maintain agreements included in the portfolios.

Service Delivery – Novation field account managers should be referred to as the Service Delivery team or Service Delivery account managers. Do not refer to them as sales representatives or managers.

supply cost management – Novation is a supply cost management company. The term supply chain management is limiting and should be avoided when referring to Novation. However, supply chain is acceptable when quoting someone or referring to the system by which products move from suppliers to health care organizations. (Please note that VHA still refers to Novation as its provider of supply chain management services.)

supply partners – The companies with which Novation enters into supply agreements are referred to as supply partners. (One exception is NOVAPLUS manufacturers, see the NOVAPLUS entry.) We should not refer to them as vendors or business partners and should avoid referring to them as manufacturers. However, suppliers is acceptable for variety’s sake if supply partners begins to appear too often in a particular document.

trademarks – When mentioning a trademarked product offered by a Novation supply partner, include the appropriate TM or (R) symbol with the trademarked name on first reference. Please note that the two symbols are not interchangeable. TM identifies trade names or logos that are

6

being used by a company, pending final approval by the U.S. Patent and Trademark Office. (R) designates names that have been fully approved and registered with the office.

UHC Supply Co. – With the creation of Novation, UHC Supply Co. ceased to exist, as did all UHCSC agreements. Those are now Novation agreements. To avoid confusion for members, please do not refer to UHCSC unless describing it as a predecessor to Novation.

University HealthSystem Consortium – The name of our parent UHC should appear this way on first reference in any document. One exception to this rule: When Novation, the supply company of VHA and UHC appears first in a document, spell out University HealthSystem Consortium on the next reference to UHC. Simply the acronym UHC is acceptable on subsequent references.

VHA – Acceptable in nearly all references to VHA Inc., the majority owner of Novation and HPPI. The Inc. is usually necessary only in legal documents.

If you have a question regarding proper editorial standard, please contact your Novation marketing communications manager or Rich Reecer, Novation editorial and publications manager at ext. 5076.

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EXHIBIT C

CURRENT MARKS USAGE GUIDELINES FOR NEOFORMA

1

Neoforma, Inc.’s Trademark Guidelines

Introduction

Neoforma, Inc. values its intellectual property. Its trademarks and brands are an important asset. Neoforma requires that its trademarks be used properly in all contexts. Please take a moment to read our Trademark Guidelines. If you have any questions about specific trademark or logo usage, or would like further information regarding these Guidelines, please contact our General Counsel.

Who Must Follow These Guidelines

These Guidelines apply to Neoforma, Inc.’s employees, customers, licensees, affiliates, consultants, and third parties. If you are a licensee or affiliate, your license or other agreement with Neoforma, Inc. may set forth different requirements regarding trademark and logo usage. If so, you are required to follow those specific guidelines. Otherwise, if you are a licensee or affiliate who does not have a license or agreement with Neoforma, Inc. that addresses trademark and logo usage, you must follow these Guidelines.

Use of Neoforma, Inc.’s Company Name

Neoforma, Inc. is our company or trade name, and NEOFORMA™, NEOFORMA and Design™ and NEOFORMA.COM™ are our trademarks. When you refer to us as a company, please use the incorporated designation (i.e., “Inc.”) with the first prominent reference and the first reference, and do not use a trademark symbol. Our company name may be abbreviated to Neoforma in subsequent references. Examples of references to Neoforma, Inc. as a company include identifying us as the owner of the Neoforma™ website, and providing our contact information, including our address, at the end of a communication.

Use of Neoforma, Inc.’s Trademarks

You may use Neoforma, Inc.’s trademarks when you are referring to our goods or services provided that you follow these Guidelines, and ensure that such references are truthful and not misleading. You may not use Neoforma’s name or trademarks as part of the name of your company or your company’s services or products. Such uses infringe Neoforma’s intellectual property rights and are unlawful. Last, you may not license Neoforma’s name, trademarks or logos to other parties.

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Proper Trademark Usage

Proper use of a trademark means the trademark is followed by a trademark symbol and then a noun.

The Trademark Symbol

A trademark should always be followed by the trademark symbol ™ for unregistered trademarks (or with a trademark that will be used on materials distributed internationally), or ® for federally registered trademarks. If the superscript,™, or the registered trademark symbol, ®, is not available, please use (TM) or (R) instead.

If there are multiple references to the same trademark in a given document, it is sufficient to use the trademark symbol with the first prominent use of the mark, and with the next use of the mark (for example, in the title or subtitle of the document and then the first time the mark appears in text) to provide adequate notice. You do not need to use a trademark symbol with each and every use of the trademark. If there is doubt about whether to use a trademark symbol, however, please use one.

Also, please note that if the document or communication has a table of contents or index in which the trademark appears, the symbol should accompany the trademark. In the case of presentation graphics, the trademark symbol should appear on each page or slide where the trademark appears. Again, if there is doubt about whether to use a trademark symbol, please use one.

A Trademark is an Adjective

A trademark is an adjective, designating the source or origin of the good or service it modifies. Accordingly, proper trademark usage requires that the trademark always be followed by a noun. An example of proper trademark usage is: “Healthcare’s most important e-commerce tool is the NEOFORMA™ website.” These Guidelines require that you only use Neoforma’s trademarks with the service for which they were originally intended.

Note that a trademark cannot be used as a noun. It cannot be pluralized. It cannot be used in the possessive form. Thus, for example, it is improper to say “NEOFORMA is healthcare’s most important e-commerce tool.”

Note also that a trademark cannot be used as verb. For example, it is improper to say, “We will compile a list of syringe manufacturers by STATWORLDing.”

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The Appearance of the Trademark

You may not alter Neoforma’s trademarks in any way unless you have a specific agreement with Neoforma authorizing such alteration. You may not use corruptions, abbreviations or variations of Neoforma’s name or trademarks. You may not alter any logo or design that is a Neoforma trademark. For example, you may not change the color of the Neoforma design, and you may not change the font style of the NEOFORMA word mark as it appears in the design trademark.

Attribution of Trademark Rights

Provide the following notice when using Neoforma’s trademarks:

“                     and                      are trademarks or registered trademarks of Neoforma, Inc. in the United States and other countries.” Please use this exact language.

Neoforma, Inc.’s Trademarks

Neoforma, Inc.’s trademarks include those on the following list, which may not be exhaustive of our marks:

ADSONLINE™

AUCTIONLIVE™

AUCTIONONLINE™

CENTRAL POINT™

CENTRAL POINT SERVICES™

CENTRAL POINT SERVICES Logo™

DEPARTMENT TOOLKIT™

FACT FILES™

FAST-TRACK™

MAJOR ACCOUNT NEWS™

MAXEMAIL™

MAXEASTCOAST.COM™

MAXHEALTH.COM™

MAXWESTCOAST.COM™

MSA SNAPSHOTS™

NEOCONNECT™

NEOFORMA(R)

NEOFORMA (and Design)(R)

NEOFORMA.COM (and Design)™

NEOFORMA CONTRACT MANAGEMENT SOLUTION™

NEOFORMA DATA MANAGEMENT SOLUTION™

NEOFORMA LIFELINE™

NEOFORMA MATERIALS MANAGEMENT SOLUTION™

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NEOFORMA ORDER MANAGEMENT SOLUTION™

PHAROS TECHNOLOGIES™

PIMS™

PRODUCT INFORMATION MANAGEMENT SOLUTION™

PRODUCT INFORMATION MANAGEMENT SYSTEM™

STATCITY™

STATWORLD™

SUCCESS TRACKER™

THE HEALTH STRATEGIST™

THE HEALTHCARE BUSINESS COMMUNITY™

THE MAX™

U.S. LIFELINE™

USL™

USLIFELINE.COM™

VOICE YOUR OPINION!™

VYO!™

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EXHIBIT D

CURRENT MARKS USAGE GUIDELINES FOR VHA, UHC AND HPPI

The current Marks Usage Guidelines for VHA is attached as Appendix 1; The current Marks Usage Guidelines for UHC is attached as Appendix 2; The current Marks Usage Guidelines for HPPI is attached as Appendix 3.

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APPENDIX 1

CURRENT MARKS USAGE GUIDELINES FOR VHA

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VHA Logo

The VHA Identity

“Corporate Identity” is a term that describes the particular visual elements that communicate a company’s image. It is the graphic uniform that reinforces, with every application, the company’s presence in the marketplace.

Building strong customer recognition and understanding of our VHA identity – in its national and regional forms – depends on how effectively and consistently we use it.

Our customers will see variety in VHA’s national and regional products and services, but they should also see consistency in the VHA identity. Our identity is a representation of the values and qualities we share, and it should be reflected in every contact we make.

Managing VHA’s corporate identity is critical to our long-term growth and success in serving VHA organizations. Adhering to the standards in this manual is an important first step. We’ve included guidelines for a broad range of materials. If you need more information or assistance with special design needs, please call VHA’s Communications Department at (214) 830-0272.

VHA Logo

Trademark and Copyright Protection

Any appearance of VHA corporate or regional names and logos must always be accompanies by the appropriate symbols that declare and protect their exclusive use by VHA.

Any printed materials must also be marked with a copyright notice to protect the entire contents of the piece as the sole property of VHA.

Use of (R)

The letters VHA and the VHA logo function as a trade name for our company and as a trademark identifying our products and services. The regional versions of the name and logo function in the same way for VHA Regional Health Care Systems.

The letters VHA are registered with the U.S. Patent and Trademark Office. The new VHA logo and the positioning phrase “united to Improve America’s Health” are currently in the process of registration.

The symbol (R) constitutes notice that our name and logo are exclusive for goods and services we offer. IT provides legal protection from those who might use part of our corporate signature without permission or use symbols that too closely resemble our mark.

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The standard and modified versions of the corporate logo and the standard version of each regional VHA logo are currently marketed with the symbol SM after the position phrase, indicating that we intend to claim the logos as our property.

On the reduced version of the corporate and regional logos where the positioning phrase is omitted, the SM symbol appears at the lower right corner of the logo rectangle itself.

When registration with the U.S. Patent and Trademark Office is complete, we will replace the SM symbol on all version with (R).

In VHA materials, the symbol (R) should be used after the letters VHA in text when they are used as part of a product name. For example, “VHA (R) Clinical Financial Information System” or “VHA (R) New Jersey Quality Institute.”

It is not appropriate to use (R) after the letters VHA in text when using them as our company’s name. For example, “VHA announced a new product last week,” or “VHA Iowa has purchased new office space.”

In VHA materials, use the registration symbol only for VHA registered trademarks. The registered trademark of other companies should be designated by the use of an asterisk and a footnote:

Example:

Advil* analgesic

*	Registered trademark of Whitehall Laboratories

Other companies, when mentioning our products or services in their materials, should use the registration symbol only for their own registered trademarks and an asterisk and footnote for VHA marks.

VHA registers other product and service trademarks from time to time. For more information about product naming, use of the VHA trademark and other trademark issues, please refer to the “Guide of Product Naming” available from the Communications Department.

Copyright (c)

All printed materials must be marked with the symbol (c), signifying that the entire content is protect by copyright laws. Copyright also gives the creator of brochures, books, etc., the exclusive right to reproduce and distribute such materials, unless the creator grants limited rights to another party.

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All corporate VHA materials must bear the following copyright notice.

(c) 1994 VHA Inc. All rights reserved.

The notice may also include one of the following statements, chosen based on the degree of control VHA departments wish to maintain over the content.

Duplication or distribution of this document without express permission from VHA is prohibited.

Duplication or distribution of this document without express permission from VHA is prohibited, except for use of VHA health care organizations and their personnel.

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APPENDIX 2

CURRENT MARKS USAGE GUIDELINES FOR UHC

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UHC Logo

UHC Corporate Identity Standards

The Corporate Signature

UHC Logo

The UHC acronym and the geodesic dome, along with the UHC name and the service mark (SM) symbol, make up UHC’s corporate signature. The UHC logo is the UHC acronym and geodesic dome. Because UHC’s corporate signature is the single most important graphic element used on UHC’s communications pieces, it should not be altered or modified in any way. The size of the UHC name should always be proportionate to the size of the logo (see signature reproduction at left).

Signature Color Treatments

It is preferred that the UHC logo be reproduced in one color only – PMS 541 or black. Other one-color reproductions are acceptable, as are reversed or embossed images of the logo. All logo reproductions should be reviewed by UHC. Because of the intricate lines that make up the geodesic dome, screens or tints of either color should not be sued.

Logo Reproduction

The UHC logotype should be sized proportionally. For most reproductions, the acceptable size range (width b height) is between 1” x 0.5” and 3” x 1.75”. (For certain applications, such as signage, a larger logo may be appropriate.) Because the intricate lines that make up the geodesic dome are often difficult to reproduce, it is important that all logo reproductions fall within the acceptable range and that special attention be paid to the reproduction quality of the geodesic dome.

Agaramond is the only acceptable typeface for reproduction of the corporate signature on printed pieces.

If you have any questions or concerns regarding the correct usage of the UHC logo and name, please check with Melissa Cutting of the UHC Marketing Department (630/954-1769 or cutting @uhc.edu).

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APPENDIX 3

CURRENT MARKS USAGE GUIDLINES FOR HPPI

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HealthCare Purchasing Partners International Logo

HealthCare Purchasing Partners International TM Editorial Standards Brief.

Revised March 2000

Many HPPI staff members communicate regularly in writing with clients, supply partners, each other and outside audiences. Below are a few guidelines that address questions and issues that come up every day in the course of doing business. These guidelines are designed to create consistency in the way we all refer to our company, its employees, and its products, programs and services.

acronyms – Avoid the use of acronyms on the first reference. It is better to spell out a title or phrase on first reference and use acronyms on second reference. It is unnecessary to put the acronym in parentheses after the full name, like this: HealthCare Purchasing Partners International (HPPI). The reason is that if the meaning of an acronym must be explained to readers, it probably should not be used. There are some exceptions to this rule. For example, some highly specialized acronyms have become so common in usage that the original wording has been superseded. Examples: DNA, ISDN, RAM, CD-ROM.

area codes, phone numbers – Phone numbers should appear as follows: (972) 581-5000. It is not necessary to include a “1” in front of a long-distance number. It is assumed that people know dialing 1 is necessary. One exception to this rule is the number for Novation Member Support Services, which should appear like this: 888/7-NOVATE (766-8283). If it is necessary to refer callers to a particular extension, this is the correct style: (972) 581-5000, ext. 5555. “X” is not an acceptable abbreviation for extension in external communications.

Authorized Distributors – These are distribution partners that have been approved as official distributors of products offered through Novation agreements. Use Novation Authorized Distributor on first reference, Authorized Distributor on subsequent references.

Clinical Markets Programs – This is Novation’s marketing strategy that focuses on the needs of physicians and caregivers in a variety of specialties. Novation Clinical Markets Programs aggregate best-in-class products and services according to clinical disease states or specialties, helping VHA and UHC members streamline their purchasing processes through one-stop shopping. Novation currently offers these Clinical Markets Program:

•	Novation Anesthesia Program

•	Novation Cardiology Program

•	Novation Dialysis Program

•	Novation Oncology Program

•	Novation Orthopedic Program

•	Novation Respiratory Program

•	Novation Women’s Health Program

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Some Clinical Markets Programs include agreement subgroups referred to as portfolios. These include:

•	Novation Anesthesia Pharmaceutical Portfolio (formerly the Anesthesia Pharmaceutical Standardization Program)

•	Novation Oncology Pharmaceutical Portfolio (formerly the Oncology Products Program)

•	Novation Oncology Breast Care Portfolio (launching in the second quarter of 1999)

•	Novation Oncology Prostate Care Portfolio (launching in 1999)

•	Novation Respiratory Pharmaceutical Portfolio (launching Oct. 1, 1999)

Novation may be omitted from the program or portfolio name on second and subsequent references.

In addition to these offerings, several portfolios of OPPORTUNITY (R), Novation’s Committed Program, are based on Clinical Markets Programs. These portfolios are discussed in the OPPORTUNITY section.

Please note that Clinical Markets is not a separate department of Novation. When writing about the people who work on a particular Clinical Markets segment, refer to them as the Novation anesthesia team, group, or unit. More casual references as the cardiology team are acceptable on subsequent references if it is clear that you are referring to the Novation Clinical Markets group.

Company name, job titles – include your company name and job title, as well as the company names and correct titles of any other people mentioned in a document. Titles are not capitalized unless they preceded the person’s name, and then only if the title is of significant rank. Some examples:

•	Gov. George W. Bush

•	George W. Bush, governor of Texas

•	U.S. Sen. Patrick Moynihan

•	Kay Bailey Hutchison, U.S. senator from Texas

•	C. Thomas Smith, VHA president and chief executive officer

•	UHC President and Chief Executive Officer Robert J. Baker

•	Novation product manager John Doe

•	Jane Doe, Novation marketing analyst

Also include the titles and company names of people who are “cc-ed” at the bottom of a business letter or memo. This is very important because correspondence is often sent to VHA and UHC members, supply partners and people at our parent organizations who may not know who you or others mentioned are.

Please don’t guess at anyone’s name or title; call and ask if you are uncertain. Getting someone’s name or title wrong implies a lack of courtesy and attention to detail.

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e-mail addresses – In communications pieces where you list a Novation contact person, you should include that person’s phone number and e-mail address. The correct style for e-mail addresses is jdoe@novationco.com (in italics).

HealthCare Purchasing Partners International LLC – This is the full name of HPPI. Like Novation, VHA and UHC jointly own HPPI. HealthCare Purchasing Partners International should be used on first reference and HPPI on subsequent references. A trademark symbol (TM) will need to appear immediately after the name and an (R) after the acronym on first reference in every document. The trademark and registered symbol should be omitted on second and subsequent references. IN overheads, slides, charts or other presentation materials, use the trademark symbol after HealthCare Purchasing Partners International and the registered symbol after HPPI on first reference in every slide or chart.

HPPI has no members; it has clients. It is not necessary to include the “LLC” except in legal documents such as contracts, program enrollment forms, etc.

hospital, health care organization – All hospitals are health care organizations, but not all health care organizations are hospitals. Therefore, unless referring specifically to hospitals, health care organization is the preferred term. For variety’s sake, words such as facility and institution are acceptable on subsequent references. Don’t use the acronym HCO in any outside communication.

Internet sites – Novation’s World Wide Web site is www. hppipo.com. This and all other Web sites should appear in all-lower-case, italic letters.

launch – The date that an agreement or program becomes effective is the launch date. Please don’t use the term launch when you mean introduce, unveil, announce, etc. For example, a program can be introduced March 1, but may not launch until May 1, when the program agreements become effective.

letters and memos – Memorandums are acceptable in some external business communications, but interoffice memos are not. Appropriate business letters should be used for more formal communications. In both documents, include the correct names, organization names, company names (if applicable) and titles of the recipients, sender and those who receive copies.

members, clients and customers – Novation has no members or customers. It serves VHA and UHC members and HealthCare Purchasing Partners International clients. When addressing or mentioning VHA and UHV organizations, use VHA and UHC members the first time and members thereafter. Never use Novation members or Novation customers. The term health care organizations is also acceptable.

NOVAPLUS TM – The name of Novation’s private-label program. When writing about NOVAPLUS, it should be described as the private label of VHA and UHC early in the document. This description helps reinforce the link between NOVAPLUS and Novation’s parent alliances. Companies that supply products in the private label are called NOVAPLUS manufacturing partners.

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Here are some guidelines for using the NOVAPLUS name and logo in marketing materials and correspondence.

•	Capitalize all letters and include a trademark symbol (TM) immediately after the name on first reference in every document. The trademark symbol should be omitted on second and subsequent references.

•	In overheads, slides, charts or other presentation materials, use the trademark symbol after NOVAPLUS on first reference in every slide or chart.

•	Do no use the NOVAPLUS logo within text as a substitute for the name.

•	All marketing materials developed by NOVAPLUS manufacturing partners must be reviewed by the appropriate Novation product managers, and by Novation marketing communications.

NOVAPLUS marketing materials include the NOVAPLUS logo and the tagline Your Brand and More SM. However, it is not necessary to include this tagline in the text of correspondence or marketing materials.

Novation Food Service Program – The full name of the program. Novation may be omitted on second reference.

Novation Laboratory Program - The full name of the program. Novation may be omitted on second reference.

Novation LLC – This is the full legal name of our company. It is not necessary to include the “LLC” except in legal documents such as contracts, program enrollment forms, etc.

Novation Member Support Services – This is the correct name of our outbound telephone service delivery group. TeleServices should no longer by used. Novation Customer Service is part of Member Support Services and is the group that handles incoming calls from the 888/7-NOVATE line.

Novation Pharmacy Program - The full name of the program. Novation may be omitted on second reference.

Novation TM, the supply company of VHA and UHC – Our company name should appear this way on first reference in any document going to an outside audience, complete with the trademark symbol (TM). Simply the name Novation is acceptable on subsequent references.

OPPORTUNITY (R) – This is Novation’s committed-purchasing program. The name should appear in the form shown here, with the registered trademark symbol, on first reference in any document. The (R) should be omitted on subsequent references.

The program should be referred to on first or second reference in every document as OPPORTUNITY, Novation’s Committed Program. If using the tagline on first reference would create an awkward sentence, it is acceptable to use it on second reference. Program is not part of the name, but the phrase OPPORTUNITY program is acceptable.

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Offerings under the OPPORTUNITY umbrella are called portfolios. Nine portfolios are currently available, with more in development. The nine existing portfolios are:

•	OPPORTUNITY Phase I Portfolio

•	OPPORTUNITY Phase II Portfolio

•	OPPORTUNITY Anesthesia Portfolio

•	OPPORTUNITY International Cardiology Portfolio

•	OPPORTUNITY Food Service Portfolio

•	OPPORTUNITY Laboratory Portfolio

•	OPPORTUNITY Orthopedic Portfolio

•	OPPORTUNITY Respiratory Portfolio

•	OPPORTUNITY Unified Portfolio

Please note that OPPORTUNITY is not a separate department of Novation. the program and its portfolios are jointly operated by Novation’s cost reduction services team and the various contracting teams that develop and maintain agreements included in the portfolios.

Service Delivery – Novation field account managers should be referred to as the Service Delivery team or Service Delivery account managers. Do not refer to them as sales representatives or managers.

supply cost management – Novation is a supply cost management company. The term supply chain management is limiting and should be avoided when referring to Novation. However, supply chain is acceptable when quoting someone or referring to the system by which products move from suppliers to health care organizations. (Please note that VHA still refers to Novation as its provider of supply chain management services.)

supply partners – The companies with which Novation enters into supply agreements are referred to as supply partners. (One exception is NOVAPLUS manufacturers, see the NOVAPLUS entry.) We should not refer to them as vendors or business partners and should avoid referring to them as manufacturers. However, suppliers is acceptable for variety’s sake if supply partners begins to appear too often in a particular document.

trademarks – When mentioning a trademarked product offered by a Novation supply partner, include the appropriate TM or (R) symbol with the trademarked name on first reference. Please note that the two symbols are not interchangeable. TM identifies trade names or logos that are being used by a company, pending final approval by the U.S. Patent and Trademark Office. (R) designates names that have been fully approved and registered with the office.

UHC Supply Co. – With the creation of Novation, UHC Supply Co. ceased to exist, as did all UHCSC agreements. Those are now Novation agreements. To avoid confusion for members, please do not refer to UHCSC unless describing it as a predecessor to Novation.

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University HealthSystem Consortium – The name of our parent UHC should appear this way on first reference in any document. One exception to this rule: When Novation, the supply company of VHA and UHC appears first in a document, spell out University HealthSystem Consortium on the next reference to UHC. Simply the acronym UHC is acceptable on subsequent references.

VHA – Acceptable in nearly all references to VHA Inc., the majority owner of Novation and HPPI. The Inc. is usually necessary only in legal documents.

If you have a question regarding proper editorial standard, please contact your Novation marketing communications manager or Rich Reecer, Novation editorial and publications manager at ext. 5076.

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EXHIBIT E

REPORTS AND OTHER INFORMATION REQUIREMENTS

1.	Report Content.

Within 20 days after the end of each full and partial month during the Term (a “Reporting Month”), each Supplier will submit to Novation a report on a diskette containing the following information in the form specified in Section 2 of this Exhibit E:

(i)	the name of Supplier, the Reporting Month and year and the agreement number (as provided by Novation to Supplier);

(ii)	with respect to each Member (described by a LIC number (as provided by Novation to Supplier), health industry number (if applicable), full name, street address, city, state, zip code and, if applicable, tier and committed status, the number of units sold and the amount of net sales for each Product on a line item basis, and the sum of net sales and the associated Marketing Fees for all Products purchased by such Member directly or indirectly from Supplier during the Reporting Month, whether under the pricing and other terms of this Agreement or under the terms of any other purchasing or pricing arrangements that may exist between the Member and Supplier;

(iii)	the sum of the net sales and the associated Marketing Fees for all Products sold to all Members during the Reporting Month; and

(iv)	such additional information as Novation may reasonably request from time to time.

2.	Report Format and Delivery.

The reports required by this Exhibit E will be submitted electronically in Excel Version 7 or Access Version 7 and in accordance with other specifications established by Novation from time to time and will be delivered to:

Novation

220 East Las Colinas Boulevard

Irving, TX 75039

Attn: SRIS Operations

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3.	Other Information Requirements.

In addition to the reporting requirements set forth above, the Parties agree to facilitate the administration of the Agreement by transmitting and receiving information electronically and by complying with the information requirements set forth in Appendix 1. Supplier further agrees that, except to the extent of any inconsistency with the provisions of this Agreement, it will comply with all information requirements set forth in the Novation Information Requirements Guidebook (“Guidebook”), attached as Appendix 2. On or about the Effective Date, Novation will provide Supplier with a current copy of the Guidebook and will thereafter provide Supplier with updates and/or revisions to the Guidebook from time to time.

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APPENDIX 1

OTHER INFORMATION REQUIREMENTS

Novation and Supplier desire to facilitate contract administration transactions (“Transactions”) by electronically transmitting and receiving data in agreed formats in substitution for conventional paper-based documents and to assure that such Transactions are not legally invalid or unenforceable as a result of the use of available electronic technologies for the mutual benefit of the Parties.

The Parties agree as follows:

1.	PREREQUISITES.

a. Documents; Standards. Each Party will electronically communicate to or receive from the other Party all of the required documents listed in the Novation Electronic Communication Requirements Schedule attached hereto (collectively “Documents”). All Documents will be communicated in accordance with the standards set forth in the applicable sections of the Novation Information Requirements Guidebook (“Guidebook”). Supplier agrees that the Guidebook is the Confidential Information of Novation and will not disclose information contained therein to any other Party.

b. Third Party Service Providers. Documents will be communicated electronically to each Party, as specified in the Guidebook, through any third party service provider (“Provider”) with which either Party may contract or VHAseCure.net™. Either Party may modify its election to use, not use or change a Provider upon thirty (30) days’ prior written notice. Each Party will be responsible for the costs of any Provider with which it contracts, unless the Parties otherwise mutually agree in writing.

c. Signatures. Each Party will adopt as its signature an electronic identification consisting of symbol(s) or code(s) which are to be affixed to or contained in each Document transmitted by such Party (“Signatures”). Each Party agrees that any Signature of such Party affixed to or contained in any transmitted Document will be sufficient to verify such Party originated and intends to be bound by such Document. Neither Party will disclose to any unauthorized person the Signatures of the other Party.

2.	TRANSMISSIONS.

a. Verification. Upon proper receipt of any Document, the receiving Party will promptly and properly transmit a functional acknowledgment in return, unless otherwise specified in the Guidebook.

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b. Acceptance. If acceptance of a Document is required by the Guidebook, any such Document which has been properly received will not give rise to any obligation unless and until the Party initially transmitting such Document has properly received in return an Acceptance Document (as specified in the Guidebook).

c. Garbled Transmission. If any properly transmitted Document is received in an unintelligible or garbled form, the receiving Party will promptly notify the originating Party (if identifiable from the received Document) in a reasonable manner. In the absence of such a notice, the originating Party’s records of the contents of such Document will control.

3.	TRANSACTION TERMS.

a. Confidentiality. No information contained in any Document or otherwise exchanged between the Parties will be considered confidential, except to the extent provided by written agreement between the Parties, or by applicable law.

b. Validity; Enforceability. Any Document properly transmitted pursuant to this Agreement will be considered, in connection with any Transaction, to be a “writing” or “in writing”; and any such Document when containing, or to which there is affixed, a Signature (“Signed Documents”) will be deemed for all purposes to have been “signed” and to constitute an “original” when printed from electronic files or records established and maintained in the normal course of business.

4.	STANDARDS.

ASC x 12 - Novation Information Requirements Guidebook

5.	THIRD PARTY SERVICE PROVIDERS.

(If the Parties will be transmitting Documents directly, insert “NONE”)

Company	VAN Name	Address Number	Telephone
Novation	AT&T	12976 Hollander Drive	800/624-5672
Bridgeton, MO 63044

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6.	CONTRACT PRICING (PHARMACY). Supplier will transmit contract pricing information electronically, to include new contracts, contract renewals and any changes to a current contract. This will be sent in a timely manner and in compliance with ANSI ASC X12-845 (Price Authorization) and Novation Contract Pricing Guidelines. Contract pricing information will include the following:

Supplier Identification Number

HIN (Health Industry Number if Supplier is a HIN subscriber)

DEA Number (if HIN is not available)

Supplier Assigned Number (if HIN and DEA are not available)

Supplier Name

Supplier Contract Number

MFG Contract Number

Contract Effective Date

Contract Expiration Date

Member(s) (Member name, HIN or DEA number, Member start/stop dates)

Product Identifier

NDC

UPC (if NDC is not available)

Trade Name

Package Count

Package UOM

Selling Unit Price

Item Contract Effective Date

Item Contract Expiration Date

7.	CONTRACT PRICING (MEDICAL/SURGICAL). Supplier will communicate contract pricing information electronically, to include new contracts, contract renewals and any changes to the current contract. This will be sent in a timely manner and in compliance with the Guidebook.

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APPENDIX 2

NOVATION INFORMATION REQUIREMENTS GUIDEBOOK

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Executive Summary

Welcome to the Novation Information Requirements Guidebook

Thousands of times each year, VHA, UHC and HPPI members ask us to help them improve the overall quality of their health care services by finding the best products, at the best price, from the best source. We meet this need by managing hundreds of product and service agreements with the best manufacturers and distributors in the health care industry.

Once these agreements are created, our members ask their local Novation account manager and/or the corporate Supply Cost Management teams to provide information and service around the following:

1.	What products are on each agreement?

2.	What are the equivalent products under agreement for [product name that is being bought today]?

3.	What is the price for [product on agreement]?

4.	What can I save if I buy [product on agreement] rather than a competing product?

5.	What are the product specifications for the [equivalent Novation product]?

6.	Who is my local sales representative with [company name]?

7.	Can you help us convert to the [agreement product]?

Additionally, you and other supply partners ask Novation:

1.	Who are the VHA, UHC and HPPI members?

2.	Please confirm what items are currently on my Novation agreement?

3.	What pricing does Novation have loaded for each of my products?

4.	What competitive cross-reference products do you use for each of my products when you recommend that a member change over to my Novation contracted product?

5.	Can you be of any assistance in supplying advance notice of price changes to our members?

6.	Who is my Novation service delivery team person for [member name]?

This Guidebook is designed to better help us answer these and other questions. It addresses:

•	our overall information strategy with supply partners

•	Novation’s information requirements

•	where Novation is going with respect to supply partner Internet solutions

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•	how Novation will help your company gain access to the information that you need in managing your business relationship with Novation

In summary, our information needs are as follows:

NOVATION REQUIREMENT	DESCRIPTION	WHAT THIS MEANS FOR YOUR COMPANY
Requirement 1: New Contract Launch Agreement Item Product Details	This is the exact catalog number and other product information that is needed when ordering your product(s) under the Novation agreement (e.g., all product identifiers, description, units of measure, packaging, etc.). This information is provided at the time of signing your Novation agreement and it is then kept current as changes occur.	Novation has a large team that works with hospitals in converting them to Novation contracted products. Novation needs product details to successfully help our members convert business to your contracted items.

Requirement 2: Ongoing Contract Maintenance Pricing for Each Product on Agreement	Novation needs the current price that the health care organizations will pay as they order each product. Specific item prices for each price tier (if any) must to be provided. Price updates are needed as the pricing changes.	Novation provides price change notification, price comparison and economic impact services in helping the health care organizations understand all savings opportunities. These services motivate members to convert to your products as they save money.

Requirement 3: Summary Sales Reporting Monthly Summary Sales Report by Member	Electronic summary sales reports are needed every month. Current paper reports must be converted to electronic reporting immediately.	This information is loaded into Novation’s sales information system for use by our service delivery teams.

Requirement 4: Detailed Line Item Sales Reporting Monthly Line Item Sales Report by Member	Electronic line item sales reports are needed every month. There are several formats to send these reports in, please consult Requirement 4 for specification. Plan for a 90-day testing period.	This information is loaded into Novation’s sales information system for use by our service delivery teams. They work with each Novation member to identify items that are and, more importantly, are not being bought on contract.

Requirement 5: Membership Membership Information provided to you.	This details all current, new and deleted VHA or UHC membership information. Names, addresses, contacts, membership numbers, etc. are all provided. You must be able to receive and process monthly membership updates.	This will keep your company current. Having this information reduces pricing and other errors, and overall, reduces the time needed to administer your Novation agreement(s).

Requirement 6: Commitment Forms Signed Participation Forms	Novation needs to be up-to-date on which member has signed your commitment form (if required by your agreement). This information is made available our service delivery team.	This information tells our service delivery team which of their members have been approved by your company to buy off your agreement. If there is no form, they know to sell your agreement.

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Requirement 7: Sales Representative Information Sales Rep Contacts	Novation and our members need to know who your current sales representatives are for each agreement, by territory. This information includes all specialty sales personnel.	This information is available for our service delivery team in promoting your agreement. Also, members know whom to contact as they decide to buy products/services under your agreement.

Requirement 8: Product Cross References Competitor Cross References	For each product under agreement, Novation needs a listing of the competitor’s name and their respective competitive part/catalog number and any product details that you may have available	Novation recommends your product(s) to our members whenever we learn that they are buying a competitor’s product. But our information is very incomplete. We need your help in knowing what products compete directly and indirectly with each of your products that are on a Novation agreement.

NOVATION REQUIREMENT	DESCRIPTION	WHAT THIS MEANS FOR YOUR COMPANY
Business Partner Repository System (BPRS) Access	This information repository contains specific information that is completely customized for your Novation, VHA, UHC, and HPPI relationships. Examples of information include access to membership, items, sales representatives, as well as cross-reference information.	This is your link to Novation. This BPRS system is designed to eliminate the time and delay that is inherent in the communication of important business information.

Universal Product Number (UPN)	Novation endorses the use of the UPN for all product identification throughout the supply chain. All communications must include the UPN number immediately.	Begin now working on setting up a UPN number for each product on a Novation agreement.

Electronic Sales Reporting	During 2000, Novation will be testing a new method for the submission of all summary sales reports. This Web reporting system will be fully implemented with all supply partners in 2000.

How Your Company Should Communicate This Information

Novation will be flexible in how we receive or send this information. Our preference is always to communicate this information through EDI, but if your company can only use EDI for some transactions, this Guidebook outlines other acceptable short-term alternatives. EDI remains the long-term solution.

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Also, and this is very important: IT IS CRITICAL THAT YOUR COMPANY SEND NOVATION THE INFORMATION REQUESTED IN THIS GUIDEBOOK. We are willing to discuss timing of EDI formats but not whether the needed information is to be provided.

All of this information is important.

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What’s Required and When

The following chart summarizes the Novation supply partner reporting requirements.

Requirement #	Who Supplies	Mandatory Due Dates	Format Required
Requirement 1: New Contract Launch	Your Company Sends To Novation	60 Days prior to the Contract Effective Date	• Spreadsheet File

Requirement 2: Ongoing Contract Maintenance	Your Company Sends To Novation	Due 60 days prior to the effective date of the line item add/delete/change	• EDI 832 or • Spreadsheet File

Requirement 3: Summary Sales Reporting	Your Company Sends To Novation	Due at the first contract reporting period	• Spreadsheet File

Requirement 4: Detailed Line Item Sales Reporting	Your Company Sends To Novation	Begin testing within 120 days of Contract Effective Date	• EDI 867 or • Flat File Format or • Spreadsheet File(small files only)

Requirement 5: Membership	Your Company Receives From Novation Through BPRS	Due immediately	• Spreadsheet File or • EDI 816

Requirement 6: Commitment Forms	Your Company Sends To Novation	Due immediately, if applicable	• Spreadsheet File

Requirement 7: Sales Representative Information	Your Company Sends To Novation	Due within 30 days of the Contract Effective Date	• Spreadsheet File

Requirement 8: Product Cross References	Your Company Sends To Novation	Due within 90 days of the Contract Effective Date	• Spreadsheet File

Figure 1-Novation Reporting Overview

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These requirements are detailed in the section titled Novation Information Requirements, see page 17 for details.

Novation’s Information Infrastructure for Supply partners

Novation supports both a private extranet and an EDI infrastructure. Many of the required information components are available through either mode, but others may only be available on one system.

Thank you for working with your staff in completing these requirements. All of us at Novation look forward to working together with your staff in support of your Novation agreement(s).

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Novation Electronic Communication

Requirements Schedule

Company Name:		Date:

Your Name:		Your title

Phone:	Fax:	E-mail

Technical Contact:		Title

Phone:	Fax:	E-mail:

NOVATION REQUIREMENT	NOVATION EXPECTATION	MANDATORY DUE DATES & FORMATS TO BE USED
Requirement 1: New Contract Launch Section 4.1, page 21 of the 2000 Guidebook	This only applies to new contracts, unless your company never provided this information. If needed, your Novation product manager will contact you. UPN must be included with all line item files.	Due 60 days prior to the Contract Effective Date

Requirement 2: Ongoing Contract Maintenance Section 4.2, page 27 of the 2000 Guidebook	Novation must receive contract item and pricing updates as prices change, and when items are added or deleted from contract.	Due 60 days prior to the effective date of the line item add/delete/change Information will be sent via (check one): ( ) EDI 832 ( ) Interim File Format (Excel Spreadsheet)

Requirement 3: Summary Sales Reporting Section 4.3, page 43 of the 2000 Guidebook	Current paper reports must be converted to electronic reporting immediately.	Due at the first contract reporting period

Requirement 4: Detailed Line Item Sales Reporting Section 4.4, page 51 of the 2000 Guidebook	Plan for a 90-day testing for this requirement.	Begin testing within 120 days of Contract Effective Date Information will be sent via (check one): ( ) EDI 867 ( ) Other

Requirement 5: Membership Section 4.5, page 63 of the 2000 Guidebook	You must be able to receive and process monthly membership updates.	Due immediately

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Requirement 6: Commitment Forms Section 4.6, page 73 of the 2000 Guidebook	Details which members have and have not signed your contract enrollment forms, if needed.	Due immediately, if applicable

Requirement 7: Sales Representative Contact Information Section 4.7, page 77 of the 2000 Guidebook	Able to update Sales Representative information from a Business Partner Repository System download.	Due within 30 days of the Contract Effective Date

Requirement 8: Product Cross-referencing Section 4.8, page 81 of the 2000 Guidebook	Must to update the items on contract with competitive cross-reference information	Due within 90 days of the Contract Effective Date

Business Partner Repository System (BPRS) Access Section 3, page 13 of the 2000 Guidebook	Able to connect to Novation BPRS via the VHAseCURE.net™.	Due within 60 days of the Contract Effective Date

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EXHIBIT F

PROGRAM MANAGEMENT

1.	Purpose.

Neoforma and Novation will establish a joint Program Management Office (the “PMO”). This organization will organize, define, track and manage the development progress and delivery status of the Internet e-commerce Service for healthcare organizations.

2.	Responsibilities.

The PMO will be responsible for managing and maintaining the ongoing operating relationship between Neoforma and Novation. This will include establishing operating procedures, gathering all necessary resources, driving decision-making within each organization, and communicating back to Neoforma and Novation. Specific responsibilities include:

2.1.	Program Definition and Organization

•	Maintenance of program goals and objectives documentation

•	Establishing program organization, selection of team members, under guidance of the Novation and Neoforma executive sponsors

•	Establishing administrative procedures

•	Establishing administrative procedures

•	Definition of program parameters, objectives, constraints, and scope of work, including program deliverables, completion criteria, and acceptance criteria

•	Definition of program management procedures:

(i)	issue resolution process

(ii)	methodology for program tracking

(iii)	process for status reporting

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(iv)	tools for program and configuration management

(v)	procedures for program files and correspondence

2.2.	Program Planning

•	Development of program work breakdown structure (“WBS”) including tasks, task owners, and task completion criteria for tasks which cross companies.

•	Development of program schedule, including interdependencies and critical path

•	Refining estimates, assessing required skills and available resources, assigning resources, reviewing program estimates, and finalizing program schedule

•	Creating a final baseline program plan, and distributing the approved plan to PMO and program team.

•	Development of the Neoforma product roadmap as it relates to Novation phases and requirements

2.3.	Program Tracking and Management

•	Collection of status information, including program tasks and performance data, identifying issues of concern, Development of the Neoforma product roadmap as it relates to Novation phases and requirements

•	Summarizing status, analysis of variance from plan, determination of critical path impact, identification and analysis of trends, and maintenance of issues and error log

•	Determination and management of necessary corrective action (e.g., plan adjustment, critical path re-configuration, issue log update, etc.)

•	Reporting program status to program team, and PMO

3.	Organization and Roles.

The PMO will be composed of two Executive Sponsors, a Steering Committee, two Program Manager, and PMO Team members. Novation and Neoforma will each assign

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an Executive Sponsor and a Program Manager. Together this group will name members of the Steering Committee and PMO team.

3.1.	Executive Sponsors. Novation and Neoforma will each provide an executive-level champion to preside over the Internet e-commerce program. The Executive Sponsors will be actively responsible for the overall execution and performance of the program. Appointed by the representative company CEO, he or she will serve as the representative of that CEO, and will report program progress and performance as required. The Executive Sponsors will also provide executive-level decisions related to performance of resources committed to the Internet e-commerce program, and will be the primary arbiters in resolving major issues arising during the execution of the program. Together, they will also actively co-chair the Executive Committee, and be responsible for the actions and performance of that group.

3.2.	Steering Committee Members. The two Parties will jointly establish a steering committee. The Steering Committee, reporting to the Executive Sponsors, will be responsible for executive-level oversight management of the activities of specific Novation and Neoforma staff engaged on the e-commerce program. These individuals are also responsible for assigning — and ensuring the active participation of — resources to the Program Management Team (discussed below). The Executive Committee will also make decisions on strategies, development priorities, assess business risk, and resolve other significant issues.

3.3.	Program Management Team. Neoforma and Novation will establish a joint program management office to perform daily tasks. The Program Management Team will be responsible for the day-to-day coordination of the activities of the program. The Program Manager will be responsible for the overall management of the day-to-day activities of the Program Management Team, and will report to the Executive Sponsor. Resources will be assigned to this team on an as requested basis.

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EXHIBIT G

MINIMUM FEES

The Minimum Fees shall be determined by multiplying the sum of: (i) Adjusted Gross Transaction Value; and (ii) Supply Chain Data Transaction Value; in any quarter by the applicable Supplier Target Percentage set forth below:

The sum of (i) Adjusted Gross Transaction Value and (ii) Supply Chain Data Transaction Value for Calendar Quarter	Supplier Target%
$0 - $12,500,000	5.0%
$12,500,001 - $187,500,000	2.5%
$187,500,001 - $1,250,000,000	1.5%
> $1,250,000,000	0.75%

In determining the foregoing calculation, the first dollar amounts shall be attributed to Adjusted Gross Transaction Value. By way of example, if in a calendar quarter Adjusted Gross Transaction Value equals $12.5 million and Supply Chain Data Transaction Value equals $10 million, the Minimum Fees would equal $625,000 ($12.5 million x 5.0%) plus $250,000 ($10 million x 2.5%) for a total of $875,000.

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EXHIBIT I

TARGET FEE LEVELS

For the First Calendar Quarter	2001	$2,250,000
For the Second Calendar Quarter	2001	$4,000,000
For the Third Calendar Quarter	2001	$7,500,000
For the Fourth Calendar Quarter	2001	$11,250,000
For the First Calendar Quarter	2002	$14,000,000
For the Second Calendar Quarter	2002	$18,000,000
For the Third Calendar Quarter	2002	$23,500,000
For the Fourth Calendar Quarter	2002	$29,500,000
For the First Calendar Quarter	2003	$33,000,000
For the Second Calendar Quarter	2003	$36,000,000
For the Third Calendar Quarter	2003	$39,000,000
For the Fourth Calendar Quarter	2003	$42,000,000
For the First Calendar Quarter	2004	$45,000,000
For the Second Calendar Quarter	2004	$47,000,000
For the Third Calendar Quarter	2004	$48,000,000
For the Fourth Calendar Quarter	2004	$50,000,000

For the First Calendar Quarter 2005 through the end of the Initial Term, Target Fee Levels shall be set in a Calendar Quarter by increasing the previous Calendar Quarter’s Target Fee Level by 2.5%.

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EXHIBIT K

CURRENT FUNCTIONALITY ROADMAP

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Attached Roadmap is the Committed Roadmap for Marketplace@Novation for Q3-Q4 2003 and Q1 2004.

•	This roadmap represents commitments as of the Advisory Board meeting June 23, 2003

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Marketplace Contract Management

Description: Marketplace Contract Management provides visibility to contract and organization information to support collaboration through Marketplace@Novation. Contract Management includes Novation Contract Catalog, Contract Management Reports, Contract Activation Manager, Sourcing Catalog, and Product Update Manager.

CM	Complete in Q3 2003	Complete in Q4 2003	Complete in Q1 2004
Contract Catalog

•      Deferred features scoped out of nc2

•      Pharmacy specific features:

•      Update NC2 with FDB fields on product detail pages

•      Add product range selection criteria for 6 pharmacy reports

•      Add Novaplus/Opportunity indicators to search results, product/contract list pages, etc.

•      Key usability enhancements:

•      Reduced white space/horizontal-vertical scrolling

•      Run search when “enter” key is pressed

•      View future and previous price for all tiers, as well as price start and end dates

•      View line item pricing for all tiers using query

•      Provide access to all tiered pricing for all COTs from pricing detail page

•      HPPI support

•      Banner, hot list docs, restricted access to Opportunity reports, specific product segments, support client groups (like regions), display tier pricing per product

•      Updates to other Marketplace pages to support HPPI

•      38 bug fixes/enhancements identified during nc2 development and UAT

•      Roll out of nc2 for signed and unsigned Novation Members

•      nc2 User Enhancements (targeted; not committed because of dependency on VHA project scheduling)

•      View cross-over products (Rx/NRx) on all appropriate contracts

•      Short-term fix delivered

•      Long-term approach requires joint development with VHA and is not yet scheduled. Note that project & schedule will need to be defined by 8/30 to make Q4

•      nc2

•      No committed deliverable

•      CM Home Page

•      Create home page that integrates access to all CMS modules

•      Activated Local Contracts

•      Hospitals can upload, create, view, edit local/activated contracts and contract line items

•      Supplier Access

•      Manufacturers and Distributors can view all eligible contracts (local and GPO) and contract line items

CM	Complete in Q3 2003	Complete in Q4 2003	Complete in Q1 2004

•      Sunset Requirements

•      Opportunity program fix (by 8/15)

•      Export all Novation contracts for the default tier on behalf of a hospital (Novation)

•      Stable database (still evaluating delivery date )

•      Program name link

CM Reports	• Contract Utilization Report • Show Account Manager information (6/30) • Flexible rollup at IDN level • Add commas to print view

•      Pharmacy Reports

•      Contract Potential Savings (contract compliance for identical items) (H)

•      Contract Price Verification Report (H)

•      Custom Market Share Reporting (H, M)

•      Manufacturer Market Share Report (M)

• No committed deliverable

CM	Complete in Q3 2003	Complete in Q4 2003	Complete in Q1 2004
Contract Collaboration	• Enable the “replace” function as a collaboration type in Product Update Manager	• No committed deliverable	• Initiate product updates from contract line items (H, M, D)

Sourcing Catalog	• No committed deliverable	• No committed deliverable	• No committed deliverable

Marketplace Order Management

Description: Marketplace Order Management enables trading partners to view, create and manage order information within Marketplace@Novation. Order Management includes Order Manager, Order Management Reports, and Product Update Manager.

OM	Complete in Q3 2003	Complete in Q4 2003	Complete in Q1 2004
Order Manager	• Performance & scalability enhancements	• Additional performance & scalability enhancements

•      User enhancements (targeted, not formally committed):

•      Adoption enhancements based on feedback from customers. Will finalize features based on additional scooping work.

•      Enhance supplier functionality to match hospital functionality

•      Add key user requested enhancements to worklist configuration

•      Filter discrepancy dashboard by supplier (hospital view) or hospital (supplier view)

•      Add ability to append discrepancies with notes

OM Reports

•      Provide easier categories for users to understand: pharmacy, food, purchasing, etc. vs. supplier supplied data.

•      Replace the following reports with summary/drill down reports

•      Market Purchase Detail

•      Supplier Transaction Report

•      Pharmacy Order History Report

•      Hospital Order History Report

•      Manufacturer Detail Report

•      Eight new reports to be delivered (all replacements)

•      5 pharmacy, 2 supplier, 1 materials report

•      Format NDC #s with dashes in all pharmacy reports

		• New Pharmacy Reports • Failure to Supply Report (H)	• No committed deliverable
Order Collaborations	• No planned deliverable	• No planned deliverable	• Initiate Product Update from Order Discrepancy Detail

OM	Complete in Q3 2003	Complete in Q4 2003	Complete in Q1 2004
NeoConnect™	• Ongoing PeopleSoft, Lawson, McKesson connectivity integration implementations	• Ongoing PeopleSoft, Lawson, McKesson connectivity integration implementations	Ongoing PeopleSoft, Lawson, McKesson connectivity integration implementations

Marketplace Core Functional Deliverables

Description: Marketplace Core offers a robust platform for delivering solutions to Marketplace participants and enabling communication between trading partners and Marketplace@Novation. Core includes cross-functional solutiosn, infrastructure, and technology deliverables.

Core	Complete in Q3 2003	Complete in Q4 2003	Complete in Q1 2003
Access Control (includes Access Manager & TPR)	• Novation Staff Access • For Marketplace reports • Phone request or online self-service request for reports	• No committed deliverable	• No committed deliverable

Data Warehouse & Analytics Reporting	• Continued loading of First Data Bank data into DWH for reporting	• Support for Pharmacy Reports (see OMS, CMS for details)	• No committed deliverable

User Experience	• Homepage updates as necessary	• Homepage updates as necessary	• Homepage updates as necessary

EXHIBIT L

COLLABORATIVE MARKETING AGREEMENT

Novation and Neoforma Marketing Communications, Product Marketing and Public Relations departments agree to work collaboratively on the development of an annual Marketing communications plan and distribution of all marketing materials, all press releases and all messaging concerning Marketplace@Novation. Specifically, Novation and Neoforma agree that in circumstances where specific approvals are required by either Party or both, such approvals will not be unreasonably withheld. Further the Parties agree to these specific processes:

1.	Novation and Neoforma will collaborate on the development of overall messages and positioning of Marketplace@Novation. The owner and final decision maker will be Novation marketing. These messages will be reviewed and agreed to on a quarterly basis.

2.	Neoforma will obtain Novation input and approval for any communications directed to VHA, UHC, HPPI members and suppliers (including Novation contract suppliers as well as non-contract suppliers who may participate in M@N) concerning Neoforma and/or Marketplace@Novation (48 hour turnaround).

3.	A consensus will be reached between Novation and Neoforma when developing communications around technology applications, such as roadmaps, functionality rollouts and implementation of new products, directed to VHA, UHC, HPPI members and suppliers.

4.	Neoforma-issued press releases that include messaging or positioning of Marketplace@Novation will reflect and support the collaboratively-developed overall messages as described in #1 above and require the approval of Novation Public Relations.

5.	Novation and Neoforma agree to collaborate on the selection of members or contract suppliers for Marketplace@Novation PR and or Marketing initiatives that involve testimonials or “best practice” promotional activities in order to ensure that they are members or suppliers in good standing.

6.	All jointly-issued press releases that include messages or positioning of Marketplace@Novation will be approved by both Neoforma and Novation Public Relations.

7.	All branded communications vehicles that include the Marketplace@Novation logo will also include the “powered by Neoforma” logo as specified in the Marketplace@Novation Branding Guidelines.

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8.	Neoforma and Novation will each obtain approval for the use of the other’s logo(s).

9.	The working teams should use the principles outlined above to come to consensus. If a situation arises where the working teams cannot reach agreement then issues should be escalated to the appropriate managers for resolution. It’s anticipated that escalations will be rare.

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EXHIBIT M

COLLABORATIVE DEVELOPMENT PROCESS

(WITH TECHNICAL SPECIFICATIONS)

Definitions

“Functionality Roadmap(s)” shall mean the document(s) setting forth the ideas and deliverables that are proposed and approved by Novation and Neoforma for implementation on the Novation Marketplace. Each such idea will be developed in accordance with the collaborative development process and each will have a Functionality Roadmap Completion Date (as defined below). The Functionality Roadmaps will be monitored through the Functionality Roadmap (as defined elsewhere in this Collaborative Development Process).

“Functionality Roadmap Completion Date”, for Functionality Roadmaps is the date that each Functionality Roadmap is (i) fully developed, ready for implementation, and deployable for use in connection with the Novation Marketplace and (ii) approved by Novation as complying in all material respects with its vision, design and functionality specifications, which approval may not be unreasonably withheld or delayed, by the applicable Functionality Roadmap Completion Date.

“Member-User(s)” shall mean those Users that are registered participants within the Member organizations. This term may also be used to include those Users that are registered participants within Novation Marketplace Supplier organizations.

“Formulary” shall mean a listing of Products and other content, customized for a Member or Member-User, that appears on the Novation Novation Marketplace or the HPPI Novation Marketplace.

“Implementation Plan” shall mean a plan to implement the functionality requirements, which shall consist of (A) a statement of work (such as a product requirements document) describing the detailed functionalities to be provided by Neoforma, (B) a “workplan,” describing the respective responsibilities (including deliverables) of Neoforma and Novation as well as the timetable for fulfilling such responsibilities and (C) a “testing plan,” describing the process and timetable for the testing of functionalities before actual implementation on the Novation Marketplace.

“Functionality Roadmap Change(s)” shall mean any approved functional deliverable that will not or can not be delivered on time as committed to on the Functionality Roadmap.

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“Planning Roadmap” shall mean the document that summarizes the ideas for features and functions that may someday be implemented on the Novation Marketplace. The ideas on the Planning Roadmap are non-binding on the Parties.

“Post Production Functionality Roadmap Change(s)” shall mean any programmatic change made to an existing functional deliverable that is already implemented and available for Member Users on the Novation Marketplace.

“Technical Management Team” This team consists of designated representatives from Neoforma, Novation, VHA, and UHC. It meets periodically and is the primary decision making body for (i) all Planning Roadmap related decisions, (ii) final Functionality Roadmap prioritization, (iii) escalated issue resolution decisions for the collaborative development process, and (iv) other activities where technology is used for the Novation Marketplace.

Capitalized terms that are not otherwise defined in this Collaborative Development Process will have the meanings ascribed thereto in the Agreement.

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Introduction

Upon the timely receipt of content, instruction and specifications from the appropriate Parties, Neoforma will provide the Tools and API’s and create the technology infrastructure for the Novation Marketplace. These activities are collectively referred to as the “Services”.

Neoforma and Novation agree that this Collaborative Development Process represents their understanding of the scope of the Services including the collaborative development and change control processes, as of the Effective Date. Neoforma and Novation also agree that the Services to be provided hereunder will evolve and be modified and enhanced over time to keep pace with technological advancements, user requirements, and improvements and changes in the e-commerce marketplace. Neoforma and Novation will work collaboratively on all phases of Novation Marketplace development including, without limitation, general design, establishing functional specifications, system testing, acceptance testing, and beta testing. Novation will have the final approval at each phase of system development, and Novation must approve the Novation Marketplace prior to going live, no such approvals to be unreasonably withheld or delayed. Neoforma and Novation hereby initially designate Bob Flury and Larry Dooley as their respective representatives with authority to make such approvals and other decisions as are anticipated herein, unless such decision-making authority is expressly granted to another person or entity either herein or by Neoforma or Novation in writing.

Neoforma and Novation shall meet at least quarterly to examine the (i) state of technology, (ii) Neoforma’s role as a leading provider of e-commerce services to the healthcare industry, (iii) User (including Member) needs and concerns and (iv) other relevant factors. Based on such examination, Neoforma and Novation will agree on a statement of work for Services to be performed by Neoforma.

Neoforma and Novation agree that the description of Services set forth herein is not complete and that such Parties are required to prepare a more detailed and complete description as provided for in the “Relationship Management” section of this Collaborative Development Process.

The Functions and Responsibilities section included in this document is a guide to the minimal levels of Functionality that are to be included in the Novation Marketplace. The Outsourcing Agreement and the text of this Collaborative Development Process shall be construed consistently, but in the event of any conflict, the terms of the Outsourcing Agreement shall supercede any inconsistent terms of this Collaborative Development Process.

The Functionality Roadmap shall be the tracking report that (i) documents features and functions that have been proposed for future development, (ii) tracks the features and functions that have been approved for development and that are being developed for

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implementation on the Novation Marketplace (as further described in the applicable statement of work).

At the end of each development cycle, the completed functional deliverables will be documented on the next version of the Functionality Roadmap and then tracked thereafter by the Novation Marketplace Deliverable Tracking Report. The deliverable tracking report will be maintained as an accurate record of all delivered and existing Novation Marketplace functionality. It will also be the record of functionality that is sun-setted over time due to evolving Member User requirements. The Novation Marketplace Deliverable Tracking Report will be maintained by Novation, and Neoforma will have visibility to and approval rights over this report.

Neoforma acknowledges that proper operations of the Novation Marketplace are critical to the business operations of Novation.

Relationship Management

(a) Account Managers; Steering Committee

(b) Neoforma and Novation shall designate account managers (each, an “Account Manager”). The Account Managers shall have overall responsibility for day-to-day management and administration of the Services provided under this Collaborative Development Process .

Neoforma and Novation shall establish a steering committee (the “Steering Committee”) to monitor issues arising with respect to the Services and the performance by Neoforma and Novation of their obligations hereunder. Through the Steering Committee, Novation will have the opportunity to provide input regarding the direction of implementation of new technology for the Novation Marketplace and in connection with the Collaborative Development Process (as defined below). The Steering Committee shall monitor overall Services performance and review expanded Services and project requests. Neoforma and Novation shall mutually determine the number of representatives they will assign to the Steering Committee. Each of Neoforma and Novation may replace its members of the Steering Committee after providing the other Party with reasonable advance written notice and after consultation with the other Party. Each Party shall use reasonable efforts to minimize the turnover of individuals serving on the Steering Committee. The Steering Committee shall meet as set forth below, and each Party’s representatives on the Steering Committee shall have the responsibility to notify that Party’s senior management of material issues considered, and material actions taken, by the Steering Committee.

Reports and Meetings

Neoforma shall provide to Novation, commencing with the month after execution of the Outsourcing Agreement, a comprehensive monthly performance report delivered to Novation within five business days after the end of each month, in a form mutually established by Neoforma and Novation, describing Neoforma’s performance of the

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Services in the preceding month. Such report may be subdivided into separate monthly reports as mutually agreed by Neoforma and Novation.

As soon as practicable after the execution of the Outsourcing Agreement, Neoforma and Novation shall determine an appropriate set of meetings to be held between representatives of Novation and Neoforma. Neoforma shall prepare and circulate an agenda sufficiently in advance to give participants an opportunity to prepare for each meeting and shall incorporate into such agenda items that Novation desires to discuss. At Novation’s request, Neoforma shall prepare and circulate minutes promptly after a meeting. At a minimum, such meetings shall include the following:

(i)	a monthly meeting among operational personnel representing Novation and Neoforma to discuss daily performance and planned or anticipated activities and changes that might adversely affect performance;

(ii)	a quarterly management meeting of the Steering Committee to review the monthly performance reports for the quarter, review Neoforma’s overall performance of the Services, review progress on the resolution of issues, provide a strategic outlook for Novation Marketplace requirements, and discuss such other matters as appropriate; and

(iii)	an annual senior management meeting to review relevant performance issues.

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Establishment of a Program Management Office

Neoforma will maintain a Program Management Office (the “Program Management Office” or “PMO”), which shall have representatives from Neoforma and a designated representative from Novation. The Program Management Office will be responsible for overseeing the day-to-day management of the tasks being completed during the collaborative development process (as described below). In addition, the Program Management Office will determine the appropriate parties to make decisions regarding the collaborative development process, and to coordinate timely responses. Additionally, the Program Management Office will coordinate the maintenance of all documents related to the collaborative development process for all Novation Marketplace functional deliverables, including technical specifications.

With respect to this Collaborative Development Process, the PMO will

•	Provide status as to the development activity for all functional deliverables on the Functionality Roadmap

•	Be the central collection point for the status of all projects and their components

•	Keep up to date and manage the information in a project plan status system that is available for a limited number of Novation managers to query and view.

•	Summarize status, analyze and report all variances from the plan.

•	Facilitate program development teams to determine critical path impacts, identify and analyze trends, and maintain an issues and error log, report these issues as appropriate to management.

•	Facilitate all needed corrective action plans (e.g., plan adjustment, critical path re-configuration, issue log update, etc.)

•	Report program status to program and senior management teams

•	Manage change management and document control processes

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Collaborative Development Process.

Overview

The collaborative development process defines how the Technical Staffs at Neoforma and Novation will work together in building Novation Marketplace functionality. It defines four key interaction areas. They are:

•	Visioning. Novation owns this activity for Novation Marketplace. Novation will work collaboratively with Neoforma to develop the direction (the Vision) that Neoforma needs to take in building Novation Marketplace functionality. This process will be completed when Novation delivers a document to Neoforma that clearly communicates this direction. This document is to include: i) directional statements (the Vision); ii) business justification for the directional statements; iii) a clear definition of the problems being solved for the stakeholders; iv) use cases and user acceptance criteria for how the resulting system enhancements would fit into the day to day processes of the stakeholders; v) adoption plans and goals, vi) other information as needed to support the proposed Vision.

Additionally, Neoforma and Novation are responsible for continually sharing and communicating marketing research, customer/supplier input, plans for other Neoforma Marketplaces, etc. to each other. This permits Novation to include these elements into Novation’s Vision statements. It is also acknowledged that Neoforma will have plans for other marketplaces that it can not share with Novation.

•	Planning. Neoforma owns this activity. During this process, Neoforma takes Novation’s Vision documents and determines the functional deliverables needed to support Novation’s Vision. These deliverables are then added to the Planning Roadmap (usually over multiple releases), and the Planning Roadmap is reviewed by the joint Technical Management team. Then, as approved by the Technical Management Team, Neoforma creates and delivers to Novation detailed and fully specified functional deliverable requirements documents and/or build plans (including, for example: screen wire frames, resource allocations, costs, timings, etc.) for the functional deliverables within one or more release. Each detailed functional deliverable document is reviewed and approved by Novation. The Functionality Roadmap is then updated and taken to the Technical Management Team for their final approval. Upon approval, the Functionality Roadmap Completion Dates are set on the Functionality Roadmap.

It is understood that Neoforma is building a Marketplace of which Novation Marketplace is a significant part. In the Planning Phase Neoforma will include and take into consideration requirements developed from sources outside of the Novation Visioning process. Any issues pertaining to functionality priority, scope, and timing that cannot be resolved at the team level, will be resolved by

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the Technical Team. Should Neoforma and Novation not be able to agree on the deliverables, Novation has final approval over the Functionality Roadmap.

•	Building and Testing. Neoforma and Novation jointly own this activity.

•	Neoforma. Based upon Novation’s approval of the Novation Marketplace Functionality Roadmap, Neoforma builds the Novation Marketplace functional deliverables as detailed in the functional deliverable requirements build plans that were created during the above Planning process. Neoforma then tests each functional deliverable based on its own quality assurance processes.

•	Novation. Novation does the final user acceptance testing for all functional deliverables. The testing is completed based on jointly developed and approved user acceptance criteria and plans. Upon the successful completion of this testing, Novation approves the release of the functional deliverables. Novation has final approval over the release of all functional deliverables.

•	Novation Marketplace Oversight. Management oversight of these processes is provided by 1) the Novation and Neoforma Account Managers, 2) the relationship managers from both organizations, and 3) by the Technical Management Team. Any issues pertaining to functionality priority, scope, and timing that cannot be resolved by parties 1 and 2, will be resolved by the Technical Management Team.

The Collaborative Development Process detailed herein has two parts.

Part 1: The Collaborative Development Process Principles. These are included below and these principles summarize how the two teams will interact with each other on a daily basis.

Part 2: Attached as an exhibit to this document, is a drawing labeled “The Collaborative Development Process Map.” This is a more detailed overview of team interactions. This drawing may be modified from time to time as the interactions need to change and upon mutual agreement by both parties.

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Part 1: Collaborative Development Process Principles

The collaborative development process (“CDP” or the “Collaborative Development Process”) is a process involving many interactions between employees at Neoforma and Novation. In summary, these employees work together as they prepare the Novation Marketplace Vision statements, plan and build the functional deliverables, and approve these functional deliverables for release to Member Users.

The complex nature of this process is graphically depicted in a Collaborative Development Process Map.

In addition to the above Collaborative Development Process Overview, the following principles are fundamental to how the two teams will work together throughout the collaborative development process. These principles are not expected to change during the life of this Collaborative Development Process. They will remain in force unless changed in writing by mutual agreement.

•	For the purpose of developing Novation Marketplace direction and vision, Novation is responsible for the aggregation of all member input. Neoforma will work in partnership with Novation’s designated employees in providing the input that it collects.

•	Neoforma will coordinate its information gathering processes with Novation when obtaining market research information from Novation’s Member Users.

•	Novation is responsible for leading all Novation Marketplace related task forces and councils. Neoforma will participate in and provide support for these activities as needed.

•	Neoforma and Novation will communicate their goals, desires, plans, etc. for the Novation Marketplace to each other. This is done so that this input can be considered during the Visioning Process of the Collaborative Development Process. As appropriate, Novation will include these plans, goals, etc in their Novation Marketplace business requirement documents.

•	Neoforma will not develop and maintain separate vision or directional statements for the Novation Marketplace that have not gone through the Novation Visioning process.

•	The Novation and Neoforma teams will work collaboratively to review Neoforma’s written functional requirement documents (e.g. Product Requirements Document – Prods) in ensuring that they align with Novation’s Vision, as provided in the Novation Vision documents. Each functional requirement document from Neoforma is to provide detailed descriptions of specific features and functions, including functional descriptions, screen designs/layouts, programmatic logic, data dependencies, and other needed specifications so that Novation has a clear understanding of what is to be built during each development cycle.

•	Neoforma will use Novation’s business requirement documents as the basis for creating its functional requirement documents for Novation Marketplace during

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each Planning process. This closely aligns what Neoforma is building with what members and other stakeholders have requested during the Visioning process as lead by Novation. If new features are being proposed by Neoforma, the feature will be evaluated for inclusion in the Novation Marketplace.

•	Novation must approve each functional requirement document (e.g. Product Requirements Document –PRD) before development work can begin. Exceptions to this will be approved in writing and sent to Neoforma. Novation must approve these documents within a jointly agreed upon timeframe, determined during the planning process.

•	Neoforma will maintain and make available, detailed project plans for all Novation Marketplace functional deliverables. Each plan will include resources, tasks, milestones, estimated costs, and other information that will help Novation keep informed about where each functional deliverable is as it is being built or enhanced. Novation’s PMO representative and a limited number of designated managers at Novation will have day to day visibility into the status of all planned, in process, and completed functional deliverables.

Part 2: The Collaborative Development Process Map

The Collaborative Development Process Map is attached hereto as Attachment 1.

Novation Marketplace Functionality Roadmap

Neoforma shall maintain the Functionality Roadmap, and through which Novation and Neoforma will monitor the status of production and implementation of all Functionality Roadmaps.

Establishment of Functionality Roadmap Completion Dates

During the Planning phase of the Collaborative Development Process, Neoforma and Novation shall agree to production schedules, including completion dates (each a “Functionality Roadmap Completion Date”), for all Functionality Roadmaps.

Document Control

The Parties shall create a central repository of documents relating to the Collaborative Development Process, including, without limitation; requirement documents, technical specifications, data models, project plans, and test plans. The repository shall be managed by the Program Management Office (PMO). These documents will be kept current by the PMO.

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Change Management at Neoforma and Novation

Neoforma

Neoforma shall perform certain change management functions to rigorously control and manage changes in any and all aspects of the Novation Marketplace. Changes can happen during the building of Functionality Roadmaps, or after a Functionality Roadmap is moved to Production.

Changes during the Collaborative Development Process

At a minimum, Neoforma’s Change Management Process is to include the following principles as they relate to the Novation Marketplace.

•	A Change Control Process will be jointly developed and approved by both Parties.

•	Neoforma will vigorously enforce and maintain the approved change control process for all Functionality Roadmap Changes.

•	Changes in Neoforma’s Change Control Process must be communicated to and approved by Novation.

•	Once a functional deliverable document is approved by Novation during the Planning Phase of the Collaborative Development Process, Neoforma will vigorously enforce strict change control processes and notify Novation of all material changes to any functional deliverable within 24 hours of deciding that a functional deliverable change is needed. Upon receipt of this change notification, the Novation responsible person for the functional deliverable(s) will work collaboratively with the appropriate Neoforma Product Manager to understand why a Functionality Roadmap Change is needed.

•	All material changes to any Functionality Roadmap must be approved by Novation. A material change is one that: 1) changes the user experience as specified in the functional requirements document that was approved by Novation, 2) adds or deletes agreed upon features and/or functionality from what was specified in the functional requirements document that was approved by Novation, 3) affects business processes for any Novation Marketplace stakeholder.

•	Until receiving Novation’s approval for any given Functionality Roadmap Change, which will not be unreasonably withheld, Neoforma may not redeploy resources or invoke other plans to change any functional deliverable already implemented on the Novation Marketplace. Both Parties will mutually agree upon how quickly each approval must be considered and when an answer must be provided to Neoforma. This time limit will be based upon the nature and time sensitivity of each change decision.

•	Novation, or Neoforma on Novation’s behalf, may initiate a Functionality Roadmap Change. This will occur if Novation fails to deliver on one (or more) of

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its assigned tasks on a Neoforma project plan. If this occurs, Novation acknowledges that this may cause Neoforma to miss a Functionality Roadmap on the Functionality Roadmap, and that Neoforma will be considered to have met its commitments under the then current Functionality Roadmap.

•	Neoforma’s PMO will maintain a change control tracking system. Quarterly reports will be provided to Novation detailing all changes on a quarterly basis.

Changes Once a Functionality Roadmap is implemented on the Novation Marketplace

•	A Change Control Process will be jointly developed and approved by both Parties.

•	Neoforma will vigorously enforce and maintain the approved change control process for all Post Production Functionality Roadmap Changes.

•	Changes in Neoforma’s Post Production Change Control Process must be communicated to and approved by Novation’s management team.

•	Once implemented on the Novation Marketplace, Neoforma will vigorously enforce strict change control processes and notify Novation of all Post Production Functionality Roadmap Changes within 24 hours of deciding that a change is needed. This notification will come from Neoforma to the appropriate Novation employee responsible for that functional deliverable(s), and to Novation’s PMO representative. Upon receipt of this change notification, the Novation responsible person for the functional deliverable(s) will work collaboratively with the appropriate Neoforma Product Manager to understand why a Functionality Roadmap Change is needed.

•	All material changes to any Post Production Functionality Roadmap(s) must be approved by Novation. A material change is one that: 1) changes the user experience as specified in the functional requirements document that was approved by Novation, 2) adds or deletes agreed upon features and/or functionality from what was specified in the functional requirements document that was approved by Novation, 3) affects business processes for any Novation Marketplace stakeholder.

•	Until receiving Novation’s approval for any given Post Production Functionality Roadmap Change, which will not be unreasonably withheld, Neoforma may not redeploy resources or invoke other plans to change any functional deliverable already implemented on the Novation Marketplace. Both Parties will mutually agree upon how quickly each approval must be considered and when an answer must be provided to Neoforma. This time limit will be based upon the nature and time sensitivity of each change decision.

•	Novation’s approval for a Post Production Functionality Roadmap Change must be in writing.

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Novation

Novation shall perform certain change management functions to rigorously control and manage changes in any and all aspects of the information that it provides to, or receives from Neoforma.

•	A Change Control Process will be jointly developed and approved by both Parties.

•	Novation will vigorously enforce and maintain the approved change control process for data that it sends to, or receives from Neoforma.

•	Changes in Novation’s Change Control Process must be communicated to and approved by Neoforma.

•	Once implemented on the Novation Marketplace, Novation will vigorously enforce strict change control processes and notify Neoforma of all needed changes within 24 hours of deciding that a change is needed. This notification will come from Novation to Neoforma, and if known to the Neoforma employee responsible for effected functional deliverable(s). Upon receipt of this change notification, the Neoforma responsible person will work collaboratively with the appropriate Novation employee to understand why a change is needed.

•	Until receiving Neoforma’s approval for a Functionality Roadmap Change or a Post Production Functionality Roadmap Change, Novation may not redeploy resources or invoke other plans to change any functional deliverable unless absolutely necessary in keeping the Novation Marketplace operational.

•	Neoforma’s approval for a Post Production Functionality Roadmap or Functionality Roadmap Change must be in writing.

Roadmap Process.

Novation and Neoforma will use the CDP as a standard for planning all functional deliverables for the Novation Marketplace. All desired functionality will be maintained in a Planning Roadmap, and Neoforma and Novation’s agreed upon and committed functionality will be tracked in the Functionality Roadmap.

The Planning Roadmap includes ideas and desired functionality for a rolling 12 month period (in quarterly increments), and the Functionality Roadmap will cover committed development activities for a rolling 6 month period (in quarterly increments).

Features and functions that are on the Planning Roadmap are simply proposed directional statements, but items on the Functionality Roadmap must be sized, scoped, resource planned, and have articulated plans for implementation before they are added to the Functionality Roadmap.

An item on the Functionality Roadmap is considered to have been delivered by Neoforma if the Functionality Roadmap Completion Date is met. This date will always be considered to be the last day of the calendar month for the quarter as specified on the Functionality Roadmap.

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The joint Novation Marketplace technical management team reviews and approves the Planning and Functionality Roadmaps. Additionally, this team assures that the Collaborative Development Process is followed and they resolve issues should there be competing priorities for all Novation Marketplace functional deliverables.

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Functions and Responsibilities

This section is a guide to the minimal level of Functionality that is to be included in the Novation Marketplace.

If noted by the letters “CDP” after the listed functionality, it means that it will be planned, defined and developed in accordance with the CDP but is not a required functionality unless mutually agreed to by Novation and Neoforma. All other functions and responsibilities are managed outside of the CDP.

Novation Branding

•	Neoforma will customize the look and feel for the Novation Novation Marketplace, the HPPI Novation Marketplace and other Customized Novation Marketplace created for Members, based upon the timely provision of Materials by Novation, HPPI or third parties on behalf of Novation or HPPI.

Member-User Administration (CDP)

•	Neoforma will provide an automated means, together with connectivity, to enable Members to establish and maintain Member-User accounts.

•	Neoforma will provide sufficient functionality to support multiple levels of Member-Users and departments within Member organizations in order to establish and maintain Member-User accounts.

•	Neoforma will provide to Novation, Novation Suppliers, Members and others, as specified by Novation, the ability to upload profiles regarding customers and other customer information into the Transaction Database in formats described in Appendix 1. Upon the receipt of the required specifications data pricing and contract data from Novation, Neoforma will use the contract and pricing data to display Member-User-specific contract and pricing information on the Novation Marketplace.

Member-Specific Views (CDP)

•	Upon the timely receipt of the content and Materials necessary to implement the Formulary function, Neoforma will create a Novation-defined Formulary consisting of 12 roles according to which Member-Users may access the Novation Marketplace. Novation will provide instructions and specifications in order to create separate listings of Product descriptions and other content, provided by Novation and hosted by Neoforma, for the benefit of Member-Users (in different specialty areas).

•	Novation will provide specifications to Neoforma delineating access authorization to the custom Formularies for Member-Users. Neoforma will provide access to

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Member-Users to the custom Formularies in accordance with the rules provided by Novation.

•	Neoforma will enable Member-Users to have access to multiple Customized Novation Marketplace according to rules provided by Novation.

•	Based on specifications provided by Novation in a timely manner, Neoforma will provide catalog filters designed to allow Member administrators to define what specific listings of Products within which Members will be able to search.

Local Contract Support (CDP)

•	Neoforma will provide a contract management interface by which Novation can create and add contract terms and conditions to contract excerpts displayed on the Novation Marketplace.

•	Upon the timely receipt of instructions, specifications and function documentation from Novation, Neoforma will create a system database with Tools that will replace the current Novation “Contract Information” catalogue Tools.

Requisition from the Novation Marketplace (CDP)

•	Neoforma will permit Member-Users to search for Products according to several parameters specified by Novation (such as name, item number, item class, vendor, type of contract, etc.) as well as by a full text language search (including acronym translation) within Product description text and contract text fields.

•	Upon the timely receipt of specifications from Novation, Neoforma will permit Member-Users to browse for Products by categories and class, as specified by Novation, utilizing multiple classification systems.

•	Upon the timely receipt of the applicable specifications from Novation, Neoforma will permit Member-Users to request Product price, description and graphical information contained in the Transaction Database and display multiple price tiers for each Product based on the Member’s qualification.

•	Neoforma will enable Member-Users to place an order for Products.

•	Novation Products must be clearly marked as Novation Products when viewed by Novation Members, if such Products are designated by Novation as Novation Products.

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•	Upon the receipt of the applicable distributor numbers and manufacturer item numbers, Neoforma will enable Member-Users to cross-reference Novation Products by distributor numbers and manufacturer item numbers.

Auctions (CDP)

•	Neoforma will enable Member-Users to procure or sell used equipment via online auctions. Upon the timely receipt of access control specifications from Novation, Neoforma will apply access controls to limit the access of Member-Users to auctions.

Capital Asset Management (CDP)

•	Neoforma will provide Members with means to manage their capital assets, including capital equipment configuration and management. This system will include modules such as investment recovery, inventory of existing assets and internet Novation Marketplace programs.

Order Status (CDP)

•	Neoforma will enable Member-Users to view shipping, order status and invoice status online from the original requisition at a line-item level if the particular Supplier is able to support line-item order confirmation, order status and invoice status.

•	Neoforma will enable Member-Users to recall and view order histories online, by maintaining a complete order history for all orders made within the preceding 90 days.

•	Neoforma will notify Member-Users via email or other appropriate means of communication if any single line-item order is rejected by any Supplier, or if other order problems arise of which Neoforma is aware.

Basic NeoConnect

•	Neoforma will provide a materials/purchasing system EDI (ANSI X12) interface, with the capability to send and receive EDI transactions between Members and other purchasing systems. For EDI or XML enabled Users, Neoforma will transmit EDI documents as directed. Neoforma will provide Users who lack electronic connectivity with appropriate NeoConnect functionality. This functionality will translate MM transactions to/from an EDI format for communication with the User’s materials/purchasing system.

•	Neoforma will provide EDI support for dispensing systems, including but not limited to Pyxys, Ominicell and ShurMed. (CDP)

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Contract Sales Reporting and Reporting to VHA and UHC (CDP)

•	Neoforma will enable Novation to access reports by contract number and category.

•	Neoforma will provide Member-Users with access to the Transaction Database for all purchases made by such Member-Users on the Novation Marketplace.

•	Upon the timely receipt of report criteria from Novation, Neoforma will provide Novation with a report that calculates the potential savings available to Members or Member-Users by using the Novation Marketplace.

•	Neoforma will provide access to Novation staff for ad hoc query access to the Transaction Database on purchases made by Members or Member-Users.

Surveys (CDP)

•	Upon the timely receipt of survey materials provided by Novation, Neoforma will enable Novation to conduct online surveys of Users, Novation Suppliers and other participants in the Novation and HPPI Novation Marketplace.

Security by Role

•	Upon the timely receipt of access control specifications provided by Novation, Neoforma will permit entities and individuals to access information and perform actions on the Novation Marketplace according to rules provided by Novation (i.e., according to whether they are Member-Users, Members, non-Members, supply partners, staff, alliance staff, etc.).

Basic Contract Pricing (CDP)

•	Upon the timely receipt of pricing specifications provided by Novation, Neoforma will provide basic contract pricing based on Novation’s tiered contract pricing structure.

•	Upon the timely receipt of distribution mark-up data and pricing logic provided by Novation, Neoforma will enable Members and Member-Users to compute contract pricing based on distribution mark-ups.

•	Novation will provide eligibility information with respect to tier pricing, which the Novation Marketplace will be able to support and display to Members and Member-Users.

•	Neoforma will interface with Novation’s commitment form system for all tiered pricing eligibility.

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•	Neoforma will provide the capability to Novation to load into the Transaction Database multiple classes of trade that are specific to a Supplier, manufacturer, Member and Member-User.

Customer Support Systems

Neoforma will establish and maintain Customer Support Systems, including a Call Center and online support, providing Suppliers, Members and Member-Users support services with the following characteristics:

•	The Customer Support Systems will be available 24 x 7 x 365.

•	The Call Center support channels will include a toll-free telephone number and email.

•	The Customer Support Systems will provide online tutorials, technical assistance, a help system for Members and Member-Users placing orders and other assistance functions. Inquiries regarding pricing and Novation contract information will be forwarded to Novation.

•	The Novation Marketplace will feature an online issue database to facilitate customer self-help that is available to Novation, Members and Member-Users.

•	The Customer Support Systems will provide technical support for Suppliers in areas such as managing item content, setting prices and establishing and maintaining catalogues.

•	Every call not initially answered will be returned within 4 hours or less, depending on relevant Service Levels, if any, and the severity of the caller’s problem.

•	Neoforma will provide Novation with a log of inquiries relating to assistance requested by Members and Member-Users on the Call Center.

•	Neoforma will open problem tickets, route the problem tickets to the appropriate personnel for resolution, track the progress of problem resolution efforts, escalate problems to the appropriate levels for resolution and close problem tickets upon resolution of the problem.

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Neoforma and Novation will mutually agree upon, and Neoforma will implement, a process for logging, tracking and reporting Call Center activity, including, at a minimum, problem tickets, calls received and calls answered. In this regard, Neoforma shall (i) calculate statistics and publish reports monthly on the number of calls (including a breakdown by hour per day), sources of calls and problems, length of open problems, number of calls resolved upon first contact, abandoned rate,

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number of calls escalated to other departments (e.g., technical functions, applications, telecommunications, etc.) and other pertinent call and problem management information, and (ii) analyze call trends and recommend actions to reduce calls.

Data Sharing and Cleanup

•	Neoforma and Novation agree that Neoforma is responsible for making ready for electronic commerce all information provided for inclusion on the Novation Marketplace, including, without limitation, product descriptions, packaging, units of measure, and product ID numbers. Additionally Neoforma will organize such information into appropriate product categories.

•	Neoforma shall provide to Novation from time to time such information so that Novation can load such information into its internal systems. Neoforma and Novation will agree upon the frequency and form of these data refreshes.

Supplier System Interfaces

•	Neoforma will use its best efforts to provide a set of standard system interfaces to Supplier systems. These interfaces must support both the sending and receipt of transactions to and from each of SAP, Oracle, JD Edwards, PeopleSoft and Lawson systems. Neoforma will also provide, at its own cost, a minimum of 10 man days of appropriate resource assistance (including services and technology solutions) to each Novation Supplier for the purpose of achieving operational functionality of these system interfaces. Beyond this initial 10 man days of resource assistance, Neoforma may negotiate additional fees with Suppliers for such services and technology solutions.

Member-Specific Views (CDP)

•	Member-Users will be able to create their own Product lists.

Supplier Catalog (Product Information) Self-Management (CDP)

•	Upon the timely receipt of technical specifications from Novation, Neoforma will develop and provide Tools to Novation Suppliers and Novation with which Novation Supplier Product descriptions and Novation Materials, in electronic form, can be converted, imported and integrated into the Novation Marketplace, and Product data can be configured to be accessible from the Transaction Database.

•	Neoforma will provide Novation access to a log of the changes made by Suppliers to the Supplier Product content. Changes to the content appearing on the Novation Marketplace made by Suppliers requires approval by Novation.

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•	Pending Novation approval, Suppliers will be able to manage the initial import and aggregation of Product descriptions in a Neoforma supported electronic format through a Product Information Management System (PIMS) authoring Tool distributed by Neoforma.

•	Neoforma will enable Novation Suppliers and Novation to update Supplier Product descriptions on the Novation Marketplace while the Novation Marketplace is operational and without interrupting or disrupting Novation Marketplace operations.

External Catalog Content (CDP)

•	Novation and Neoforma will mutually agree upon a process and strategy under which the Novation Marketplace will provide a “punch-out” technology procurement application that enables Members and Member-Users to access Suppliers’ web-based Product configuration applications. Member-Users will be able to select and receive details on specific Products, and return to the Novation Marketplace procurement application with such Product information, which will in turn be included in the Member-Users’ requisition. This process will recognize the specific Members and Member-Users in order to determine pricing, and access for the specific Members and Member-Users.

Catalog Filtering (CDP)

•	Upon the timely receipt of approval instructions and specifications from Novation, Neoforma will provide the capability for Members and Member-Users to expand upon the catalog filtering capabilities implemented in order to include contracts other than those with Novation Suppliers.

Member-User-Defined Approval Processes (CDP)

•	Upon the timely receipt of approval instructions and specifications from Novation, Neoforma will enable Members to configure and manage multiple order approval processes, through a graphical interface, so that Member-Users can receive approval for purchase orders from their superiors in the Member organizations.

Requests for Proposals (CDP)

•	Upon the timely receipt of instructions and specifications from Novation, Neoforma will enable Members, Member-Users, and alliance staff to submit requests for proposals to Suppliers and enable Suppliers to respond to requests for proposals made by Members and Member-Users.

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Financial System Integration (CDP)

•	Upon the timely receipt of instructions and specifications from Novation, Neoforma will provide to Members and Member-Users the ability to take invoice data and interface such data with financial systems in hospitals. In the event a hospital is not equipped to receive such data, Neoforma will charge the hospital for integration services so that the hospital is able to receive such data.

Advanced NeoConnect MMIS Interface (CDP)

•	In the event connectivity does not exist for Members and Member-Users to interface with the Novation Marketplace, Neoforma will provide a NeoConnect system interface, with capability to relay invoices from the Transaction Database to the Members and Member-Users financial systems.

Connectivity (CDP)

•	Neoforma and Novation will cooperate to integrate Novation Tools into the Product and pricing systems where the Program Management Office deems this to be the optimal solution.

Contract Sales and Reporting to VHA and UHC (CDP)

•	Neoforma will provide Members and Member-Users with access to the Transaction Database in order to calculate the potential savings available to Members or Member-Users, at a Novation Marketplace-wide level, if such Members or Member-Users were to enter into Novation contracts. The design of this and other functionality will be developed using the collaborative development process outlined in the “Relationship Management” section of this Collaborative Development Process.

Compare Items (CDP)

•	Upon the timely receipt of instructions and specifications from Novation, Neoforma will enable Members and Member-Users to (i) perform side-by-side Product comparisons, (ii) communicate via email inquiries with a Novation Product manager or Supplier representative, and (iii) view additional Product information and supporting documents provided by Novation or Novation Suppliers, such as materials safety data sheets (via PDF, text, external links, pictures, etc.).

•	Upon the timely receipt of instructions and specifications from Novation, Neoforma will enable the Novation Marketplace to identify substitute Products, which are under contract with Novation, when a Member or Member-User submits a request for a non-contracted Product.

•	Upon the timely receipt of instructions and specifications from Novation, Neoforma will enable the Novation Marketplace to identify complementary Products when a Member or Member-User submits a request for a Product.

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Item Availability (CDP)

•	If access is available to Supplier databases and upon the timely receipt of specifications from Suppliers and Novation, Neoforma will enable Members and Member-Users to check Supplier Product inventory by initiating a transmission to Supplier databases.

Contract Comparison (CDP)

•	Upon mutual agreement, Neoforma will expand upon the contract comparison capabilities implemented to enable Members to calculate the potential contract savings available to them on individual Products, if they were to enter into Novation contracts.

Ad Hoc Queries (CDP)

•	Neoforma will enable Novation and Members to make ad hoc queries for standard reports with Novation- or Member-defined parameters.

Order History (CDP)

•	Subject to the timely receipt of access control instructions and specifications from Novation, Neoforma will enable Members and Member-Users to access online a full archive of order history from the previous 3 years, searched according to parameters specified by Novation.

Support For Kits and Configurations (CDP)

•	Neoforma will display Product listings in bundles such that Members and Member-Users will be able to view the individual Product descriptions within the bundled listings.

Price Authority (CDP)

•	The Novation Marketplace will serve as the “price authority” for Members and Member-Users, by validating prices against Members’ contracts with Suppliers.

•	Neoforma will create a pricing engine based on the timely receipt of instructions and specifications from Novation.

•	Neoforma will automatically alter pricing in accordance with the pricing database provided in a timely fashion by Novation. (CDP)

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Advanced Contract Pricing (CDP)

•	Upon the timely receipt of pricing instructions and specifications from Novation, Neoforma will provide Members and Member-Users with a flexible, rules-based pricing engine (based on type of customer, class of trade, membership, tier, region, etc.) that will support pricing factors that are added to or subtracted from an initial Product price.

•	Upon the timely receipt of instructions and specifications from Novation, Neoforma will provide the capability to Members to select a class of trade categorization.

Multiple Currency Support (CDP)

•	Upon the timely receipt of currency instructions and specifications from Novation, the Novation Marketplace will support pricing in any currency for multiple price lists. Neoforma and Novation will mutually agree upon the method of handling and converting foreign currencies.

International Support (CDP)

•	Upon the timely receipt of content and specifications from Novation, Members and Novation Suppliers, the Novation Marketplace will provide capability to access documents in multiple languages.

Member-Specific Views (CDP)

•	Other Materials and content provided by Novation, such as news, may be added to the Formularies by Members or other personnel, as specified by Novation. Creation of such customized Formularies containing additional content will be created using additional services (provided on a fee basis) or service providers.

Local Contract Support and Local Self-Management (CDP)

•	Neoforma will provide a contract management interface by which Members can create and add contract terms and conditions to the contract excerpts displayed on the Novation Marketplace.

•	Upon the timely receipt of instructions and specifications from Novation, Neoforma will expand upon the local contract support and self-management capabilities implemented in the Novation Marketplace, to include the ability for Members to include their own contracts on their Formulary.

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Order Status (CDP)

•	Neoforma will enable Member-Users to view shipping, order status and invoice status online from the original requisition at a line-item level by integrating the particular Supplier’s systems so that the Supplier is able to support line-item order confirmation, order status and invoice status. Neoforma may charge a fee to the Supplier for such integration if integration is not standard.

Item Substitution (CDP)

•	Upon the timely receipt of instructions and specifications from Novation, Neoforma will provide default item substitution rules that enable Members to define their own rules that go into effect when a requested item is not available.

Data Communications

•	Novation will provide to Neoforma from time to time, as agreed by Neoforma and Novation, information regarding membership organizations, Members, contract suppliers, contract product, pricing, and content. Additionally, Neoforma and Novation will develop a process for defining and transporting data from Novation and HealthVision systems to Neoforma. For all such communications, Neoforma and Novation will agree upon the specific data elements that are required, the format of the data, and the methodology for the communication. Neoforma and Novation also will agree to the frequency of full data refreshes in order to better facilitate the synchronization of information between Neoforma and Novation.

•	Novation shall establish change management functions to rigorously control and manage changes in any and all data stored in the system of record. Within 30 days after the date of the Outsourcing Agreement, Novation will develop with Neoforma a data Novation Marketplace management process, which shall include:

(i)	Definition of data Novation Marketplace requirements.

(ii)	Format of the data to be communicated.

(iii)	Methodology by which data will be communicated between to Neoforma, Novation, HealthVision, and other applicable related companies.

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Implementation Reporting and Processes

Neoforma and Novation shall develop and mutually agree to an implementation process (the “Implementation Process”) for each type of implementation (i.e., a different Implementation Process may be required for each of distributors, manufacturers, Members, and other Users). Additionally, Neoforma and Novation will work with representatives from manufacturers, distributors, Members and Other Users in an effort to continuously improve their respective Implementation Processes.

Neoforma is responsible for the following communications to Novation as it implements manufacturers, distributors, Members, and Other Users on the Novation Marketplace.

•	The service delivery group will provide a weekly report that summarizes all implementation activity.

•	Neoforma will maintain an accurate Implementation Process for each type of implementation (e.g., for distributors, manufacturers, Members, and other Users).

•	Neoforma will prepare individualized Implementation Process documents for each distributor, manufacturer, Member, and User implementation.

•	Neoforma will provide electronic copies of the individualized Implementation Process plans prior to the start of each implementation and Novation will be updated as changes occur in the individualized plans.

•	Neoforma will inform Novation of all changes to the overall Implementation Process. At least annually, or more frequently if appropriate, there will be joint meetings to fully review the Implementation Process.

•	Neoforma and Novation will provide a monthly implementation “report card” that can be shared with internal management and other Parties, as appropriate. The contents of this report card will be jointly developed by Neoforma and Novation.

All such communications shall be provided to Novation at times and in a manner mutually agreed to by Neoforma and Novation.

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Technical and Software Issues

System Documentation

On a quarterly basis Neoforma will provide Novation with updated versions of then-current system design specifications documentation so that Novation remains appraised of all current features and functions of the system.

Source Code Escrow Agreement

Promptly after execution of the Source Code Escrow Agreement, Neoforma shall deliver to the Escrow Agent specified therein both printed and electronic copies of all source code (along with complete copies of all application design specifications, user manuals, etc.) for any and all applications (i) developed by Neoforma or (ii) developed by third-parties but in as to which Neoforma has the right to access the source code, in each case, used by any member of VHA, UHC or HPPI in connection with the Novation Marketplace. Neoforma will, on a quarterly basis, update such copies of source code as changes to such Novation Marketplace technology are made. All fees and expenses charged by the Escrow Agent will be borne by Novation.

From time to time, Novation may, at its option and expense, request that the completeness and accuracy of the source code be verified. Such verification shall be performed in accordance with the terms of the Source Code Escrow Agreement.

The source code will be released from escrow to Novation upon the occurrence of one or more specified “release events,” to be more fully described in the Source Code Escrow Agreement which, at a minimum, shall include (i) the delivery by Novation of any notice of termination under Sections 9.3 and 9.4 of the Outsourcing Agreement and (ii) the material breach by Neoforma of its service obligations under Section 9.9 of the Outsourcing Agreement after the delivery by Novation of any notice of termination under Sections 9.5 and 9.6 of the Outsourcing Agreement.

Software Support

Neoforma is administratively and financially responsible for obtaining and maintaining support for all software, hardware, database and other technical components of the Novation Marketplace. Neoforma and Novation will meet from time to time to discuss support requirements that materially impact upon the Services, and Neoforma will provide 90 days notice to Members if a current version of a technical component is to be eliminated or replaced (if such a change may have a material impact upon the Services).

Software Standards

Novation and Neoforma will from time to time meet to discuss all software standards used in the development and support of the Novation Marketplace.

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Systems Maintenance; Outages; Disaster Recovery

Scheduled System Maintenance Windows

Neoforma will schedule systems maintenance activities only within the following maintenance windows:

Outage Period	Outage Window
Friday Evening (Primary Window)	8PM to 2AM Saturday morning (PST)
Saturday Evening (Secondary Window)	8PM to 2AM Sunday morning (PST)
Sunday Evening (Tertiary Window)	6PM to 12AM Monday morning (PST)

Whenever possible, maintenance will be scheduled within the Primary Window. Alternate times outside of these windows must be negotiated with Novation at least 48 hours in advance, and used only if critically important to the continued operation of the Novation Marketplace.

Notification of System Maintenance

Neoforma is to provide Novation with at least 2 business days of advance notice of all scheduled system outages.

Notification of Unscheduled Outages

If for any reason the Novation Marketplace becomes inoperative, or a critical systems component of the Novation Marketplace is inoperative, outside of a scheduled system maintenance period, Neoforma will notify Novation within 30 minutes after Neoforma discovers that the outage has occurred. Neoforma will notify Novation within 30 minutes after systems restoration that such restoration has occurred. Within one business day of systems restoration, Neoforma is to notify Novation as to (i) the probable cause of the outage, (ii) the number of Members and Member-Users that were affected and (ii) the number of transactions either queued or rejected during the outage.

Using input from Novation, Suppliers, Members, and other Users, Neoforma will develop and update from time to time as needed the notification procedures that will be used to inform affected parties about significant service interruptions and/or system outages, should they occur. These notification procedures will be documented in a process and procedures section of the Neoforma disaster recovery plan

Neoforma will review the notification processes and procedures in its disaster recover plan with manufacturers, distributors, and member users during the Implementation Process. Should a manufacturer, distributor, Member, or other User request certain notification processes, Neoforma will use its best efforts to honor such requests.

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Order Queuing During Systems Maintenance or Outage

Neoforma is to execute its best efforts to queue all orders and other inbound and outbound transactions in a safe holding area during all scheduled maintenance and unscheduled systems outage periods. All queued transactions are to be immediately processed as soon as safe to do so upon systems restoration.

Hot Site Backup Synchronization with the Primary Site

The hot site will be updated as needed to support functionality and services that are added to the Novation Marketplace.

1.	Novation agrees that Neoforma may accumulate its Hot Site upgrades over a calander quarter, and implement all of the enhancements at the end of each quarter.

2.	Web Applications. Neoforma and Novation will identify the web based applications that must be supported by the Hot Site. This will be done as a standard part of the Collaborative Development Process. If required, updates will be made to the applications that operate at the Hot Site based upon the requirements detailed in the functional requirement vision and/or planning documents created during the Collaborative Development Process.

3.	Hot site support for NeoConnect, the data warehouse, and other infrastructure components will be discussed quarterly.

A joint Neoforma and Novation team will be established to review all of the upgrades needed for the Hot Site. This team will meet quarterly. This team will discuss and mutually agree upon the services being supported by the hot site backup facility, and the level of application synchronization between the primary and hot backup sites.

Backup, Disaster Recovery and Storage

Neoforma shall provide backup, disaster recovery and storage capabilities so as to maximize availability of the Services during an event that would otherwise affect the delivery of the Services.

Neoforma will maintain a “hot site” disaster recovery site which is able to support the processing and communication of EDI and/or XML transactions between the Users and their Suppliers (a “hot site” being defined as a fully equipped computer center which provides one or more computer models and the necessary peripheral equipment to replicate the data processing from the primary computer site, including backup power supplies, redundant environmental conditioning, communications lines, fire protection and warning devices, intrusion-detection devices, physical security, and adequate office space for personnel to conduct normal Novation Marketplace operations). Should a disaster occur at the primary site of the Novation Marketplace, the system should automatically sense the outage and begin processing the EDI and XML transactions at the

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hot site and continue until service is restored at the primary site. Neoforma will continually keep Novation informed as to the location of the hot site.

Neoforma must use its best efforts to ensure that the automatic failover software and hardware systems work properly between the primary and hot backup sites. At a minimum, failover processes and manual procedures must be tested monthly, unless otherwise approved in writing by Novation, and, should the hot backup system not work properly, immediate action must be taken to resolve any and all problems. Upon request, Neoforma will provide Novation with reasonable documentation of the date of such tests, the results of each such test, and any corrective actions taken in response to errors and any other issues discovered through such tests.

Backup and Disaster Recovery Plan

Neoforma shall adopt and maintain a Novation Marketplace Backup and Disaster Recovery Plan which describes (i) the manner in which Neoforma shall perform backup and disaster recover functions, and (ii) Novation’s priorities for backup and disaster recovery and methods for changing those priorities. Novation will continually have access to the plan and may, from time to time, meet with Neoforma to discuss the plan.

Other Disaster Recovery Duties

Neoforma shall also have responsibility to:

(i)	Maintain an uninterruptible power supply (UPS), to both the primary site and “hot site” facilities, with fuel supply and auxiliary generator to ensure continuity in the event of an interruption in ordinary power supply, and perform routine maintenance to ensure reliability.

(ii)	Maintain off site storage of the Novation Marketplace’s data, software and disaster-recovery related documentation to support disaster recovery.

(iii)	In the event of a disaster, assume responsibility for operating the hardware and providing the functions in accordance with the disaster recovery plan.

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Attachment 1

Collaborative Development Process Map

EXHIBIT N

SERVICE LEVEL SPECIFICATIONS

1.	GENERAL PROVISIONS

1.1.	General

Neoforma acknowledges and agrees that the critical importance of certain of Novation’s business functions (e.g., those tied to Novation’s present and future revenue streams and the strategies therefore) require that certain metrics focus on performance measures that are a combination of quantitative and qualitative measures (e.g., a qualitative measure of Neoforma’s overall responsiveness in meeting Novation’s business needs and schedules). As further described in this Service Level Specifications, Neoforma shall be committed to a process to develop such metrics and to define Neoforma’s responsibilities in that regard.

The Service Levels set forth in this Service Level Specifications are intended to measure Neoforma’s performance of the Services. Commencing with the initial provision of the Services, Neoforma shall perform the Services so as to meet or exceed the Type I Service Levels set forth in this Service Level Specifications. Neoforma shall perform the Services so as to meet or exceed the Type II Service Levels as they are established. The detailed definitions of Type I Service Levels are set forth in Article 2. Type II Service Levels shall be established in accordance with the Service Level establishment procedure set forth in Section 1.4.

Neoforma and Novation agree that this Service Level Specifications represents their agreement as to the Service Levels as of the Effective Date. As the Services provided pursuant to the Outsourcing Agreement are changed, modified or enhanced (i) as a result of the development of Implementation Plans for each new release or (ii) from time to time through the provision of additional Services, Neoforma and Novation will review the Service Levels then in effect and will in good faith mutually determine whether such Service Levels should be adjusted and whether additional Service Levels should be implemented.

Capitalized terms used in this Service Level Specifications shall have the respective meanings set forth herein. Other terms used in this Service

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Level Specifications are defined in Attachment 1 hereto, the Outsourcing Agreement or the Collaborative Development Process.

1.2.	Reporting

(a)	On or before the six-month anniversary of the Effective Date, Neoforma and Novation shall establish an appropriate set of periodic reports to be delivered by Neoforma to Novation from time to time regarding the provision of the Services by Neoforma. These reports may include information of the following type: a monthly status report that (i) assesses, for each Service Level, the degree to which Neoforma has attained or failed to attain the pertinent Service Level including measurements with respect to the Service Levels, (ii) summarizes the status of problem resolution efforts and other initiatives and (iii) explains deviations from the Service Levels and includes plans, in reasonable detail, for corrective action.

(b)	The monthly status reports shall include a set of hard and soft copy reports to verify Neoforma’s performance and compliance with the Service Levels. If feasible, such reports shall also be made available to Novation on-line. The raw data and detailed supporting information shall be deemed Novation Data under the Outsourcing Agreement. Such reports shall be provided on or before the 20th day of the month reflecting Neoforma’s performance of the Services during the immediately preceding month.

1.3.	Service Level Types

(a)	Certain Service Levels are established as of the Effective Date (each, a “Type I Service Level”), and are set forth in Article 2 and summarized in Attachment 3. Type I Service Levels shall be reviewed from time to time as described in Section 1.4.

(b)	The remaining Service Levels are undefined as of the Effective Date (each, a “Type II Service Level”). Type II Service Levels shall be subject to the Service Level establishment procedure set forth in Section 1.4.

(c)	All Service Levels are subject to continuous improvement described in Section 1.5.

1.4.	Establishment and Review of Service Levels

(a)

This Section 1.4(a) identifies Neoforma’s and Novation’s obligations with regard to the establishment and review of Service Levels. On or before the two-month anniversary of the Effective Date, Neoforma and Novation shall develop Service Level metrics

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to be published and maintained by the Program Management Office. The PMO will be responsible for the following with regards to Service Level metrics:

(i)	Defining the overall Service Level program between Neoforma and Novation, including, without limitation, the Service Level Credit payments and other consequences for Neoforma’s failure to meet any Service Level (including Type I and Type II Service Levels). The definition of such Service Level Credit payments and other consequences shall include, without limitation, a methodology whereby Neoforma shall provide to Novation a credit, calculated as a percentage (up to 20%) of the Monthly Fees. Such methodology shall (A) include a mechanism whereby an accelerator or multiplier factor shall apply to each of the different levels of severity or periods of time associated with Neoforma’s failure to meet such Service Level and (B) be designed to increase the amount of the Service Level Credit applicable to Neoforma’s failure to meet such Service Level as such level of severity or the time period of Neoforma’s nonperformance increases. Any such Service Level Credit methodology shall be subject to the provisions of Section 16.3 (including the limitations set forth therein).

(ii)	Reviewing the Type I Service Levels (x) during the preparation of the Implementation Plan for each new release and (y) from time to time during the Term. In connection with such review, the PMO shall examine the (i) Services to be provided, (ii) state of technology, (ii) Neoforma’s role as a leading provider of e-commerce services to the healthcare industry, (iii) User (including Member) needs and concerns and (iv) other relevant factors.

(iii)	During the six-month period commencing on the Effective Date and from time to time during the Term, jointly proposing, defining, documenting and implementing Service Level metrics for Type II Service Levels that shall include additional Service Levels. The PMO shall adhere to the provisions of this Service Level Specifications and the establishment and review procedures described in Attachment 2.

(b)	Except as expressly stated otherwise in this Service Level Specifications, the addition, deletion or modification of Service Levels shall be subject to the mutual agreement of Neoforma and Novation.

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(c)	Neoforma and Novation agree that if they are unable to agree upon any of the Service Levels that are to be established, such disagreement will be treated as a Disputed Matter subject to the dispute resolution and arbitration provisions set forth in Section 18 of the Outsourcing Agreement.

1.5.	Continuous Improvement

(a)	Neoforma and Novation acknowledge that Service Levels will be subject to continuous improvement during the Term, and will be adjusted through the review process described in Section 1.5(b).

(b)	From time to time and no less frequently than annually during the Term, Neoforma and Novation shall jointly review (i) the then-current Service Levels, (ii) the percentage difference between Neoforma’s actual performance and the then-current Service Levels and (iii) information indicating industry-wide improvements of delivery of substantially similar services. The Service Levels shall be adjusted based on the review described in the preceding sentence.

1.6.	Failure to Meet Service Levels

(a)	If Neoforma fails to meet any Service Level, then Neoforma shall (i) promptly perform a root-cause analysis to identify the cause of such failure, (ii) provide a report to Novation in accordance with Section 1.2, and (iii) take such action as may be necessary or appropriate to avoid such failure in the future and begin to meet the Service Level as promptly as practicable.

(b)	If Neoforma fails to meet a Service Level, Neoforma shall credit the applicable Service Level Credit to Novation on the monthly invoice immediately following the report of such failure to Novation. In no event shall the total amount of Service Level Credits credited to Novation with respect to failures to meet any Service Levels occurring in a single month exceed, in the aggregate, 20% of Monthly Fees. If any Service Level Credit remains outstanding upon the expiration or termination of this Outsourcing Agreement and no Service charges remain payable, Neoforma shall pay Novation such remaining amount in cash within 30 days after such expiration or termination.

(c)	Neoforma shall notify Novation in writing if Novation becomes entitled to a Service Level Credit as part of the monthly status report referred to in Section 1.2. Such notice shall specify the

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performance failure and the amount of the Service Level Credit that Novation is entitled to receive.

1.7.	Quality Assurance

Neoforma shall provide and implement such quality assurance procedures as may be necessary or appropriate for the Services to be provided in accordance with the Service Levels. Such procedures will include checkpoint reviews, testing and other procedures that will enable Novation to monitor the quality of Neoforma’s performance and upon Novation’s request, will be provided to Novation.

1.8	Measurement and Monitoring Tools

Neoforma shall utilize such measurement and monitoring tools and procedures as may be necessary or appropriate to measure and report on Neoforma’s performance of the Services against the applicable Service Levels. Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels and shall be subject to audit by Novation in accordance with Section 17 of the Outsourcing Agreement. Neoforma shall provide Novation with information and access to such tools and procedures upon Novation’s request.

1.9	Customer Satisfaction

No later than the 12-month anniversary of the Effective Date and on an annual basis thereafter during the Term, Neoforma shall conduct a satisfaction survey using a mutually agreed upon survey to capture Novation and Member perceptions in respect of the delivery of the Services. Neoforma shall provide the survey and proposed distribution list therefore to Novation for its review and approval. The individuals set forth in Neoforma’s proposed distribution list shall be a representative sample of Novation end users of the Services and senior management of Novation. Neoforma shall provide Novation with the results of such survey. Promptly thereafter, the Parties shall jointly review such results and identify any areas of customer dissatisfaction. Neoforma shall prepare a remedial plan and take such action as may be necessary or appropriate to remedy the causes of any recurring or significant customer dissatisfaction. Alliance members may conduct their own surveys and share these with Neoforma. In order to coordinate communications, the alliances will share pending survey language and timing with Neoforma marketing prior to distribution.

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2.	DETAILED DEFINITION OF SERVICE LEVELS

2.1	Systems Up Time

Neoforma is responsible for maintaining a system service level of at least 99.5%. This means that excluding any scheduled system maintenance activities, the Novation Marketplace will be available for use by all Users at least 99.5% of the time, 365 days a year, 24 hours a day. Systems Up Time shall be measured on a quarterly basis.

2.2	Transaction Throughput Requirements

For the purpose of this Service Level Specifications, (i) a “Transaction” is defined as any structured business document (EDI or XML) that is processed by the Novation Marketplace and (ii) “time within Novation Marketplace Operating Environment” is defined as the period of time during which the Novation Marketplace receives a Transaction, processes the Transaction and delivers it to an external organization (such as a Member-User, Supplier or other external entity) for further action. Neoforma is responsible for ensuring that the Novation Marketplace processes the various types of Transactions set forth below within the following time requirements:

Type of Transaction	Maximum Time Within Novation Marketplace Operating
Environment
Purchase Orders from User	2 minutes 2002, 1 minute 2004
Change Purchase Orders	Not Supported-2002, 1 minute 2004
Purchase Order Acknowledgments from Supplier	10 minutes
Ship Notices from Supplier	10 minutes
Invoices from Supplier	30 minutes
Price Files from Novation Marketplace to User	1 hour
Price Files from Suppliers to Members	1 hour
All Outbound Fax Transactions (CDP)	1 hour - 2003
All Other Non-Fax Transactions	1 hour

2.3	Novation Marketplace User Capacity

Neoforma will ensure that the Novation Marketplace is capable of supporting a User capacity of (i) 100,000 total named Users with independent log-ins by December 31, 2000, with additional capability to scale to 250,000 named Users with independent log-ins afterwards if and when needed by Novation, and (ii) 5,000 Users accessing the Novation Marketplace simultaneously (with “simultaneously” being defined as within a one second time period). In connection with the development of the Implementation Plan, Neoforma and Novation shall develop a

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methodology to more accurately measure the Novation Marketplace’s User Capacity.

2.4	Novation Marketplace Content Capacity

Neoforma will ensure that the Novation Marketplace is capable of supporting (i) 2,000,000 separate line items, (ii) 100,000,000 separate pricing and packaging combinations and (iii) 3,000 separate contracts.

2.5	Total Transaction Capacity

Neoforma will ensure that the Novation Marketplace is capable of supporting the following number of total Transactions annually by the following dates:

Number of Annual Transactions Supported	by December 31 of
10,000,000	2000
20,000,000	2001
50,000,000	2002

2.6	Peak Time Transactions Capacity

Neoforma will ensure that the Novation Marketplace is capable of supporting the following number of “Peak Time Transactions” (defined as Transactions which utilize the Novation Marketplace in a high-traffic period measuring five minutes) by the following dates:

Number of Peak Time Transactions Supported	by December 31 of
1,000	2000
5,000	2001
15,000	2002

2.7	Network Connection Speed

Neoforma will ensure that the Novation Marketplace will provide (i) network connections at speeds of T3 or greater and (ii) backup internet connections at speeds of T1 or greater. Additionally, these data communication speeds will be reviewed, and the system will be upgraded to higher speeds as data communication technologies with desired specifications become cost effective.

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2.8	Development/Test/Production Environments

Parties agree to develop a process that provides for versioning and revision control in the production environment. Parties also agree that a testing environment will be accessible to Novation across the Internet for the purpose of pre-production approvals.

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Attachment 1

Definitions

“Monthly Fees” means the total of all Contract Transaction Fees and Non-Contract Transaction Fees collected by Neoforma during any calendar month.

“Service Level Credit” means the amount to be credited to Novation upon any failure to meet a particular Service Level, which, in the aggregate, shall be equal 20% of the Monthly Fees for the month in which Neoforma failed to meet such Service Level.

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Attachment 2

Service Level Establishment Process

Set forth below is the process by which Neoforma and Novation will develop Type II Service Levels during the Term.

1.	Establishment of Type II Service Levels

1.1	Identification. The PMO shall meet regularly to carry out Neoforma’s and Novation’s responsibilities described in this Service Level Specifications. Within the applicable timeframes, the PMO shall deliver a report to Neoforma and Novation that contains (i) a detailed description of the proposed Type II Service Level and how it will be measured, (ii) the purpose of the proposed Service Level, and (iii) a recommendation of an appropriate measurement period to measure such Service Level. None of the foregoing items may contravene the provisions of this Service Level Specifications.

1.2	Measurement. Within 30 days after mutual agreement of Neoforma and Novation to proceed to measure any of such proposed Service Levels, Neoforma shall commence the applicable measurement period relating to each proposed Service Level.

1.3	Implementation. Upon completion of the applicable measurement period, Neoforma and Novation will meet to consider the reports provided, the materials prepared by the PMO and the data collection results presented by Neoforma or Novation. Within 30 days of such first consideration, Neoforma and Novation shall implement such proposed Service Level. Neoforma shall begin reporting on such Service Level during the next succeeding measurement window.

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Attachment 3

Type I Service Levels Summary

MEASUREMENT	DEFINITION	BASE LEVEL SERVICE TARGET
Systems Up Time	Percent of time Novation Marketplace is available to all Users, excluding scheduled maintenance	99.5% (24 hours a day, 365 days a year)

Novation Marketplace User Capacity	Total number of named Users with independent log-ins which the Novation Marketplace can support	100,000 by December 31, 2000 (with capability to scale up to 250,000 afterwards if and when needed by Novation)

Simultaneous User Capacity	Number of Users accessing the Novation Marketplace simultaneously which the Novation Marketplace can support	5,000

Content Capacity	Amount of data which the Novation Marketplace can support	2,000,000 separate line items; 100,000,000 separate pricing and packaging combinations; 3,000 separate contracts

Total Transaction Capacity	Number of Transactions which the Novation Marketplace can support annually	10 million by December 31, 2000; 20 million by December 31, 2001; 50 million by December 31, 2002

Peak Time Transactions Capacity	Number of Transactions which the Novation Marketplace can support in a high-traffic period measuring 5 minutes	1,000 by December 31, 2000; 5,000 by December 31, 2001; 15,000 by December 31, 2002

Transaction Throughput Requirements	Maximum time within the Novation Marketplace for various types of Transactions	PO’s from User Change PO’s PO Acknow. Ship Notices from Supp. Invoices from Supplier Price Files, Ex. to User Price Files, Supplier to User Outbound Fax Trans. Other Non-Fax Trans.	2 min, 1 min in 2004 1 minute in 2004 10 minutes 10 minutes 30 minutes 1 hour 1 hour 1 hour 1 hour

Network Connection Speed	Novation Marketplace connection speed minimum requirements	T3 for network connections; T1 for backup internet connections

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